UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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FuboTV Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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FUBOTV INC.

2026
NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

LETTER TO OUR STOCKHOLDERS

June [ ], 2026
DEAR FELLOW STOCKHOLDERS:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of FuboTV Inc. at 12:00 p.m. Eastern Time on Tuesday, July 28, 2026, via live webcast.
The 2026 Annual Meeting of Stockholders will be a virtual meeting. We believe the virtual meeting technology provides expanded stockholder access while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 11:45 a.m. Eastern Time. Please note that there is no in-person annual meeting for you to attend.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.
IMPORTANT INFORMATION FOR HOLDERS OF COMMON STOCK:
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. You may also vote your shares online during the Annual Meeting even if you have previously submitted your proxy. Instructions on how to vote while participating in the meeting live via the Internet are provided in the accompanying proxy statement and posted at www.virtualshareholdermeeting.com/FUBO2026.
YOUR VOTE IS IMPORTANT
Thank you for your support.

Sincerely,

David Gandler
Chief Executive Officer

NOTICE OF OUR ANNUAL MEETING OF STOCKHOLDERS
TIME, DATE AND PLACE:
The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of FuboTV Inc., a Delaware corporation (the “Company” or “Fubo”), will be held on Tuesday, July 28, 2026, at 12:00 p.m. Eastern Time, via live webcast, for the following purposes:

MEETING AGENDA		BOARD RECOMMENDATION

PROPOSAL 1:
To elect David Gandler, Andy Bird, Ignacio Figueras, Jonathan Headley, Daniel Leff, Jim Lygopoulos, Debra OConnell, Cathleen Taff and Justin Warbrooke as directors to serve until the 2027 Annual Meeting of Stockholders
FOR EACH NOMINEE

PROPOSAL 2:	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026	FOR

PROPOSAL 3:	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers	FOR

PROPOSAL 4:	To approve, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) votes on the compensation of our named executive officers	EVERY ONE YEAR
PROPOSAL 5:	To approve an amendment to the Company’s 2020 Equity Incentive Plan to, among other things, increase the number of shares of Common Stock available for issuance	FOR

PROPOSAL 6:	To approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to remove additional voting requirements for removal of directors designated by Hulu, LLC (“Hulu Designees”)	FOR
We will also transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
RECORD DATE & PROXY VOTING:
Holders of record of our Class A common stock, $0.0001 par value (“Class A Common Stock”), and Class B common stock, $0.0001 par value (“Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”), at the close of business on June 2, 2026 are entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder (i) for a period of ten days prior to the Annual Meeting for any purpose germane to the meeting by sending an email to 2026annualmeeting@fubo.tv, stating the purpose of the request and providing proof of ownership of Company stock, and (ii) during the Annual Meeting, via the Internet at www.virtualshareholdermeeting.com/FUBO2026. The Annual Meeting may be continued, postponed or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the materials that follow. If you received a copy of the proxy card by mail, you may alternatively sign, date and mail the proxy card in the accompanying return envelope. We encourage stockholders to submit their proxy via telephone or online. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors,
Gina DiGioia
Chief Legal Officer and Corporate Secretary
New York, New York
June [ ], 2026

BASIS OF PRESENTATION
As used in this Proxy Statement, unless expressly indicated or the context otherwise requires:
•“FuboTV Inc.,” “Fubo,” “we,” “us,” “our,” “the Company,” and similar references refer (i) prior to the consummation of the Conversion and business combination (each as defined below), to fuboTV Inc., a Florida corporation, and its consolidated subsidiaries, and (ii) after the consummation of the Conversion and business combination, to FuboTV Inc., a Delaware corporation, and its consolidated subsidiaries.
•"business combination" or “combination” refers to the transactions contemplated by the Business Combination Agreement pursuant to which (i) Hulu (x) contributed certain assets (the “HL Business Assets”) related to the business of negotiating and administering carriage agreements and similar contracts relating to and for the purpose of the retransmission, distribution, carriage, display or broadcast of any programming service, channel or network on the Hulu Live Service (the “Hulu Live Business”) to Hulu Live, (y) caused Hulu Live to assume only the HL Business Liabilities (as defined in the Business Combination Agreement) and (z) contributed the HL Business and the HL Business Assets to a newly formed entity, Newco, by transferring all of its right, title and interest in, to and under 100% of the equity interests of HL to Newco, (ii) the Company underwent an umbrella partnership C corporation reorganization (the “Up-C Reorganization”) and contributed 100% of the equity interests in a newly formed, wholly-owned subsidiary, Fubo OpCo, to which the Company had previously contributed the Company's business prior to the Closing Date, to Newco in exchange for units in Newco (“Newco Units”), resulting in Hulu holding a number of Newco Units representing, in the aggregate, a 70% economic interest (calculated on a fully-diluted basis) in Newco and the Company holding a number of Newco Units representing, in the aggregate, a 30% economic interest (calculated on a fully-diluted basis) in Newco, and (iii) the Company issued to Hulu shares of Class B Common Stock representing, in the aggregate, a 70% voting interest in the Company (calculated on a fully-diluted basis).
•"Business Combination Agreement" refers to the business combination agreement, dated as of January 6, 2025, by and among the Company, Disney and Hulu.
•"Closing Date" refers to October 29, 2025.
•"Conversion" refers to the conversion of the Company from a Florida corporation to a Delaware corporation pursuant to a plan of conversion that occurred on the Closing Date.
•"Disney" refers to The Walt Disney Company, a Delaware corporation.
•"Fubo OpCo" refers to Fubo Services LLC, a Delaware limited liability company and wholly-owned direct subsidiary of Newco.
•"Hulu" refers to Hulu, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of Disney.
•"Hulu Live" refers to Hulu Live LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Newco.
•“Hulu Live Business” refers to the Hulu + Live TV business which consists of certain assets related to the business of negotiating and administering carriage agreements and similar contracts relating to and for the purpose of the retransmission, distribution, carriage, display or broadcast of any programming service, channel or network on the Hulu Live Service.
•"Hulu Live Service" refers to Hulu’s linear multi-channel subscription video programming distribution service component of the offering known as “Hulu + Live TV."

•"Newco" refers to Fubo Operations LLC, a Delaware limited liability company.
Effective as of the Closing Date, the Company changed its fiscal year-end from December 31 to September 30, with the Company’s first full fiscal year following the Closing Date to end on September 30, 2026. Prior to the Closing Date, the fiscal year of the Hulu Live Business, the accounting acquirer in the business combination, ended on the Saturday closest to September 30. Except as otherwise indicated, references in this Proxy Statement to “fiscal 2025” refer to the twelve months ended September 27, 2025. For purposes of the compensation-related disclosures in this Proxy Statement, “2025 Transition Period” refers to the period from January 1, 2025 through September 27, 2025.

On March 23, 2026, the Company effected a 1-for-12 reverse stock split of its Class A Common Stock and Class B Common Stock outstanding (the "Reverse Stock Split"). As a result of the Reverse Stock Split, every 12 shares of the Company’s Class A Common Stock and Class B Common Stock issued and outstanding were automatically reclassified into one new share of Class A Common Stock or Class B Common Stock, respectively. Proportionate adjustments were made to the exercise or conversion prices and the number of shares underlying the Company’s outstanding equity awards and convertible notes, as applicable, as well as to the number of shares issuable under the Company’s equity incentive plans. All historical share amounts, including shares underlying outstanding equity awards and related exercise and conversion prices, have been retroactively adjusted throughout this Proxy Statement to reflect the Reverse Stock Split as if the Reverse Stock Split occurred as of the earliest period presented.
FORWARD-LOOKING STATEMENTS
This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements, which are subject to a number of risks, uncertainties, and assumptions, generally relate to future events or our future financial or operating performance. In some cases, you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “target,” “project,” “contemplate,” or the negative version of these words and other comparable terminology that concern our expectations, strategy, plans, intentions, or projections. Forward-looking statements contained in this Proxy Statement include, but are not limited to, statements regarding our anticipated financial performance, including our expectations with respect to profitability, our corporate governance practices, our executive and director compensation program, our equity plan usage, the benefits of our business combination with Hulu + Live TV, including expected synergies and advantages for consumers, and future content offerings.
We have based the forward-looking statements contained in this Proxy Statement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the Securities and Exchange Commission (“SEC”) on May 6, 2026 (the “Quarterly Report”), the “Supplemental Business Information” and “Supplemental Hulu Live MD&A” included in our Current Report on Form 8-K/A filed with the SEC on December 23, 2025 (the "HL Business Closing 8-K") and subsequent filings with the SEC. These risks are not exhaustive. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this Proxy Statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements and you should not place undue reliance on our forward-looking statements.
In addition, forward-looking statements are based upon information available to us as of the date of this Proxy Statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.
The forward-looking statements made in this Proxy Statement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Proxy Statement to reflect events or circumstances after the date of this Proxy Statement or to reflect new information or the occurrence of unanticipated events, except as required by law.

Page
PROXY STATEMENT SUMMARY	1
PROXY STATEMENT	5
ATTENDING THE ANNUAL MEETING	5
PROPOSALS	5
RECOMMENDATIONS OF THE BOARD	6
INFORMATION ABOUT THIS PROXY STATEMENT	6
QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS	8
PROPOSALS TO BE VOTED ON	14
PROPOSAL 1: ELECTION OF DIRECTORS	14
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	21
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	21
PROPOSAL 3: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)	23
PROPOSAL 4: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	24
PROPOSAL 5: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2020 EQUITY INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE	25
PROPOSAL 6: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REMOVE ADDITIONAL VOTING REQUIREMENTS FOR REMOVAL OF HULU DESIGNEES	38
EXECUTIVE OFFICERS	40
CORPORATE GOVERNANCE	40
GENERAL	40
CORPORATE GOVERNANCE HIGHLIGHTS	41
BOARD COMPOSITION	41
STRUCTURE OF OUR BOARD	41
CONTROLLED COMPANY EXEMPTION	42
DIRECTOR INDEPENDENCE	42
DIRECTOR CANDIDATES	43
BOARD OF DIRECTORS AND COMMITTEE SELF-EVALUATIONS	43
COMMUNICATIONS FROM INTERESTED PARTIES	44
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT	44
CODE OF ETHICS	45
ANTI-HEDGING POLICY	45
ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS	45
EXECUTIVE SESSIONS	45
COMMITTEES OF THE BOARD	46
EXECUTIVE COMPENSATION	51
COMPENSATION DISCUSSION AND ANALYSIS	51
COMPENSATION TABLES	69
DIRECTOR COMPENSATION	90
EQUITY COMPENSATION PLAN INFORMATION	92
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	93
2026 Proxy Statement i

2026 Proxy Statement ii

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. As it is only a summary, you should read the entire Proxy Statement carefully before voting. This Proxy Statement and the Company’s Annual Report for fiscal 2025 (the “2025 Annual Report”) will be released on or about June [ ], 2026 to our stockholders on the Record Date.

MEETING INFORMATION

Your vote is important. Please submit your proxy as soon as possible (see “How Do I Vote?” on page 10 for voting instructions).

MEETING DATE	RECORD DATE	MEETING TIME	VIRTUAL MEETING ONLY
Tuesday, July 28, 2026	June 2, 2026	12:00 p.m. Eastern Time
www.virtualshareholdermeeting.com/FUBO2026 using your 16-digit control number included in your Notice of Internet Availability of Proxy Materials on your proxy card or on the instructions that accompanied your proxy materials.

VOTING METHODS

You may vote in advance of the virtual meeting using one of these voting methods:

VIA THE INTERNET	CALL TOLL FREE	MAIL SIGNED PROXY CARD
www.proxyvote.com	Follow instructions shown on your proxy card	If you received paper materials, mail to: Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717

MEETING AGENDA		BOARD RECOMMENDATION

PROPOSAL 1:
To elect David Gandler, Andy Bird, Ignacio Figueras, Jonathan Headley, Daniel Leff, Jim Lygopoulos, Debra OConnell, Cathleen Taff and Justin Warbrooke as directors to serve until the 2027 Annual Meeting of Stockholders
FOR EACH NOMINEE

PROPOSAL 2:	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026.	FOR

PROPOSAL 3:	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers	FOR

PROPOSAL 4:	To approve, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) votes on the compensation of our named executive officers	EVERY ONE YEAR
PROPOSAL 5:	To approve an amendment to the Company’s 2020 Equity Incentive Plan to, among other things, increase the number of shares of Common Stock available for issuance	FOR

PROPOSAL 6:	To approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to remove additional voting requirements for removal of directors designated by Hulu, LLC (“Hulu Designees”)	FOR
2026 Proxy Statement 1

COMPANY OVERVIEW
2025 represented a year of transformation and a significant milestone in our corporate history. At the start of the year in January, we announced a definitive agreement with Disney to combine the Fubo and Hulu + Live TV businesses, creating a scaled live TV streaming company centered on consumer choice, flexible programming packages and cutting-edge user experiences. In October 2025, we successfully completed this combination, creating the sixth largest Pay TV company in the United States, with approximately 6 million subscribers across North America as of the Closing Date. The combined business offers an expansive content portfolio, including more than 55,000 live sporting events, alongside a broad range of entertainment programming, with Fubo and Hulu + Live TV continuing to operate as distinct consumer brands. Effective as of the Closing Date, we also changed our fiscal year-end from December 31 to September 30, with the Company’s first full fiscal year following the Closing Date to end on September 30, 2026.
Following the transaction, Disney holds an approximately 70% ownership interest in the Company. Fubo’s existing management team, led by Co-founder and CEO David Gandler, continues to lead the combined operations. In addition, a newly constituted board of directors with significant operational experience across finance, media, entertainment and sports in global markets has been formed to guide the strategic vision of the Company.

GOVERNANCE HIGHLIGHTS
Our Board of Directors is committed to building long-term stockholder value and maintaining sound corporate governance practices. We highlight some of our corporate governance practices below, as discussed further in this Proxy Statement.

BOARD OF DIRECTORS	GOVERNANCE POLICIES & PRACTICES

•Number of directors: 9
•100% independent audit committee
•All directors attended at least 75% of Board and committee meetings in fiscal 2025 during the period in which he or she served as a director
•Independent directors hold executive sessions at least once a year

•Annual director elections
•Annual Board self-evaluations
•Active stockholder engagement program
•Corporate Governance Guidelines formalize policy of considering a mix of backgrounds and experiences in selecting director nominees
•All employees, officers and directors must adhere to a Code of Business Conduct and Ethics

2025 TRANSITION PERIOD COMPENSATION HIGHLIGHTS

We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests. For more detailed information, please see the discussion under “Compensation Discussion and Analysis—Our Executive Compensation Best Practices.”
2026 Proxy Statement 3

WHAT WE DO . . .	WHAT WE DON’T DO . . .
✓Pay for Performance
✓Significant Portion of Compensation is At-Risk
✓Independent Compensation Consultant
✓Annual Review of Compensation
✓Annual Compensation Risk Assessment
✓Multi-Year Vesting Requirements
✓Double-Trigger Vesting
✓Annual Say-on-Pay Vote
✓Active Stockholder Engagement Program
✓Competitive Peer Group
XNo Hedging/Pledging of Company Stock XNo Excessive Perquisites XNo Stock Option Repricing under Restated Plan XNo Defined Benefit Pension Plans or Any Nonqualified Deferred Compensation Plans

STOCKHOLDER ENGAGEMENT
Fubo’s Board, Compensation Committee and management value feedback provided by our stockholders, including feedback related to our executive compensation programs and practices. We engage with our stockholders on various matters, including business performance and strategy, corporate governance and executive compensation practices, human capital management, and environmental and social matters. Our cross-functional team that participates in these discussions to address investors’ specific focus areas generally includes members of our Investor Relations, Finance, Human Resources and Legal departments, as well as our executive leadership and members of our Board. For more detailed information, please see the discussion under “Compensation Discussion and Analysis— Response to 2025 Say-on-Pay Vote and Stockholder Engagement.”

2026 Proxy Statement 4

PROXY STATEMENT
FUBOTV INC.
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or “Board”) of FuboTV Inc. (the “Company” or “Fubo”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, July 28, 2026 (the “Annual Meeting”), at 12:00 p.m. Eastern Time, via live webcast, and at any postponement or adjournment of the Annual Meeting.
Holders of record of shares of our Class A common stock, $0.0001 par value (“Class A Common Stock”), and Class B common stock, $0.0001 par value (“Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”), at the close of business on June 2, 2026 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment of the Annual Meeting. As of the Record Date, there were 29,443,758 shares of Class A Common Stock and 78,992,518 shares of Class B Common Stock, all of which are held by Disney, issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
This Proxy Statement and the Company’s Annual Report for the fiscal year ended September 27, 2025 (the “2025 Annual Report”) will be released on or about June [ ], 2026 to our stockholders on the Record Date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JULY 28, 2026:
This Proxy Statement and our 2025 Annual Report to Stockholders are available at
http://www.proxyvote.com/.
ATTENDING THE ANNUAL MEETING
The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FUBO2026.
PROPOSALS
At the Annual Meeting, our stockholders will be asked:
1.To elect David Gandler, Andy Bird, Ignacio Figueras, Jonathan Headley, Daniel Leff, Jim Lygopoulos, Debra OConnell, Cathleen Taff and Justin Warbrooke as directors to serve until the 2027 Annual Meeting of Stockholders;
2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026;
3.To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.To approve, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) votes on the compensation of our named executive officers;
2026 Proxy Statement 5

5.To approve an amendment to the Company’s 2020 Equity Incentive Plan to, among other things, increase the number of shares of Common Stock available for issuance; and

6.To approve an amendment to the Company’s Certificate of Incorporation to remove additional voting requirements for removal of Hulu Designees.
We will also transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting. We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
RECOMMENDATIONS OF THE BOARD
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or the Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
1.FOR the election of David Gandler, Andy Bird, Ignacio Figueras, Jonathan Headley, Daniel Leff, Jim Lygopoulos, Debra OConnell, Cathleen Taff and Justin Warbrooke as directors;
2.FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026;
3.FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers;
4.EVERY ONE YEAR with respect to the advisory (non-binding) vote on the frequency of future advisory (non-binding) votes on the compensation of our named executive officers;
5.FOR the approval of an amendment to the Company’s 2020 Equity Incentive Plan to, among other things, increase the number of shares of Common Stock available for issuance; and

6.FOR the approval of an amendment to the Company’s Certificate of Incorporation to remove additional voting requirements for removal of Hulu Designees.
INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this Proxy Statement. You are viewing or have received these proxy materials because Fubo’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Fubo is making this Proxy Statement and its 2025 Annual Report available to its stockholders electronically via the Internet. On or about June [ ], 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2025 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request one. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and 2025 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
2026 Proxy Statement 6

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. We have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and you each receive a separate set of proxy materials but wish to receive only one set of proxy materials for your household, please contact Broadridge at the above phone number or address.

2026 Proxy Statement 7

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting is June 2, 2026. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 29,443,758 shares of Class A Common Stock and 78,992,518 shares of Class B Common Stock, all of which are held by Disney, issued and outstanding and entitled to vote at the Annual Meeting.
WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live webcast or by proxy, of a majority of the outstanding shares entitled to vote on the Record Date will constitute a quorum.
WHO CAN ATTEND AND VOTE AT THE ANNUAL MEETING?
In order to allow greater attendance and participation, the Annual Meeting will be held entirely online. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/FUBO2026. You will also be able to vote your shares electronically at the Annual Meeting.
To participate and vote at the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 12:00 p.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging in to your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote or ask questions.
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WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.
WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?”.
WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the scheduled time of the Annual Meeting, then either the person presiding over the meeting or the holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn the Annual Meeting.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of
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proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
HOW DO I VOTE?
STOCKHOLDERS OF RECORD
We recommend that stockholders vote by proxy even if they plan to participate in the online Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•by Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone — You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•by Mail — You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on July 27, 2026. Stockholders of record may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/FUBO2026 and entering the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 12:00 p.m., Eastern Time on July 28, 2026.
BENEFICIAL OWNERS
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/FUBO2026 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the stockholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.
CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.
If you are a registered stockholder, you may revoke your proxy or change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Corporate Secretary of Fubo prior to the Annual Meeting; or
•by attending and voting during the Annual Meeting live webcast.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote at the Annual Meeting.
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If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote at the Annual Meeting by following the procedures described above.
WHO WILL COUNT THE VOTES?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.
WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 1 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.
WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
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HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL VOTES WITHHELD, ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

PROPOSAL	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the nine nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect.
Proposal 4: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast. If no frequency receives the foregoing vote, we will consider the frequency (one year, two years or three years) that receives the highest number of votes cast to be the frequency recommended by stockholders.	Abstentions and broker non-votes will have no effect.
Proposal 5: Approval of an Amendment to the Company’s 2020 Equity Incentive Plan to, Among Other Things, Increase the Number of Shares of Common Stock Available for Issuance	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect.
Proposal 6: Approval of an Amendment to the Company’s Certificate of Incorporation to remove additional voting requirements for removal of Hulu Designees	The affirmative vote of a majority of the outstanding stock entitled to vote on such matter.	Abstentions and broker non-votes will have the effect of votes against this proposal.
WHAT IS A VOTE WITHHELD AND AN ABSTENTION AND DO THEY COUNT FOR DETERMINING A QUORUM?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of each other proposal before the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.
WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. On the other hand, each
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other proposal to be voted on at the Annual Meeting is a non-routine matter and, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes count for purposes of determining whether a quorum is present.
WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

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PROPOSALS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS
We currently have nine directors on our Board: David Gandler, Andy Bird, Ignacio Figueras, Jonathan Headley, Daniel Leff, Jim Lygopoulos, Debra OConnell, Cathleen Taff and Justin Warbrooke. At the Annual Meeting, all nine directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, resignation or removal.
Pursuant to our Certificate of Incorporation, our Board is required to be composed of (i) five directors designated by Hulu (the “Hulu Affiliated Designees”), (ii) one independent director designated by Hulu (together with the Hulu Affiliated Designees, the “Hulu Designees”), (iii) two additional independent directors (the “Unaffiliated Independent Designees”), initially designated by the Company, and (iv) Fubo’s chief executive officer. Andy Bird, Jonathan Headley, Jim Lygopoulos, Debra OConnell, Cathleen Taff and Justin Warbrooke have been designated as Hulu Designees, and Daniel Leff and Ignacio Figueras have been designated as Unaffiliated Independent Designees. See “Corporate Governance—Structure of our Board” for more information on applicable director designation rights.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as directors the persons whose names and biographies appear below. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated in accordance with our Certificate of Incorporation. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends you vote FOR the election of the below director nominees.
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DIRECTOR NOMINEES (SUBSEQUENT TERMS TO EXPIRE AT THE 2027 ANNUAL MEETING)
The nominees for election to the Board of Directors, including their principal occupations, business experience and other biographical information, are as follows:

DAVID GANDLER

CEO and Director since: April 2020 (after previously serving as CEO and Director of FuboTV Sub since April 2014). Age: 50
Biography: David Gandler has served as our Chief Executive Officer and a member of our Board of Directors since April 2020. He previously served as President and Chief Executive Officer of fuboTV Media Inc. (“FuboTV Sub”) and as a member of FuboTV Sub’s board of directors from March 2014 to April 2020. Prior to co-founding FuboTV Sub, Mr. Gandler served as Vice President, Ad Sales at DramaFever, a video streaming service acquired in 2016 by Warner Bros. Entertainment Inc., from 2013 to 2014. Prior to 2013, Mr. Gandler held positions at Scripps Networks Interactive, Inc., Time Warner Cable and Telemundo, a division of NBCUniversal Media, LLC. Mr. Gandler is currently a co-owner and member of the board of directors of GSG-LOFC Limited, parent company of the Leyton Orient Football Club. From 2022 to 2024, he was a co-owner of and served on the board of directors of Paris Football Club. From March 2021 to September 2023, Mr. Gandler served on the board of directors of Waverley Capital Acquisition Corp. 1 (NYSE: WAVC), a special purpose acquisition company. Mr. Gandler also currently serves on the board of directors of Bare Knuckle Fighting Championship, Inc. and Newsmax Inc. (NYSE: NMAX). Mr. Gandler received his bachelor’s degree in Economics from Boston University.
Qualifications: We believe Mr. Gandler is qualified to serve on our Board based on his considerable experience in the digital media industry as well as the operational insight and expertise he has accumulated as our Chief Executive Officer since our inception.

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ANDY BIRD

Director since: October 2025 Age: 62 Committee Membership: Audit (Financial Expert)
Biography: Andy Bird has served as Chairman of our Board of Directors since October 2025. Mr. Bird is a member of the board of directors of Phoenix Education Partners (NYSE: PXED), the parent company of The University of Phoenix, where he serves as chair of the Nominating and Corporate Governance Committee. Mr. Bird served as the Chief Executive Officer of Pearson plc (NYSE: PSO) from 2020 to 2024, where he led the transformation of the business into the digital and AI age. Prior to his appointment as chief executive officer, Mr. Bird was a member of Pearson’s board of directors. Before joining Pearson, Mr. Bird served as President, and later Chairman, of Walt Disney International (a former division of The Walt Disney Company) from 2004 to 2018. Prior to Disney, Mr. Bird worked at Time Warner for nearly a decade as Senior Vice President and General Manager of Turner Entertainment Networks, and later as President of TBS International, where he oversaw the launch and growth of Turner’s entertainment brands, including Cartoon Network, TNT and TCM, as well as the distribution and sales for CNN International. He spent the early part of his career in a variety of roles at Piccadilly Radio, Virgin Broadcasting Company, BSB Music Channel, Big & Good Productions and Unique Broadcasting. Mr. Bird has also served as an advisor to the United Kingdom’s Government Department of Business & Trade. In recognition of his services to media and entertainment in the United Kingdom, Mr. Bird was appointed Commander of the Most Excellent Order of the British Empire in the 2012 Queen’s Birthday Honours.

Qualifications: We believe Mr. Bird is qualified to serve on our Board based on his senior leadership and board experience at various public and global companies, his expertise in business strategy, leadership and international operations, and his insight into the media, entertainment and technology industries.

IGNACIO “NACHO” FIGUERAS

Director since: August 2020 Age: 49 Committee Membership: Nominating and Corporate Governance
Biography: Ignacio “Nacho” Figueras has served on our Board of Directors since August 2020. Mr. Figueras is an award-winning Argentinian polo player, an entrepreneur, television personality, spokesperson, investor and philanthropist. Since 2004, Mr. Figueras has been the captain and co-owner of the Black Watch polo team and, since 2004, has been the owner of Cria Yatay, a successful global horse breeding operation based in Argentina. In addition to his polo career, in collaboration with Flavors & Fragrances, Mr. Figueras has developed a luxury fragrance line, The Ignacio Figueras Collection. Further, in 2013, Mr. Figueras and Estudio Ramos co-founded the Figueras Design Group, a global design consultancy headquartered in Buenos Aires with offices in New York and Chicago. Mr. Figueras is also a co-owner of and investor in the Florida Goats, a Pro Padel League team, and a co-owner of the Polo Room Restaurant in Florida. From 2000 to 2019, Mr. Figueras served as a spokesperson for Ralph Lauren and Ralph Lauren fragrances.
Qualifications: We believe Mr. Figueras is qualified to serve on our Board based on the valuable insight into the sports industry he brings from his first-hand experience as a world-class athlete in the United States and globally, and the continuity and familiarity with the Company’s business provided by his service on the Board before the business combination.

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JONATHAN HEADLEY

Director since: October 2025 Age: 58 Committee Membership: Audit (Chair and Financial Expert)
Biography: Jon Headley has served on our Board of Directors since October 2025. Mr. Headley was Senior Vice President, Treasurer, and later Corporate Real Estate, of The Walt Disney Company from 2015 to 2020. Mr. Headley previously served from 2004 to 2015 as Senior Vice President of Corporate Finance and Assistant Treasurer of Disney. Earlier in his Disney tenure, he served as Treasurer of Hong Kong Disneyland during the park’s development and in various roles in Disney’s corporate finance group. Mr. Headley served on the board of Chandler School, a K-8 Pasadena private school, from 2011 to 2019. Prior to joining Disney, Mr. Headley was an analyst at Goldman Sachs & Co. and a research associate at Harvard University.
Qualifications: We believe Mr. Headley is qualified to serve on our Board based on a variety of factors, including his financial expertise and extensive experience in the entertainment and media industries.

DANIEL LEFF

Director since: July 2020 (after previously serving as a Director of FuboTV Sub since May 2015). Age: 57 Committee Membership: Audit (Financial Expert) and Compensation
Biography: Dr. Daniel Leff has served on our Board of Directors since July 2020 and has served as our Lead Independent Director since October 2025. Dr. Leff is Co-Founder and Managing Partner of Waverley Capital, a media-focused venture capital fund. Dr. Leff also serves as a Managing Partner of Luminari Capital, a media-focused venture capital fund that he founded in 2013. Prior to co-founding Waverley Capital and founding Luminari Capital, Dr. Leff was a Partner with Globespan Capital Partners. Earlier in his career, Dr. Leff worked for Sevin Rosen Funds, Redpoint Ventures and held engineering, marketing and strategic investment positions with Intel Corporation. From March 2021 to September 2023, Dr. Leff served as Chief Executive Officer and director of Waverley Capital Acquisition Corp. 1, a special purpose acquisition company. Dr. Leff served on the board of directors of FuboTV Sub, from May 2015 to April 2020, Roku, Inc. (NASDAQ: ROKU), a publicly-traded media streaming company, from August 2011 to May 2018, and the Professional Fighters League (PFL), a private media company, from May 2022 to January 2026. Previously, Dr. Leff served on the board of directors of Wondery (sold to Amazon), a podcast network, from June 2019 to February 2021. Dr. Leff has also been an investor and/or director in various other media companies, including 1Mainstream (sold to Cisco), Art19 (sold to Amazon), Elemental Technologies (sold to Amazon), Endel, Headspace, Matterport (sold to CoStar), MikMak, MOVL (sold to Samsung), PlutoTV (sold to ViacomCBS), TheAthletic (sold to the NY Times) and Weekend. Dr. Leff received his bachelor’s degree in Chemistry from The University of California, Berkeley, his Ph.D. in Physical Chemistry from the University of California, Los Angeles (“UCLA”) and his Master of Business Administration from The UCLA Anderson Graduate School of Management, where he was an Anderson Venture Fellow and where he currently serves on the Board of Advisors. Dr. Leff also serves on the Board of Directors of the UCLA Center for Media, Entertainment, and Sports.
Qualifications: We believe Dr. Leff is qualified to serve on our Board based on his decades of experience in investing and serving on the boards of both private and publicly-traded media companies, his insight into business strategy, leadership, and marketing in the industry, and the continuity and familiarity with the Company’s business provided by his service on the Board before the business combination.

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JIM LYGOPOULOS

Director since: October 2025 Age: 50 Committee Membership: Compensation (Chair)
Biography: Jim Lygopoulos has served on our Board since October 2025. Mr. Lygopoulos is Executive Vice President, People & Culture at The Walt Disney Company. In this role, Mr. Lygopoulos oversees people and culture strategy, talent acquisition, employee relations, rewards, leadership development, opportunity and inclusion, organization and talent solutions, and HR operations for Corporate, Direct-to-Consumer and International for Disney. Mr. Lygopoulos has held various senior HR positions for Disney Entertainment and Disney’s Asia Pacific region, including as Senior Vice President of Corporate Human Resources for Disney and General Manager of its Taiwan division, where he oversaw strategy and expansion of existing business divisions in Taiwan. Prior to that, Mr. Lygopoulos served as Vice President of Human Resources for Disney’s Asia Pacific region, where he led the development of human resources strategies for all HR teams in Asia Pacific. Mr. Lygopoulos has served on the board of Westridge School since 2022.
Qualifications: We believe Mr. Lygopoulos is qualified to serve on our Board based on his significant leadership and global operations experience, including his insight into human capital management, compensation and rewards, and talent strategy, as well as his media and entertainment industry experience.

DEBRA OCONNELL

Director since: October 2025 Age: 53 Committee Membership: Nominating and Corporate Governance
Biography: Debra OConnell has served on our Board of Directors since October 2025. Ms. OConnell is Chairman of Disney Entertainment - Television (a division of The Walt Disney Company). Ms. OConnell oversees the company’s portfolio of iconic television brands, including ABC Entertainment, ABC News, ABC Owned Television Stations, Disney Branded Television, Hulu Originals, National Geographic Content and the creative strategy for 20th Television and 20th Television Animation. Ms. OConnell also has operational leadership, including P&L oversight of Disney’s multi-platform linear entertainment networks in the US, Europe, the Middle East, and Africa. Ms. OConnell has served in numerous roles over the course of 28 years at The Walt Disney Company, including President of ABC News Group and Disney Entertainment Networks, President of Networks for Disney Media & Entertainment Distribution, President and General Manager of WABC in New York City and Executive Vice President of Sales & Marketing for the Disney-ABC Television Group. Ms. OConnell sits on the boards of A&E Networks, National Geographic Partners, the Alliance for Women in Media, an organization that connects women across the media industry, and formerly sat on the board of Hulu. She is also an ex-officio member of the board and former chair of the International Radio & Television Society, a charitable organization designed to build future leaders in the media industry and of TVB, a not-for-profit trade association representing the U.S. local broadcast television industry.

Qualifications: We believe Ms. OConnell is qualified to serve on our Board based on her extensive media and entertainment industry experience, which provides her with particular insight into leadership, marketing, content strategy and international operations, as well as her public and private company board experience.

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CATHLEEN TAFF

Director since: October 2025 Age: 57 Committee Membership: Compensation
Biography: Cathleen Taff has served on our Board of Directors since October 2025. Ms. Taff is President of Production Services, Franchise Management & Theatrical Distribution for Walt Disney Studios (a division of The Walt Disney Company). Ms. Taff leads global theatrical distribution, production services, and franchise management for The Walt Disney Studios, which is home to a collection of world-renowned entertainment studios, including Disney, Walt Disney Animation Studios, Pixar Animation Studios, Marvel Studios, Lucasfilm, 20th Century Studios and Searchlight Pictures. She also oversees Disney Theatrical Group, a producer of popular stage shows on Broadway and around the world, and Disney Music Group, which comprises Disney’s recorded music, music publishing and live concert businesses. Ms. Taff has held many senior executive roles during her 32-year tenure at Disney, including President of Distribution, Franchise Management and Business & Audience Insights, Executive Vice President of Theatrical Distribution and Head of Integrated Planning and Franchise Management for Walt Disney Studios. She spent the early part of her Disney career as Disney Music Group’s Senior Vice President and General Manager and as Senior Vice President and Controller of Walt Disney Studios. Prior to her career at Disney, Ms. Taff worked in public accounting for Deloitte & Touche. Ms. Taff serves on the board of the Motion Picture Association and previously served on the UCSB Economics Advisory Board. Ms. Taff is a Certified Public Accountant in California.
Qualifications: We believe Ms. Taff is qualified to serve on our Board based on a variety of factors, including her extensive senior leadership experience in the entertainment industry, her insight into global operations and business strategy, and her financial and accounting background.

JUSTIN WARBROOKE

Director since: October 2025 Age: 49 Committee Membership: Nominating and Corporate Governance (Chair)
Biography: Justin Warbrooke has served on our Board of Directors since October 2025. Mr. Warbrooke currently serves as Executive Vice President, Head of Corporate Development & Corporate Planning at The Walt Disney Company. In this role, Mr. Warbrooke is responsible for leading M&A strategy and execution including acquisitions, divestitures, and joint ventures while optimizing Disney’s portfolio of equity interests, including through the Disney Accelerator. Mr. Warbrooke also oversees Corporate Planning for the company, including annual operating and long-term financial planning, forecasting, and performance management. During his 20 years with Disney, Mr. Warbrooke has helped lead some of the most critical M&A for the company, including the acquisitions of Marvel, Hulu, 21st Century Fox, and BAMTech, as well as Disney’s joint venture with Reliance in India, the business combination of Fubo with Hulu Live, and ESPN’s acquisition of NFL Network. Mr. Warbrooke previously served as Executive Vice President and Chief Financial Officer of Disney’s DTC and International business, where he provided financial leadership for the team that launched and grew Disney+ and ESPN+, and integrated and managed Hulu. Prior to Disney, Mr. Warbrooke served as an Engagement Manager at L.E.K. Consulting LLC in the Global Media and Entertainment practice. Mr. Warbrooke received his Bachelor of Commerce degree with Honors from Auckland University.

Qualifications: We believe Mr. Warbrooke is qualified to serve on our Board based on a variety of factors, including his extensive operating and leadership experience in the media and entertainment industries, as well as his expertise in corporate development, mergers and acquisitions, and direct-to-consumer streaming.

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending September 30, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of the appointment of PwC is not required, we value the opinions of our stockholders and believe that stockholder ratification of the Audit Committee’s appointment of PwC is a good corporate governance practice.
As previously disclosed, prior to the closing of the business combination and the Company’s adoption of its current fiscal year, due to specific auditor independence implications under the rules of the SEC that would have resulted upon the consummation of the business combination, the Audit Committee (i) dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm and (ii) appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025, in each case effective on May 20, 2025 (the “Effective Date”). KPMG served as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2024.
The audit reports of KPMG on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2023 and 2024, and in the subsequent interim period through the Effective Date, there were no: (1) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in connection with their opinions for such years, or (2) “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).
The Company provided KPMG with a copy of the disclosures contained in the Current Report on Form 8-K filed by the Company with the SEC on May 27, 2025 (the “Form 8-K”) and requested that KPMG furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements contained therein. A copy of KPMG’s letter, dated May 27, 2025, in which it confirmed that it did not disagree with the statements in the Form 8-K, was filed as Exhibit 16.1 to the Form 8-K.
During the fiscal years ended December 31, 2023 and 2024, and the subsequent interim period through the Effective Date, neither the Company nor anyone on its behalf consulted PwC with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
Neither PwC nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PwC is expected to attend the Annual Meeting via live webcast, to have an opportunity to make a statement if desired, and to be available to respond to appropriate questions from stockholders.
In the event that the appointment of PwC is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending September 30, 2027. Even if the appointment of PwC is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interests of Fubo.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends you vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending September 30, 2026.
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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
On October 29, 2025, the Company, Disney and Hulu consummated the transactions contemplated by the Business Combination Agreement, pursuant to which the parties combined Fubo’s existing business with the Hulu Live Business. The Company has accounted for the business combination as a reverse acquisition of the Company using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States, with the Hulu Live Business treated as the accounting acquirer. In connection with the closing of the business combination, the Company changed its fiscal year-end from December 31 to September 30.
As a result of the business combination and change of fiscal year, the Company will file its next Annual Report on Form 10-K for the fiscal year ended September 30, 2026. The audited combined financial statements of the Hulu Live Business as of and for the fiscal years ended September 27, 2025, September 28, 2024 and September 30, 2023 (the “Hulu Live Business Historical Financials”), including the report of PwC, as the independent auditor of the Hulu Live Business, have been included in the Company’s Current Report on Form 8-K filed with the SEC on December 23, 2025 and in the 2025 Annual Report, in lieu of inclusion in an Annual Report on Form 10-K. The Hulu Live Business Historical Financials relate to periods prior to the closing of the business combination and were prepared by the management of the Hulu Live Business, without review and oversight by the Audit Committee.
The Audit Committee has received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Jonathan Headley (Chair)
Andy Bird
Daniel Leff
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
Our independent registered public accounting firm, PwC, did not provide any services to us prior to fiscal 2025.
The following table summarizes the fees, in thousands, of PwC, our independent registered public accounting firm, that were billed or billable to us for fiscal 2025 for audit services and were billed or billable to us for fiscal 2025 for other services:

Fee Category	Fiscal 2025

Audit Fees	$1,200
Audit-Related Fees	—
Tax Fees	—
All Other Fees	2
Total Fees	$1,202
2026 Proxy Statement 21

AUDIT FEES
Audit fees for fiscal 2025 consisted of fees related to the annual audit of the Company’s consolidated financial statements, inclusive of quarterly reviews of the Company’s interim condensed consolidated financial statements and the audit of internal controls prior to the completion of the business combination and the resulting change to the Company’s fiscal year from December 31 to September 30.
ALL OTHER FEES
All other fees for fiscal 2025 consisted of fees related to a certain accounting research software product.
AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
Pursuant to the Audit Committee charter, the Audit Committee, or the Chairperson of the Audit Committee, must pre-approve any audit and non-audit service provided to the Company by the independent auditor, unless the engagement is entered into pursuant to appropriate preapproval policies established by the Audit Committee or if such service falls within available exceptions under SEC rules and regulations.

At each Audit Committee meeting, the Audit Committee will review and generally pre-approve specific types of services and the ranges of fees that may be provided by the independent auditor. Specific pre-approval is required for all other non-audit and tax services by the Audit Committee or the Chairperson of the Audit Committee on behalf of the Audit Committee. Any such pre-approval by the Chairperson of the Audit Committee is presented to the full Audit Committee at its next scheduled meeting.

In accordance with this policy, the Audit Committee pre-approved all services performed by the independent auditor in fiscal 2025.

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PROPOSAL 3: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)
BACKGROUND
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay Vote”, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
We encourage you to carefully review the “Executive Compensation” section of this Proxy Statement for additional details on the Company’s executive compensation for the 2025 Transition Period. The “Executive Compensation” section of this Proxy Statement also includes information on the processes our Compensation Committee is using to determine the structure and amounts of the compensation of executive officers in fiscal 2026 and beyond.
As an advisory approval, this proposal is not binding upon us or our Board of Directors. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of FuboTV Inc. approve, on an advisory (non-binding) basis, the compensation of FuboTV Inc.’s named executive officers as described in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in FuboTV Inc.’s Proxy Statement for the 2026 Annual Meeting of Stockholders.”
Following our 2020 annual meeting of stockholders held on November 19, 2020, the Company’s stockholders recommended, and the Board determined, that the advisory stockholder vote on the compensation of our named executive officers would occur every year. We expect that the next say-on-pay vote will occur at the Company’s 2027 Annual Meeting of Stockholders, although the Board will consider the outcome of the advisory vote in Proposal 4 when making a final determination.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends you vote FOR the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as described in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in this Proxy Statement.
2026 Proxy Statement 23

PROPOSAL 4: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE ADVISORY (NON-BINDING) VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-FREQUENCY VOTE”)
BACKGROUND
As required by Section 14A(a)(2) of the Exchange Act, the below resolution enables our stockholders the opportunity to vote, on a non-binding basis, to advise our Board on how frequently we should hold an advisory vote on the compensation of our named executive officers. By voting on this proposal, commonly known as a “Say-on-Frequency Vote”, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.
After careful consideration of this proposal, the Board recommends that future advisory stockholder votes on the compensation of our named executive officers continue to occur every year.
In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation allows our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. The Board has further determined that an annual vote is consistent with best corporate governance practices and the frequency with which our Compensation Committee evaluates, adjusts and approves executive compensation. We understand that our stockholders may have different views as to what the best approach is for the Company, and we look forward to hearing from our stockholders on this proposal.
You may cast your vote for your preferred voting frequency by choosing the option of one year, two years, three years or you may abstain from voting on this Proposal.
As an advisory approval, this proposal is not binding upon us, our Board of Directors or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding how often they should be offered an advisory vote on our executive compensation programs.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends you vote, on an advisory (non-binding) basis, for future advisory votes on the compensation of our named executive officers to occur once every ONE YEAR.

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PROPOSAL 5: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2020 EQUITY INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE
OVERVIEW
We are requesting that our stockholders approve the amendment and restatement of our existing fuboTV Inc. 2020 Equity Incentive Plan, as amended. The existing fuboTV Inc. 2020 Equity Incentive Plan, as amended, is referred to herein as the “Existing Plan.” On June [ ], 2026, our Board approved an amendment and restatement of the Existing Plan, subject to stockholder approval. This amended and restated plan is referred to in this proposal as the “Restated Plan.” The Restated Plan will become effective upon stockholder approval.
Employees, directors and consultants of the Company and its subsidiaries will be eligible to receive awards under the Restated Plan, including incentive stock options (“ISOs”), non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), other share-based awards, including grants of unrestricted stock, and performance awards, including annual and long-term cash performance awards.
The material terms of the Restated Plan are summarized below. The key differences between the terms of the Existing Plan and the Restated Plan are as follows:
•Share Reserve Increase. The aggregate number of shares that may be issued or transferred pursuant to awards under the Existing Plan is equal to the sum of (1) 7,593,054 shares, plus (2) 52,806 shares that were subject to awards issued pursuant to our 2015 Equity Incentive Plan (the “2015 Plan”) as of the original effective date of the Existing Plan that have become available for issuance under the Existing Plan on or after its original effective date due to the forfeiture or expiration of the original award, plus (3) up to an additional 66,587 shares that may become available for issuance under the Existing Plan pursuant to the expiration or forfeiture of outstanding awards under the 2015 Plan (based on the number of awards outstanding under the 2015 Plan as of May 1, 2026).
Under the Restated Plan, as of the date of the Annual Meeting, an aggregate of 7,000,000 additional shares will be reserved for issuance under the Restated Plan relative to the share reserve under the Existing Plan. The aggregate number of shares that may be issued or transferred pursuant to awards under the Restated Plan will be equal to the sum of (1) 14,593,054 shares, plus (2) 52,806 shares that were subject to awards issued pursuant to the “2015 Plan” as of the original effective date of the Existing Plan that have become available for issuance under the Existing Plan on or after its original effective date due to the forfeiture or expiration of the original award, plus (3) up to an additional 66,587 shares that may become available for issuance under the Existing Plan pursuant to the expiration or forfeiture of outstanding awards under the 2015 Plan (based on the number of awards outstanding under the 2015 Plan as of May 1, 2026).
We may, prior to the date of the Annual Meeting, grant additional equity awards out of the remaining share reserve under the Existing Plan, although these awards are within the discretion of the Administrator and are not currently determinable. Any such awards will reduce the shares available for future issuance under the Existing Plan and, as a result, pursuant to the Restated Plan.
If our stockholders do not approve the Restated Plan, as of May 1, 2026, a total of 1,335,833 shares would remain available for issuance under the Existing Plan (with performance awards counted assuming “maximum” performance for this purpose).
All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the headings “Certain Adjustments” and “Merger or Change in Control.”
2026 Proxy Statement 25

The proposed increase in shares available for issuance under the Restated Plan (over the existing share reserve under the Existing Plan) has been reviewed and approved by our Board. In the process, the Board determined that the existing number of shares available for issuance under the Existing Plan was insufficient to meet our ongoing needs to provide long-term incentive grants on an ongoing and regular basis to motivate, reward and retain key employees who create stockholder value. The increase in shares has been necessitated by the hiring of new employees and by granting additional stock awards to current employees as long-term incentives. The increase will enable us to continue our policy of equity ownership by employees and directors as an incentive to contribute to our continued success.
•Increased ISO Limit; Term for Issuance of ISOs. Under the Restated Plan, no more than 14,593,054 shares may be issued upon the exercise of ISOs, subject to adjustment for changes in our capitalization and certain corporate transactions, as described below. In no event may ISOs be granted under the Restated Plan following the earlier to occur of (1) the tenth anniversary of the date the Board approved the Restated Plan or (2) the tenth anniversary of the date the stockholders approved the Restated Plan.
•Extended Term. The Restated Plan will have an indefinite term.
In general, stockholder approval of the Restated Plan is necessary in order for us to (1) meet the stockholder approval requirements of the principal securities market on which shares of our Common Stock are traded, and (2) grant stock options that qualify as ISOs as defined under Section 422 of the Code.
If the Restated Plan is not approved by our stockholders, the Restated Plan will not become effective, the Existing Plan will continue in full force and effect, and we may continue to grant awards under the Existing Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.
KEY FEATURES OF THE RESTATED PLAN
The Company has long had an ownership culture in which its officers, managers and other key employees are granted restricted stock units, stock options and other equity-based awards to align their interests with those of stockholders. The Board believes the ownership culture at the Company motivates the achievement of superior performance, and also plays an essential role in retaining top talent. The Restated Plan would permit the Company to continue to use equity-based awards as an integral part of its compensation program.
The Restated Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Restated Plan as follows:
•No Increase to Shares Available for Issuance without Stockholder Approval. Without stockholder approval, the total number of shares of Common Stock that may be issued under the Restated Plan cannot be increased (other than pursuant to the evergreen provision and adjustments in connection with certain corporate reorganizations and other events).
•No Automatic Vesting for Awards. The Restated Plan does not have automatic accelerated vesting provisions for awards in connection with a change in control (other than in connection with the non-assumption of awards).
•Limitations on Dividend Payments on Unvested Awards. Dividends and dividend equivalents may not be paid on stock options or stock appreciation rights. Dividends and dividend equivalents payable with respect to awards subject to vesting are subject to the same vesting requirements as the awards with respect to which they are paid.
•Repricing Prohibited. Other than pursuant to the provisions of the Restated Plan described below under the headings “Certain Adjustments” and “Merger or Change in Control,” the plan administrator may not without the approval of the Company’s stockholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.
2026 Proxy Statement 26

•Limitations on Grants to Directors. The value of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $750,000 (increased to $1,500,000 in the fiscal year of a non-employee director’s initial service as a non-employee director).
•No In-the-Money Option or Stock Appreciation Right Grants; Limit on Term of Options and Stock Appreciation Rights of Ten Years. The Restated Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our Common Stock on the date of grant. The maximum permitted term of any stock option or SAR under the Restated Plan is ten years from the date of grant.
•No Tax Gross-ups. The Restated Plan does not contain any tax gross-up provisions.
•Forfeiture Events. Each award under the Restated Plan will be subject to any clawback policy of ours, and the administrator may require a participant to forfeit, return, or reimburse us all or a portion of the award and any amounts paid under the award in order to comply with such clawback policy or applicable laws.
•Independent Administration. The Compensation Committee of our Board, which consists of two or more non-employee directors, generally will administer the Restated Plan if it is approved by stockholders. The full Board will administer the Restated Plan with respect to awards granted to members of the Board. The Compensation Committee may delegate certain of its duties and authorities to a committee of one or more directors or officers of the Company for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) are officers of the Company and have been delegated authority to grant or amend awards under the Restated Plan.
EQUITY INCENTIVE AWARDS ARE CRITICAL TO LONG-TERM STOCKHOLDER VALUE CREATION
The table below presents information as of May 1, 2026 about the number of shares that were subject to various outstanding equity awards under the 2015 Plan, the Existing Plan, the 2022 Employee Inducement Equity Incentive Plan (the “2022 Inducement Plan”), the 2023 Employee Inducement Equity Incentive Plan (the “2023 Inducement Plan”), the 2024 Employee Inducement Equity Incentive Plan (the “2024 Inducement Plan”) and the 2025 Inducement Plan, and the shares remaining available for issuance under the Existing Plan, the Restated Plan, and the 2025 Inducement Plan, as well as the effect of the proposed aggregate increase to the share reserve under the Restated Plan. As noted above, we do not maintain any other equity incentive plans, and we no longer grant awards under the 2022 Inducement Plan, the 2023 Inducement Plan, or the 2024 Inducement Plan.
As such, we believe that the adoption of the Restated Plan is essential to our success. A talented, motivated and effective management team and workforce are essential to our continued progress. Equity awards are intended to motivate high levels of performance, align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in our company and providing a means of recognizing their contributions to the success of our company. Our Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees in an extremely competitive labor market and industry who help our company meet its goals.
As of May 1, 2026, approximately 360 of our 500 employees had received grants of equity awards, 4 of our 8 non-employee directors had received grants of equity awards, and no consultants had received grants of equity awards. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.
2026 Proxy Statement 27

	Number of Shares	As a % of Shares Outstanding (1)	Dollar Value (2)
2015 Plan
Options outstanding under 2015 Plan	66,587	0.1%	$920,232
Weighted Average Exercise Price of Options outstanding under 2015 Plan	$20.25
Weighted Average Remaining Term of Options outstanding under 2015 Plan	2.04

Existing Plan
Options outstanding under Existing Plan	1,243,715	1.1%	$17,188,141
Weighted Average Exercise Price of Options outstanding under Existing Plan	$119.87
Weighted Average Remaining Term of Options outstanding under Existing Plan	3.45
Time-based RSUs outstanding under Existing Plan	2,339,386	2.2%	$32,330,315
Performance share awards outstanding under Existing Plan (3)	670,450	0.6%	$9,265,619
Shares available for grant under the Existing Plan (4)	1,335,833	1.2%	$18,461,212

Restated Plan
Proposed increase to the existing shares available for grant under the Existing Plan pursuant to the Restated Plan	7,000,000	6.5%	$96,740,000

2022 Inducement Plan
Time-based RSUs outstanding under the 2022 Inducement Plan	5,577	—%	$77,074
Shares available for grant under the 2022 Inducement Plan	—	—%	$—

2023 Inducement Plan
Time-based RSUs outstanding under the 2023 Inducement Plan	5,317	—%	$73,481
Shares available for grant under the 2023 Inducement Plan	—	—%	$—

2024 Inducement Plan
Time-based RSUs outstanding under the 2024 Inducement Plan	10,942	—%	$151,218
Shares available for grant under the 2024 Inducement Plan	0	—%	$—

2025 Inducement Plan
Time-based RSUs outstanding under the 2025 Inducement Plan	6,187	—%	$85,504
Shares available for grant under the 2025 Inducement Plan	243,806	0.2%	$3,369,399
(1)Based on 108,428,115 shares of our Common Stock outstanding as of May 1, 2026.
(2)Based on the closing price of our Class A Common Stock on May 1, 2026, of $13.82 per share.
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(3)Performance awards are included at the maximum number of shares that can be received under the performance awards.
(4)Shares remaining available for issuance reflects the number of shares that would remain available for issuance under the Existing Plan as of May 1, 2026. This number does not include any shares subject to awards issued pursuant to the 2015 Plan that may become available for issuance under the Existing Plan pursuant to its terms after that date, but does include 52,806 shares that have become available for issuance under the Existing Plan pursuant to forfeitures of awards granted under the 2015 Plan through May 1, 2026. Performance awards are included at the maximum number of shares that can be received under the performance awards.
In determining whether to approve the Restated Plan, our Board considered the input of Pay Governance LLC, the Compensation Committee’s independent compensation consultant, and the following:
•The share reserve under the Restated Plan represents an aggregate increase of 7,000,000 shares from the aggregate number of shares reserved for issuance under the Existing Plan and the 2025 Inducement Plan, plus any shares that become available for future issuance under the Restated Plan pursuant to its evergreen provision.
•In determining the size of the share reserve under the Restated Plan, our Board considered the number of equity awards granted by our company during the past three calendar years and the 2025 Transition Period. In calendar years 2022, 2023, and 2024 and the 2025 Transition Period, equity awards representing a total of approximately 1,066,940 shares, 1,237,564 shares, 1,478,611 shares, and 493,749 shares, respectively, were awarded under the Existing Plan, the 2022 Inducement Plan, the 2023 Inducement Plan, the 2024 Inducement Plan and the 2025 Inducement Plan, collectively, for an equity burn rate of 6%, 5%, 5% and 2%, respectively (with performance awards counted assuming “maximum” performance for this purpose). This level of equity awards represents a 4-year average burn rate of 5% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards awarded during the fiscal year by the number of common shares outstanding at the end of the applicable fiscal year.
•We expect the proposed aggregate share reserve under the Restated Plan to provide us with enough shares for awards for one to two years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, each of which, among other factors, and the share reserve under the Restated Plan could last for a shorter or longer time.
•In calendar years 2022, 2023, and 2024 and the 2025 Transition Period, the end of period overhang rate was approximately 16%, 18%, 19% and 23%, respectively. If the Restated Plan is approved, we expect our overhang at the end of fiscal 2026 will be approximately 14% (assuming no terminations or forfeitures of shares and giving effect to shares intended to vest pursuant to their terms in 2026). Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the applicable period plus shares remaining available for issuance for future awards at the end of the same period by (2) the number of common shares outstanding at the end of the same period.
In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. Our Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.
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SUMMARY OF THE RESTATED PLAN
The following summary of the material features of the Restated Plan is subject to the full text of the Restated Plan that is contained in Appendix A to this Proxy Statement.
Effective Date. The Restated Plan will become effective on the date on which it is approved by our stockholders.
Authorized Shares. When the new share request is added to the shares previously authorized under the Existing Plan, the Restated Plan will authorize the issuance of the sum of:
•14,593,054 shares of Common Stock, plus
•52,806 shares that were subject to awards issued pursuant to our 2015 Plan on the original effective date of the Existing Plan that expired or became unexercisable without having been exercised in full, were forfeited to or repurchased by us due to the failure to vest, in each case on or after the original effective date of the Existing Plan that became available for grant or sale under the Restated Plan on or after the original effective date of the Existing Plan prior to the effective date of the Restated Plan, plus up to an additional 66,587 shares that are currently subject to outstanding awards under the 2015 Plan that may become available for issuance under the Restated Plan in this manner in the future.

Shares issued under the Restated Plan may be authorized but unissued shares, shares purchased on the open market, or treasury shares.
For the avoidance of doubt, the 14,593,054 shares referenced above includes shares subject to awards granted and settled in prior years and is not a reflection of availability for new, future awards following the effective date of the Restated Plan.
Notwithstanding the foregoing and, subject to adjustment as provided in the Restated Plan, the maximum number of shares that may be issued upon the exercise of ISOs will be 14,593,054 shares.
If an award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, RSUs, performance units or performance shares, is forfeited to or repurchased by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Restated Plan (unless the Restated Plan has terminated). For awards of stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the Restated Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the Restated Plan (unless the Restated Plan has terminated). Shares that have actually been issued under the Restated Plan under any award will not be returned to the Restated Plan and will not become available for future distribution under the Restated Plan. However, if shares issued pursuant to awards of restricted stock, RSUs, performance shares or performance units are repurchased by us or are forfeited to us due to the failure to vest, such shares will become available for future grant under the Restated Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholdings related to an award will become available for future grant or sale under the Restated Plan. To the extent an award under the Restated Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Restated Plan.
Additionally, as noted above if any award issued pursuant to our 2015 Plan that was outstanding as of the original effective date of the Existing Plan expires or becomes unexercisable without having been exercised in full, is forfeited to or repurchased by us due to the failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Restated Plan (unless the Restated Plan has terminated).
Plan Administration. Our Board or one or more committees appointed by our Board will administer the Restated Plan. In addition, if we determine it is desirable to qualify transactions under the Restated Plan as exempt under Rule 16b-3 of the Exchange Act, or Rule 16b-3, such transactions will be structured with the
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intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the Restated Plan, the administrator has the power to administer the Restated Plan and make all determinations deemed necessary or advisable for administering the Restated Plan, including the power to determine the fair market value of our Common Stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the Restated Plan, determine the terms and conditions of awards (including the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the Restated Plan and awards granted under it, prescribe, amend and rescind rules relating to the Restated Plan, including creating sub-plans and modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator’s decisions, interpretations and other actions are final and binding on all participants.
The authority to grant or amend awards, or otherwise administer the Restated Plan, may be delegated to a committee consisting of members of the Board or officers of the Company, within specific guidelines and limitations, but an officer cannot be delegated the authority to grant awards to or amend awards held by individuals subject to Section 16 of the Exchange Act, or officers or directors who have been delegated authority to grant or amend awards.
Eligibility. Only employees, directors and consultants of the Company and its subsidiaries are eligible to receive awards under the Restated Plan. As of May 1, 2026, there were 8 non-employee directors, approximately 500 employees and approximately 40 consultants who would have been eligible for awards under the Restated Plan had it been in effect on such date. The plan administrator determines which persons receive awards. The closing price per share of our Common Stock on May 1, 2026, was $13.82 per share.
Stock Options. Stock options may be granted under the Restated Plan. Stock options give the holder the right to purchase shares of our Common Stock within a specified time at a specified price. Two types of stock options may be granted under the Restated Plan: ISOs, which are subject to special tax treatment as described below, and non-statutory options, or “NSOs.” The exercise price of options granted under the Restated Plan generally must at least be equal to the fair market value of our Common Stock on the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, they may exercise their option for the period of time stated in their option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for twelve months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term, which shall not be more than ten years from the grant date. Subject to the provisions of the Restated Plan, the administrator determines the other terms of options. Prior to the issuance of shares upon the exercise of an option, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the underlying shares. ISOs will be designed to comply with the provisions of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, and must expire within a specified period of time following the optionee’s termination of employment. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock, the Restated Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of grant.
Stock Appreciation Rights. Stock appreciation rights may be granted under the Restated Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Common Stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding ten years. After the termination of service of an employee, director or consultant, they may exercise their stock appreciation right for the period of time stated in their stock appreciation rights agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for twelve months. In all other cases, in the absence of a specified time in an award
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agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the Restated Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our Common Stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. A stock appreciation right will not have a term in excess of ten years from the date of grant.
Restricted Stock. Restricted stock may be granted under the Restated Plan. Restricted stock awards are grants of shares of our Common Stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the Restated Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares; provided that dividends paid with respect to a restricted stock award will be subject to the same vesting restrictions and risk of forfeiture as the underlying award. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.
Restricted Stock Units. RSUs may be granted under the Restated Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of our Common Stock. Subject to the provisions of the Restated Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares of our Common Stock or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied. Dividend equivalents may be credited in respect of RSUs; provided that dividends credited in respect of an award of RSUs will be subject to the same vesting restrictions and risk of forfeiture as the underlying award. A holder of RSUs has no voting rights unless and until the underlying shares are issued upon settlement of such RSUs.
Performance Units and Performance Shares. Performance units and performance shares may be granted under the Restated Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based on the achievement of company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our Common Stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.
Outside Directors. The Restated Plan provides that all outside directors will be eligible to receive all types of awards (except for ISOs) under the Restated Plan. The Restated Plan includes a maximum annual limit of $750,000 of equity awards that may be granted to an outside director in any fiscal year, increased to $1,500,000 in connection with the non-employee director’s initial service. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with GAAP). Any equity awards granted to a person for their services as an employee, or for their services as a consultant (or for services in any capacity in addition to the services normally performed by an outside director, including compensation for service in any officer role, such as Executive Chairman), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our outside
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directors. For purposes of the Restated Plan, an outside director is any member of our Board that is not an employee of Fubo or its affiliates.
Non-transferability of Awards. Unless the administrator provides otherwise, the Restated Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during their lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.
Certain Adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Restated Plan, the administrator will adjust the number and class of shares that may be delivered under the Restated Plan or the number, and price of shares covered by each outstanding award and the numerical share limits set forth in the Restated Plan.
Dissolution or Liquidation. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.
Merger or Change in Control. The Restated Plan provides that in the event of our merger with or into another corporation or entity or a “change in control” (as defined in the Restated Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by us without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; (v) with respect only to an award (or portion thereof) that is unvested as of immediately prior to the effective time of the merger or change in control, the termination of the award immediately prior to the effective time of the merger or change in control with such payment to the participant (including no payment) as the administrator determines in its discretion; or (vi) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds, or all awards of the same type, similarly. In the event that awards (or portion thereof) are not assumed or substituted for in the event of a merger or change in control, the participant will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and RSUs will lapse and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us or any of our subsidiaries or parents, as applicable. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the vested option or stock appreciation right will terminate upon the expiration of such period.
For awards granted to an outside director, the outside director will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse and, for awards with performance-based vesting, unless specifically provided for in the award agreement, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.
Clawback. Awards will be subject to our clawback policy that was adopted pursuant to the NYSE Listing Rules, and any other clawback policy that we are required to adopt pursuant to the listing standards of any national
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securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments or benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. Our Board may require a participant to forfeit, return or reimburse us all or a portion of the award or shares issued under the award, any amounts paid under the award and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.
Repricing Prohibited. Other than pursuant to the provisions of the Restated Plan described above under the headings “Certain Adjustments” and “Merger or Change in Control,” the plan administrator may not without the approval of the Company’s stockholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.
Amendment and Termination. The plan administrator may, from time to time, alter, amend, suspend or terminate the Restated Plan. However, stockholder approval of any amendment to the Restated Plan will be obtained to the extent necessary to comply with any applicable law, regulation or stock exchange rule and for any increase in the total number of shares of Common Stock that may be issued under the Restated Plan or the number of shares of Common Stock that may be issued pursuant to ISOs under the Restated Plan (other than adjustments in connection with certain corporate reorganizations and other events). The Restated Plan will continue until terminated by the plan administrator. No grants may be made under the Restated Plan following the date of termination, although grants made prior to that date may remain outstanding following the termination of the Restated Plan until their scheduled expiration date. In no event may ISOs be granted under the Restated Plan after the earlier of (1) the tenth anniversary of the date the Board approved the Restated Plan or (2) the tenth anniversary of the date the stockholders approved the Restated Plan.
Securities Laws. The Restated Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The Restated Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.
FEDERAL TAX ASPECTS
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Restated Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an ISO qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two (2) years following the date the option was granted nor within one (1) year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two (2) years after the date of grant or within one (1) year after the date of exercise, or a disqualifying disposition, the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
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The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options. Options not designated or qualifying as ISOs will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.
Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our Common Stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty (30) days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards. There generally are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance Shares and Performance Unit Awards. A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Dividend Equivalents. Dividend equivalents are generally subject to tax at the time of payment. The Company generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income
Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Restated Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s
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provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.
Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the Restated Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.
NEW PLAN BENEFITS
Other than with respect to the annual equity awards to our non-employee directors as described below under “Director Compensation,” all other future awards under the Restated Plan are subject to the discretion of the plan administrator and the Company is unable to determine the amount of benefits that may be received by participants under the Restated Plan, if approved.

Name and Principal Position	Number of shares subject to awards
David Gandler President, Chief Executive Officer and Director	—
John Janedis Chief Financial Officer	—
Edgar Bronfman Jr. Former Executive Chairman	—
Alberto Horihuela Suarez Chief Operating Officer	—
Executive officers, as a group	—
Outside directors, as a group (1)	(2)
Nominees for election as directors (1)	(2)
Each associate of any such directors, executive officers or nominees	—
Each other person who received or is to receive five percent of all options, warrants or rights	—
Employees other than executive officers, as a group	—
(1)Includes members of our Board who are not employees of the Company or any of its affiliates. For clarity, also includes any members of our Board who are not employees of the Company or any of its affiliates but who are employees of The Walt Disney Company, Hulu, LLC, or any of their affiliates (“Disney Employee Directors”) (even though such Disney Employee Directors do not receive equity awards under our director compensation program) as described below under “Director Compensation.”
(2)The aggregate number of awards to be granted to outside directors is not included in the table above as the number of shares subject to their awards will depend on the value of our Common Stock on the grant date.
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PLAN BENEFITS
The table below shows, as to the Named Executives and the various indicated groups, the number of shares of Common Stock subject to awards granted under the Existing Plan since inception that were outstanding as of May 1, 2026:

Name and Principal Position	Number of shares subject to stock option awards	Number of shares subject to RSUs	Number of shares subject to performance share awards(1)
David Gandler President, Chief Executive Officer and Director	798,578	324,924	394,550
John Janedis Chief Financial Officer	—	124,603	55,206
Edgar Bronfman Jr. Executive Chairman	371,107	—	—
Alberto Horihuela Suarez Chief Operating Officer	32,030	156,752	150,206
Executive officers, as a group	1,201,715	606,279	599,962
Outside directors, as a group (2)	10,971	28,924	—
Nominees for election as directors (2)	1,180,656	353,848	394,550
Each associate of any such directors, executive officers or nominees	—	—	—
Each other person who received or is to receive five percent of all options, warrants or rights	—	—	—
Employees other than executive officers, as a group	97,616	1,704,183	70,488
(1)Performance shares are reflected assuming “maximum” performance, which is the maximum number of shares that can be received under the performance awards.
(2)Includes members of our Board who are not employees of the Company or any of its affiliates. For clarity, also includes any members of our Board who are Disney Employee Directors (even though such Disney Employee Directors do not receive equity awards under our director compensation program) as described below under “Director Compensation.”
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends you vote FOR the approval of the amendment and restatement of the FuboTV Inc. 2020 Equity Incentive Plan.
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PROPOSAL 6: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REMOVE ADDITIONAL VOTING REQUIREMENTS FOR REMOVAL OF HULU DESIGNEES
OVERVIEW
We are requesting that our stockholders approve an amendment to our Certificate of Incorporation to remove certain voting requirements that apply to the removal of Hulu Designees (the “Proposed Charter Amendment”).
Our Certificate of Incorporation, which became effective on October 29, 2025 in connection with the closing of the business combination, includes a number of provisions related to Hulu’s director designation rights. Among other things, the Certificate of Incorporation provides that directors may be removed from the Board at any time, with or without cause, by the affirmative vote of stockholders holding a majority of the voting power of the then-outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class (the “Removal Required Vote”). Any Hulu Designee, however, may be removed only if Hulu affirmatively votes its then-outstanding shares in favor of such removal, in addition to obtaining the Removal Required Vote (the “Hulu Designee Removal Provision”).
The Board has determined that it is in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to remove the Hulu Designee Removal Provision. The Board believes that the Proposed Charter Amendment is a prudent action to provide clarity to stockholders and more closely align with Section 141(k) of the General Corporation Law of the State of Delaware (the “DGCL”), which governs the removal of directors.
The Board has unanimously adopted, approved and recommended to the Company’s stockholders the approval of the Proposed Charter Amendment. If our stockholders approve this proposal, then Article VII, Section 7.05 of our Certificate of Incorporation will be amended to read as follows (with deletions of text indicated by strike-outs):
Subject to the rights of the holders of any class or series of Preferred Stock then outstanding ~~and the remainder of this Section 7.05 [Removals and Resignations of Directors]~~, and notwithstanding any other provision of this Certificate of Incorporation, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation then generally entitled to vote in the election of directors, voting together as a single class. ~~Notwithstanding the foregoing or anything to the contrary set forth in this Certificate of Incorporation, (a) any Hulu Designee may be removed from the Board of Directors, with or without cause, only if Hulu affirmatively votes its then outstanding shares of capital stock of the Corporation in favor of such removal, (b) for the avoidance of doubt, although Hulu’s shares must be voted in favor of the removal of any Hulu Designee for such removal to be effective, such removal shall not be effective unless the requisite vote of holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation then generally entitled to vote in the election of directors, voting together as a single class, is obtained in accordance with Section 141(k) of the DGCL and (c) the Corporation shall take all Necessary Action to facilitate the removal of any Hulu Designee from the Board of Directors upon satisfaction of the foregoing requirements.~~ Any director may resign at any time upon written notice to the Corporation in accordance with the Bylaws.

If stockholders approve this proposal by the required vote, the Proposed Charter Amendment will become effective upon the filing and effectiveness of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Board currently plans to file the certificate of amendment as soon as reasonably practicable after receiving the required approval from our stockholders. All other sections of the Certificate of Incorporation would be maintained in their current form. If our stockholders do not approve the Proposed Charter Amendment, the Proposed Charter Amendment will not become effective, and the Hulu Designee Removal Provision will remain in effect.

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RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends you vote FOR the approval of an amendment to the Certificate of Incorporation to remove additional voting requirements for removal of Hulu Designees.
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EXECUTIVE OFFICERS
The following table identifies our current executive officers:

NAME	AGE	POSITION
David Gandler	50	Chief Executive Officer and Director
John Janedis	55	Chief Financial Officer
Alberto Horihuela Suarez	38	Chief Operating Officer
For information regarding Mr. Gandler, please refer to “Proposal 1: Election of Directors.”
JOHN JANEDIS has served as our Chief Financial Officer since February 2022. Prior to joining the Company, Mr. Janedis served as Managing Director, Senior Equity Research Analyst at Wolfe Research, LLC, a sell-side research firm, from March 2020 to February 2022, specializing in the media, cable and telecommunications industries. Prior to that, he was Senior Vice President, Capital Markets, Treasurer and Investor Relations at TEGNA Inc., a media company, from December 2018 to March 2020. Prior to this role, Mr. Janedis served as Managing Director, Senior Equity Research Analyst at each of Jefferies LLC from 2014 to 2018, UBS Securities from 2010 to 2014 and Wells Fargo Securities from 2006 to 2010. Mr. Janedis received his B.A. in Economics and M.B.A. in Finance from New York University.
ALBERTO HORIHUELA SUAREZ has served as our Chief Operating Officer since April 2023, after previously serving as our Chief Growth Officer since November 2021, and, prior to that, as our Chief Marketing Officer since April 2020. Mr. Horihuela was a co-founder of FuboTV Sub, serving as the Company’s Chief Marketing Officer since June 2014. Prior to co-founding FuboTV Sub, Mr. Horihuela co-founded and served as the Chief Executive Officer of Primerad Network, a video ad network for Hispanics in the U.S., from June 2013 to May 2015. Additionally, Mr. Horihuela served as the Head of Latin America at DramaFever, a video streaming service acquired in 2016 by Warner Bros. Entertainment Inc., from November 2012 to June 2014. Mr. Horihuela received his bachelor’s degree in Economics from the University of Chicago.
CORPORATE GOVERNANCE
GENERAL
Our Board of Directors is committed to building long-term stockholder value and maintaining sound corporate governance practices. Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of Fubo. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the Governance section of the Company’s website at http://ir.fubo.tv, or by writing to our Corporate Secretary at our offices at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104.
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CORPORATE GOVERNANCE HIGHLIGHTS
Highlights of our corporate governance profile and practices include:

BOARD OF DIRECTORS	GOVERNANCE POLICIES & PRACTICES

•Number of directors: 9
•100% independent audit committee
•All directors attended at least 75% of board and committee meetings in fiscal 2025 during the period in which he or she served as director
•Independent directors hold executive sessions at least once a year

•Annual director elections
•Annual Board self-evaluations
•Active stockholder engagement program
•Corporate Governance Guidelines formalize policy of considering a mix of backgrounds and experiences in selecting director nominees
•All employees, officers and directors must adhere to a Code of Business Conduct and Ethics

BOARD COMPOSITION
As provided in our amended and restated bylaws (the “Bylaws”), our Board of Directors shall consist of such number of directors as determined from time to time by resolution adopted by the Board of Directors. Our Board of Directors currently consists of nine members: David Gandler, Andy Bird, Ignacio Figueras, Jonathan Headley, Daniel Leff, Jim Lygopoulos, Debra OConnell, Cathleen Taff and Justin Warbrooke. Pursuant to the Bylaws, the term of each director expires at the next annual stockholders’ meeting following his or her election, whether such director had been elected by the stockholders or elected by a majority of the Board to fill a vacancy. Any additional directorships resulting from an increase in the number of directors may be filled by the affirmative vote of a majority of the Board, subject to certain exceptions as described further in “—Structure of our Board.”
STRUCTURE OF OUR BOARD
Pursuant to our Certificate of Incorporation, the size of our Board is set at nine directors, composed of: (i) five directors designated by Hulu, (ii) one independent director who is not employed by Hulu or its affiliates, designated by Hulu (together with (i), the “Hulu Designees”), (iii) two additional independent directors who are not employed by Hulu or its affiliates (the “Unaffiliated Independent Designees”), initially designated by the Company, and (iv) Fubo’s chief executive officer. Andy Bird, Jonathan Headley, Jim Lygopoulos, Debra OConnell, Cathleen Taff and Justin Warbrooke have been designated as Hulu Designees, and Daniel Leff and Ignacio Figueras have been designated as Unaffiliated Independent Designees.
Our Certificate of Incorporation provides that Hulu will lose its right to designate a majority of the members of the Fubo Board upon the earlier of either (a) Hulu and its affiliates ceasing to own at least 50% of the then-outstanding shares of Common Stock or (b) the date that is 12 months after Hulu’s consummation of a merger, acquisition, business combination or similar transaction which involves a competing digital streaming linear multichannel programming service, subject to certain other criteria set forth in our Certificate of Incorporation (such earlier date, the “Majority Sunset Date”). Thereafter, Hulu will no longer have the right to appoint an independent designee, and Hulu’s designation rights are subject to further step-downs based on the proportion of then-outstanding shares of Common Stock that Hulu and its affiliates hold.
To the extent a vacancy arises from the death, resignation, disqualification or removal of an Unaffiliated Independent Designee prior to October 29, 2027, the second anniversary of the Closing Date (the “Closing Anniversary”), the other Unaffiliated Independent Designee has the right to designate an individual to fill such vacancy, and such vacancy may not be filled by any other person, and, unless the Majority Sunset Date has occurred, such replacement designee must be an individual who is reasonably acceptable to Hulu. However, if, prior to the Closing Anniversary, two vacancies exist at the same time due to the death, resignation, disqualification or removal of each Unaffiliated Independent Designee, such vacancies will be filled by the Board. On or after the Closing Anniversary, any vacancies arising from the death, resignation, disqualification or removal of an Unaffiliated Independent Designee will be filled by the Board.
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Hulu has the exclusive right to designate any individual to fill any vacancy in the event that such vacancy is created at any time by the death, resignation, disqualification or removal of any Hulu Designee, and such vacancy may not be filled by any other person.
If the size of the Board is increased or decreased without Hulu’s prior written consent, Hulu has the right to designate one or more members of the Board such that the total number of directors on the Board is proportional to the number of Hulu Designees based on Hulu’s appointment rights set forth in the Certificate of Incorporation.
We are also party to a Stockholders Agreement with Hulu, dated as of October 29, 2025 (the “Stockholders Agreement”), which provides, among other things, that until the first date on which Hulu and its affiliates cease to collectively own at least 50% of the then-outstanding shares of Common Stock, Hulu has agreed to vote its shares of Common Stock (i) in favor of directors that are nominated by the Board in accordance with our Certificate of Incorporation, including, until the Closing Anniversary, the initial Unaffiliated Independent Designees, and (ii) in accordance with the Board’s recommendation with respect to any proposal presented at an annual or special meeting, subject to certain exceptions. Hulu has further agreed, until the Closing Anniversary, to take all actions necessary and within its control to cause each initial Unaffiliated Independent Designee (or a replacement of any such initial Unaffiliated Independent Designee who has died, resigned, been disqualified or removed from the Fubo Board) to continue to serve on the Board until the Closing Anniversary.
For further information regarding our transactions with Disney and Hulu, see “Certain Relationships and Related Person Transactions.”
CONTROLLED COMPANY EXEMPTION
Upon the closing of the business combination, we became a “controlled company” within the meaning of the listed company standards of the New York Stock Exchange (the “NYSE”). The rules of the NYSE define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Disney and its subsidiaries, including Hulu, own approximately 70% of the fully-diluted voting power of the Company.
As a controlled company, we are permitted to elect, and have so elected, not to comply with certain listed company requirements of the NYSE, including the requirements that a majority of our Board consists of “independent directors,” as defined under the rules of the NYSE, that our Board has a governance and nominating committee composed entirely of independent directors and that our Board has a compensation committee composed entirely of independent directors.
If we cease to be a controlled company and our Class A common stock continues to be listed on the NYSE, we will be required to comply with these corporate governance requirements by the date our status as a controlled company changes or within specified transition periods provided by the NYSE and applicable to certain provisions, as the case may be.
DIRECTOR INDEPENDENCE
Our Board of Directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our Board of Directors has affirmatively determined that each of Messrs. Bird, Figueras, Headley and Leff is an “independent director,” as defined under the rules of the NYSE. In addition, the Board determined that each of Neil Glat, Julie Haddon and Laura Onopchenko was independent while he or she served on our Board. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including that Daniel Leff is affiliated with Luminari Capital, L.P., a stockholder of the Company, and Waverley Capital Partners, LLC, the general partner of Waverley Capital LP, a stockholder of the Company, and that Ignacio Figueras previously served as a consultant for the Company from 2020 to 2022. Our Board of Directors also considered Andy Bird’s prior service at Walt Disney International (a former division of The Walt Disney
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Company) and Jonathan Headley’s prior service at The Walt Disney Company. There are no family relationships among any of our directors or executive officers.
DIRECTOR CANDIDATES
The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee, among other things, reviews the backgrounds of those candidates, conducts candidate interviews, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as director.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider numerous factors, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of the Company’s business, an understanding of the responsibilities that are required of a member of the Board and other time commitments, as well as any applicable director designation rights set forth in the Certificate of Incorporation. Our Corporate Governance Guidelines provide that the Board evaluates each individual in the context of the membership of the Board as a whole, with the objective of maintaining a Board that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its mix of backgrounds and experiences in various areas. Although the Board does not have a formal diversity policy with respect to the evaluation of director candidates, in its evaluation of director candidates, the Nominating and Corporate Governance Committee will consider directors’ individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources. Stockholders should submit recommendations for director candidates to our Corporate Secretary, at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership. Stockholder recommendations must be received by December 31st of the year prior to the year in which the recommended candidates will be considered for nomination. Following verification of the stockholder status of the person submitting the recommendation and verification that all requirements have been met, all properly submitted recommendations will be promptly brought to the attention of the Nominating and Corporate Governance Committee.
BOARD OF DIRECTORS AND COMMITTEE SELF-EVALUATIONS
Throughout the year, our Board discusses corporate governance practices with management and third-party advisors to assess and implement practices that are optimal for the Company and in the best interest of our stockholders. Based on an evaluation process recommended and overseen by our Nominating and Corporate Governance Committee pursuant to the committee’s authority set forth in its charter, the Board conducts an annual self-evaluation, including an evaluation of each committee, in order to determine whether the Board and
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its committees are functioning effectively. The results of the annual self-evaluation are reviewed and addressed by the Nominating and Corporate Governance Committee and then by the full Board.
COMMUNICATIONS FROM INTERESTED PARTIES
Interested parties who would like to communicate with, or otherwise make their concerns known directly to, the Company’s non-management directors may do so by addressing such communications or concerns to the care of the Chief Legal Officer at legal@fubo.tv or by mail at the principal executive office of the Company at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, who will forward such communications to the appropriate party.
The Chief Legal Officer, in consultation with appropriate directors as necessary, reviews all incoming communications and screens for communications that are solicitations for products or services, relate to matters of a personal nature not relevant for the Company’s stockholders to act on or for the Board to consider or are of a type that render them improper or irrelevant to the functioning of the Board or the Company. If appropriate, the Company’s Chief Legal Officer will route such communications to the appropriate director(s) or, if none is specified, to the Chairperson of the Board. The Company’s Chief Legal Officer may decide in the exercise of his or her judgment whether a response to any communication is necessary.
This communications policy does not apply to communications to independent directors from officers or directors of the Company who are stockholders or to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
The Board does not have a policy on whether or not the roles of the Chief Executive Officer and Chairperson should be separate or, if they are to be separate, whether the Chairperson should be selected from the non-employee directors or be an employee. Currently, we operate with Mr. Gandler serving as a director and our Chief Executive Officer and Mr. Bird serving as our Chairman of the Board. We believe that the separation of the Chairman and Chief Executive Officer positions is appropriate at this time and suits the talents, expertise and experience that each of Mr. Gandler and Mr. Bird bring to the Company. In addition, we believe that the separation of the positions of Chairman and Chief Executive Officer, coupled with independent leadership on each of our Board committees, reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Our Board of Directors will continue to consider whether the positions of Chairperson of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.
Our Certificate of Incorporation and Corporate Governance Guidelines provide that the Independent Designees shall appoint a lead independent director (“Lead Independent Director”). Currently, Mr. Leff serves as our Lead Independent Director. Our Corporate Governance Guidelines provide that if the Chairperson of the Board does not qualify as an independent director, the Lead Independent Director’s responsibilities include, but are not limited to: calling separate meetings of the independent directors, determining the agenda and serving as chairperson of meetings of independent directors and reporting to the Chief Executive Officer and the Chairperson of the Board regarding feedback from executive sessions of non-management directors. Currently, our Chairman of the Board qualifies as an independent director.
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. Management is responsible for the day-to-day management of risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our Board of Directors focuses on our general risk management strategy and the most significant risks facing us, including risks relating to the Company’s credit, liquidity and operations, and oversees the implementation of risk mitigation strategies by management. The Audit Committee primarily oversees the Company’s accounting and financial reporting processes and internal controls and the Company’s compliance with applicable law, and reviews and discusses with management the Company’s policies and practices with respect to risk assessment and risk management, including guidelines
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and policies to identify, monitor, and address enterprise risks. As part of the Audit Committee’s oversight, the committee receives periodic updates from management on the Company’s major financial risk exposures and, on a quarterly basis, information and cybersecurity risk exposures, as well as the steps management has taken to monitor and control these exposures. In addition, the Compensation Committee considers the risks associated with our compensation policies and practices, and the Nominating and Corporate Governance Committee oversees risks relating to our corporate governance practices and structure. All committees receive regular reports from officers responsible for oversight of particular risks within the Company. The Board periodically receives reports by each committee chair regarding the committee’s considerations and actions. The Board’s allocation of risk oversight responsibility may change from time to time based on the evolving needs of the Company. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
CODE OF ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is available in the Governance section of the Company’s website at http://ir.fubo.tv. We expect that any amendments to the code, or any waivers of its requirements, that are required to be disclosed by SEC or NYSE rules will be disclosed on our website.
INSIDER TRADING POLICY; ANTI-HEDGING POLICY
Our Board of Directors has adopted an Insider Trading Policy, which governs the purchase, sale and other dispositions of our securities by all directors, officers and employees. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. It is also our policy to comply with applicable insider trading laws and regulations with respect to transactions in our own securities. A copy of our Insider Trading Policy currently in effect is available in the Governance section of the Company’s website located at http://ir.fubo.tv.
The policy also prohibits such persons from purchasing certain financial instruments, including prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS
There were 21 meetings of the Board of Directors during fiscal 2025. During fiscal 2025, each director then serving attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Currently, we do not maintain a formal policy regarding director attendance at annual meetings of stockholders; however, pursuant to our Corporate Governance Guidelines, each director is strongly encouraged to attend each annual meeting of stockholders. All of our directors then serving attended our 2025 annual meeting of stockholders.
EXECUTIVE SESSIONS
During executive sessions of non-management directors, the chairs of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee preside on a rotating basis based on the topics to be discussed. In addition, only the independent directors, without the non-employee directors who are not independent, meet at least once per year in executive sessions. During these executive sessions of the independent directors, the Chairman of our Board presides over the meeting.
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COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees are set forth in the following chart.

DIRECTOR	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE
David Gandler
Andy Bird*	X
Ignacio Figueras*			X
Jonathan Headley*	Chair
Daniel Leff*	X	X
Jim Lygopoulos		Chair
Debra OConnell			X
Cathleen Taff		X
Justin Warbrooke			Chair
*Independent director
AUDIT COMMITTEE
Our Audit Committee’s duties and responsibilities are to, among other things:
•appoint and oversee the work of the independent registered public accounting firm engaged by us and approve audit and non-audit services;
•evaluate the independence and qualifications of the independent registered public accounting firm at least annually;
•review our annual audited financial statements and quarterly unaudited financial statements and our internal controls;
•discuss with management the Company’s procedures with respect to the presentation of the Company’s financial information and review and discuss earnings press releases, earnings guidance provided to analysts and rating agencies and financial information provided to the public, analysts and ratings agencies;
•oversee the performance of our internal audit function;
•set hiring policies with regard to the hiring of employees or former employees of our independent registered public accounting firm;
•periodically review our policies and procedures for reviewing and approving “related person transactions”, and review and oversee all related person transactions;
•adopt and oversee procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters;
•review any significant legal, compliance or regulatory matters that have arisen or that may have a material impact on our business, financial statements or compliance policies;
•discuss with management and our independent registered public accounting firm any correspondence with regulators or governmental agencies and any reports or complaints that raise material issues regarding our financial statements or policies;
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•review and discuss with management, including the Company’s internal audit function and the Company’s independent auditor, the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to identify, monitor, and address enterprise risks, including periodic updates from management on the Company’s major financial exposures and, at least twice annually, information and cybersecurity risk exposures, as well as the steps management has taken to monitor and control these exposures, and oversee and monitor management’s plans to address such risks;
•review with the full Board any issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor and the performance of the internal audit function, if applicable;
•conduct an annual self-performance evaluation of the committee;
•review periodically the adequacy of the committee’s charter and recommend any proposed changes to the Board for approval; and
•review and approve each Reserved Matter (as defined in the Certificate of Incorporation), including, without limitation:
◦any transaction between the Company or any of its subsidiaries (the “Fubo Group”), on the one hand, and Hulu LLC and its affiliates (excluding the Fubo Group) (the “Hulu Group”), or any director, officer, employee or “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of any Hulu Group entity, on the other hand;
◦the entry by any Fubo Group entity into any carriage agreement with any programmer (other than any Hulu Group entity, which transaction shall be governed by the above bullet); and
◦solely until the second anniversary of the Closing Date: (i) any amendment or other modification to the Certificate of Incorporation, the Bylaws or the Stockholders Agreement; (ii) the formation of any new committee of the Board; and (iii) any amendment or other modification to the charter of any existing committee of the Board; provided that any such action contemplated by (ii) or (iii) shall also require the approval of a majority of the Hulu Affiliated Designees (as defined in “Proposal 1—Election of Directors”).
The members of the Audit Committee are Messrs. Bird and Headley and Dr. Leff, with Mr. Headley serving as chair. Our Board of Directors has affirmatively determined that Messrs. Bird and Headley and Dr. Leff, as well as Julie Haddon and Laura Onopchenko during their tenure on the Audit Committee in 2025, each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of our Audit Committee, as well as Mses. Haddon and Onopchenko while they served on the Audit Committee, also meet the financial literacy requirements of NYSE rules. In addition, our Board of Directors has determined that Messrs. Bird and Headley, Dr. Leff, as well as Ms. Onopchenko while she served on the Audit Committee, each qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has adopted an Audit Committee Charter, which is available in the Governance section of the Company’s website located at http://ir.fubo.tv.
The Audit Committee met five times during fiscal 2025.
COMPENSATION COMMITTEE
Our Compensation Committee’s duties and responsibilities are to, among other things:
•review and approve the corporate goals and objectives applicable to the compensation of our Chief Executive Officer (the “CEO”), evaluate at least annually the CEO’s performance in light thereof, and,
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based on this evaluation, determine and approve the compensation level of the CEO, including all grants of equity-based compensation;
•oversee an evaluation of the other executive officers in addition to the CEO and, after considering such evaluation, review and approve, or recommend for approval to the Board, the compensation of such executive officers, including all grants of equity-based compensation;
•review and approve any employment and severance agreements arrangements for the executive officers;
•review, approve, amend and administer the Company’s employee benefit and compensation and equity incentive plans, including granting stock options, restricted stock units, stock purchase rights or other equity-based or equity-linked awards to individuals eligible for such grants in accordance with procedures and guidelines as may be established by the Board;
•oversee and periodically review with management the Company’s strategies, policies and practices with respect to human capital management and talent development, including with respect to matters such as workplace environment and culture, employee engagement and effectiveness, and talent recruitment, development and retention;
•review at least annually and discuss with management compensation risk and risk management with respect to the Company’s compensation policies and practices;
•administer and oversee the Company’s compliance with the compensation recovery policy required by applicable SEC and NYSE rules;
•review and recommend to the Board the form and amount of compensation to be paid for service on the Board and Board committees and for service as a chairperson of a Board committee;
•oversee regulatory compliance with respect to compensation matters affecting us;
•review and discuss with management the compensation discussion and analysis that we may be required to include in SEC filings, including this Proxy Statement, from time to time;
•conduct an annual self-performance evaluation of the committee; and
•review periodically the adequacy of the committee’s charter and recommend any proposed changes to the Board for approval.
The Compensation Committee may delegate its authority under the Compensation Committee Charter in accordance with applicable laws and regulations.
The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. The Compensation Committee periodically engages an outside consultant to advise on compensation-related matters. Currently, the Company has engaged Pay Governance LLC (“Pay Governance”) to serve as outside consultant to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Pay Governance and has determined that Pay Governance’s work does not raise a conflict of interest.
The Compensation Committee consists of Ms. Taff, Mr. Lygopoulos and Dr. Leff, with Mr. Lygopoulos serving as chair. Our Board of Directors has affirmatively determined that Dr. Leff, and Julie Haddon and Neil Glat during their tenure on the Compensation Committee in 2025, each meet the definition of “independent director” for purposes of serving on the Compensation Committee under the NYSE rules, including the heightened independence standards for members of a Compensation Committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our Board of Directors has adopted a Compensation Committee Charter, which is available in the Governance section of the Company’s website located at http://ir.fubo.tv.
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The Compensation Committee met eight times during fiscal 2025.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Our Nominating and Corporate Governance Committee’s duties and responsibilities are to, among other things:
•make recommendations to the Board regarding desired qualifications, expertise and characteristics sought of Board members;
•make recommendations to the Board regarding the current size, composition, organization and governance of the Board;
•make recommendations to the Board regarding the Board’s leadership structure given the specific characteristics and circumstances of the Company, including the separation of the Chairman and Chief Executive Officer roles and/or appointment of a lead independent director of the Board.
•identify individuals qualified to become Board members based on any applicable director designation rights set forth in the Certificate of Incorporation and the criteria included in the Corporate Governance Guidelines;
•evaluate the performance of individual members of the Board eligible for re-election, and selecting, or recommending for the selection of the Board, the director nominees for election to the Board by the stockholders at the annual meeting of stockholders or any special meeting of stockholders at which directors are to be elected;
•develop and review periodically the policies and procedures for considering nominees recommended by stockholders for election to the Board;
•consider director nominee recommendations from stockholders of the Company that are validly made and in accordance with applicable laws, rules and regulations and the provisions of the Company’s Certificate of Incorporation and Bylaws;
•evaluate and recommend resignation or termination of membership of individual directors where appropriate;
•evaluate the “independence” of directors and director nominees against the independence requirements of NYSE, applicable rules and regulations of the SEC and other applicable laws;
•recommend to the Board, in accordance with any applicable director designation rights set forth in the Certificate of Incorporation, nominees to fill vacancies and newly created directorships on the Board and nominees to stand for election as directors at next annual meeting of the stockholders;
•conduct a periodic review of the Company’s succession planning process for the CEO, and any other members of the Company’s executive management team, report its findings and recommendations to the Board, and assist the Board in evaluating potential successors to the CEO or other members of the Company’s executive management team;
•periodically review the structure and composition of each committee of the Board and make recommendations, if any, to the Board for changes to the committees of the Board, including changes in the structure, composition or mandate of the committees, as well as the creation or dissolution of committees;
•periodically review, and provide oversight with respect to, the Company’s strategy, initiatives, policies and risks concerning environmental and social matters (with the Compensation Committee having primary responsibility for matters relating to human capital management).
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•develop and recommend to the Board corporate governance guidelines and periodically review the corporate governance guidelines and their application, and make recommendations, if any, to the Board for changes to the corporate governance guidelines;
•oversee the annual evaluation of the Board and its committees;
•develop, approve, review and monitor compliance with our Code of Business Conduct and Ethics, consider questions of possible conflicts of interest of Board members and other corporate officers, review actual and potential conflicts of interest of Board members and corporate officers, other than related party transactions reviewed by the Audit Committee, and approve or prohibit any involvement of such persons in matters that may involve a conflict of interest or taking of a corporate opportunity;
•engage independent legal counsel, search firms, and other advisors as it determines necessary to carry out its duties, and have the sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms;
•conduct an annual self-performance evaluation of the committee; and
•review periodically the adequacy of the committee’s charter and recommend any proposed changes to the Board for approval.
Our Nominating and Corporate Governance Committee consists of Ms. OConnell and Messrs. Figueras and Warbrooke, with Mr. Warbrooke serving as chair. Our Board of Directors has affirmatively determined that Mr. Figueras, and Dr. Leff and Mr. Glat during their tenure on the Nominating and Corporate Governance Committee in 2025, each meet the definition of “independent director” under the NYSE rules. Our Board of Directors has adopted a Nominating and Corporate Governance Committee Charter, which is available in the Governance section of the Company’s website located at http://ir.fubo.tv.
The Nominating and Corporate Governance Committee met four times during fiscal 2025.
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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis (“CD&A”) provides information about the material components of our executive compensation program for our “named executive officers” (“NEOs”) for the period beginning January 1, 2025 and ending September 27, 2025 (the “2025 Transition Period”),1 consisting of the following persons:
•David Gandler, our Chief Executive Officer and Director;
•Edgar Bronfman Jr., our former Executive Chairman;2
•John Janedis, our Chief Financial Officer; and
•Alberto Horihuela Suarez, our Chief Operating Officer.
Specifically, this compensation discussion and analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the Compensation Committee and our Board arrived at specific compensation policies and decisions involving our NEOs during the 2025 Transition Period.
COMPANY OVERVIEW AND 2025 BUSINESS HIGHLIGHTS
2025 represented a year of transformation and a significant milestone in our corporate history. At the start of the year in January 2025, we announced a definitive agreement with Disney to combine the Fubo and Hulu + Live TV businesses, creating a scaled live TV streaming company centered on consumer choice, flexible programming packages and cutting-edge user experiences. In October 2025, we successfully completed this combination, creating the sixth largest Pay TV company in the United States, with approximately 6 million subscribers across North America as of the Closing Date. The combined business offers an expansive content portfolio, including more than 55,000 live sporting events, alongside a broad range of entertainment programming, with Fubo and Hulu + Live TV continuing to operate as distinct consumer brands. Effective as of the Closing Date, we also changed our fiscal year-end from December 31 to September 30, with the Company’s first full fiscal year following the Closing Date to end on September 30, 2026.
Following the transaction, Disney holds an approximately 70% ownership interest in the Company. Fubo’s existing management team, led by Co-founder and CEO David Gandler, continues to lead the combined operations. In addition, a newly constituted board of directors with significant operational experience across finance, media, entertainment and sports in global markets has been formed to guide the strategic vision of the Company.
BUSINESS HIGHLIGHTS
The following business highlights pertain to Fubo’s standalone operations prior to the business combination. We have provided information on Fubo’s standalone performance against key quantitative financial and operational measures during the nine months ended September 30, 2025, which substantially overlaps with the 2025 Transition Period, for additional context on the NEO compensation for the same period, as discussed in this CD&A.
1 On the Closing Date of October 29, 2025, we completed our business combination with Disney’s Hulu + Live TV (as further described in “–Company Overview and 2025 Business Highlights”). Effective as of the Closing Date, Fubo changed its fiscal year to end September 30, with the first full fiscal year following the Closing Date to end on September 30, 2026 (“fiscal 2026”). As a result, this CD&A covers the 2025 Transition Period.
2 Mr. Bronfman, Jr. served as the Company’s Executive Chairman until the Closing Date, at which time he resigned from such role.
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Fubo delivered strong financial and operational results during the nine months ended September 30, 2025, highlighted by strong revenue and subscriber performance and significant improvements in Net Income (Loss) and Adjusted EBITDA. These results reflect the Company’s execution and delivery against its long-term strategic objective of achieving Adjusted EBITDA profitability in 2025, as first announced at Fubo’s 2022 Investor Day.
•North America Revenue of $1.15 billion for the nine months ended September 30, 2025, compared to $1.15 billion in the corresponding prior year period.
•North America Paid Subscribers of 1.631 million in the nine months ended September 30, 2025, compared to 1.613 million in the corresponding prior year period.
•Global Net Income of $161.6 million and Positive Adjusted EBITDA of $26.2 million in the nine months ended September 30, 2025, representing year-over-year improvements of $298 million and $104 million, respectively.3
PAY FOR PERFORMANCE
Our incentive compensation is designed to link NEO compensation with successful Company performance against key quantitative financial and operational measures that promote long-term stockholder value. For the 2025 Transition Period, performance-based cash bonuses and long-term equity design and payouts for such period were based on achievement of predetermined North America revenue, North America subscribers and Adjusted EBITDA objectives. These were selected by the Compensation Committee, as investors and analysts primarily use these measures to evaluate our performance relative to our competitors. As a result, our executive compensation program closely links to our business strategies, aligns pay with performance, and reflects competitive practices.
RESPONSE TO 2025 SAY-ON-PAY VOTE AND STOCKHOLDER ENGAGEMENT
Fubo’s Board, Compensation Committee and management value stockholder feedback on our executive compensation programs and practices. We engage with our stockholders on various matters, including business performance and strategy, corporate governance, executive compensation, and environmental and social matters, with participation from Investor Relations, Legal, Finance, Human Resources, executive leadership and members of our Board, as appropriate.
At our 2025 annual meeting, approximately 92% of votes cast supported our say-on-pay proposal, continuing a three-year trend of strong and growing support following approximately 80% support in 2023 and 89% in 2024. The Compensation Committee considers annual say-on-pay results and other stockholder feedback when evaluating our executive compensation program and views the continued high level of support as a positive endorsement of the program.
OUR EXECUTIVE COMPENSATION BEST PRACTICES
We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests:
3 Fubo’s Net Income from Continuing Operations for the nine months ended September 30, 2025 was positively impacted by a $220 million net gain related to the settlement of litigation. Adjusted EBITDA is a non-GAAP measure defined as Net Income (Loss) from Continuing Operations, adjusted for depreciation and amortization, impairment of other assets, stock-based compensation, certain litigation and transaction expenses, other (income) expense, and income tax provision (benefit). A reconciliation of Adjusted EBITDA to Net Income (Loss) from Continuing Operations, the most directly comparable GAAP measure, for the periods presented is attached to this proxy statement as Appendix C.
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✓
WHAT WE DO
✓Pay for Performance— We design our executive compensation program to align pay with company performance.
✓Significant Portion of Compensation is At-Risk. A significant portion of NEO compensation is “at risk” based on our performance, including short-term cash incentives and long-term equity incentives, to align the interests of our NEOs and stockholders.
✓Independent Compensation Consultant—The Compensation Committee retains an independent compensation consultant and reassesses independence annually.
✓Annual Review of Compensation—The Compensation Committee, with input from its independent compensation consultant, conducts an annual review of all of our compensation programs in light of current best practices.
✓Annual Compensation Risk Assessment—Each year we perform an assessment of any risks that could result from our compensation plans and programs.

✓Multi-Year Vesting Requirements. The equity awards granted to our NEOs vest over multi-year periods, consistent with current market practice and our retention objectives.
✓Double-Trigger Vesting. We use double-trigger accelerated vesting of equity awards in the event of a change in control. Cash amounts payable upon a change in control are also subject to a double trigger.
✓Annual Say-on-Pay Vote. We hold an annual say-on-pay advisory vote for stockholders.
✓Active Stockholder Engagement Program. We proactively engage with our stockholders throughout the year.
✓Competitive Peer Group. Our Compensation Committee selects our peers based on quantitative and qualitative criteria, including sector, type of business, market capitalization, revenue, and headcount.
✓Clawback Policy. We maintain a compensation recovery policy as required under the Dodd-Frank Act and the New York Stock Exchange listing rules that mandates the recoupment of erroneously awarded incentive-based compensation from our current and former executive officers in the event of an accounting restatement.

X WHAT WE DON’T DO
XHedging/Pledging of Company Stock—We prohibit our officers, directors, and employees from hedging, margining, pledging, short-selling, or publicly trading options in our stock.
XPerquisites—We do not provide excessive perquisites to our NEOs.

XNo Stock Option Repricing—The Restated Plan, as described in Proposal 5, expressly prohibits the repricing of underwater stock options without stockholder approval.
XExecutive Retirement Plans—We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any nonqualified deferred compensation plans or arrangements to our NEOs other than the plans and arrangements that are available to all employees. Our NEOs are eligible to participate in our tax-qualified Section 401(k) retirement savings plan on the same basis as our other employees.

COMPENSATION DETERMINATION PROCESS
ROLE OF THE COMPENSATION COMMITTEE
The Compensation Committee develops, reviews and approves each of the elements of our executive compensation program in order to align the program with our business strategy and areas that we believe drive the creation of stockholder value. The Compensation Committee also regularly assesses the effectiveness and competitiveness of our compensation programs, with input from management regarding, among other matters, our annual operating plan, expected financial results, and related risks.
Each year, the Compensation Committee reviews appropriate performance metrics and targets for our performance bonus programs for the year. In addition, in the first quarter of each year, the Compensation
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Committee reviews the performance of each NEO and our performance relative to the quantitative performance objectives previously set by the Compensation Committee for the year under review, and determines final bonus payouts to NEOs. The Compensation Committee also annually reviews and adjusts, as appropriate, annual base salaries for our NEOs and approves, as appropriate, equity awards to our NEOs and certain other eligible employees.
ROLE OF OUR MANAGEMENT
At the Compensation Committee’s direction, management supports the Committee by providing input, data, analysis and recommendations regarding our executive compensation programs and policies, including information about our annual operating plan, expected financial results, related risks and opportunities, talent needs and business objectives. Management also administers compensation programs as directed by the Compensation Committee, evaluates program effectiveness and competitiveness, and recommends changes for Compensation Committee consideration as appropriate to support program objectives.
Our Chief Executive Officer, with support from members of our finance, human resources and legal departments, provides input to the Compensation Committee in connection with its annual review of NEO compensation, other than with respect to his own compensation. Members of management, including our Chief Executive Officer, also generally attend Compensation Committee meetings. The Compensation Committee also meets in executive sessions without management as needed from time to time. Any deliberations or decisions regarding our Chief Executive Officer’s or other NEO’s compensation are made without that executive present.
ROLE OF COMPENSATION CONSULTANT
The Compensation Committee is authorized to retain the services of third-party compensation consultants and other outside advisors to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
Consistent with recent years, the Compensation Committee retained Aon, an independent third-party compensation consulting firm, to advise on executive and director compensation during the 2025 Transition Period. Following the closing of the business combination, in January 2026, the Compensation Committee retained Pay Governance, an independent third-party compensation consulting firm, to advise on executive and director compensation for fiscal 2026.
Under these engagements, the consultants assist the Compensation Committee’s development and evaluation of compensation policies and practices and the Compensation Committee’s determinations of compensation awards through various services, including providing third-party market data and other information, analyses and advice on compensation matters, development of a compensation peer group, and advice and expertise on proposed executive compensation awards and plan designs. The Compensation Committee considers input and advice from the consultants in making decisions on compensation matters, along with information and analyses it receives from management and its own judgment and experience.
The Compensation Committee assessed the independence of Aon and Pay Governance pursuant to SEC and New York Stock Exchange rules and concluded that no conflict of interest existed that would have prevented each of the consultants from serving as an independent consultant to the Compensation Committee during the periods of their respective engagements or, with respect to Pay Governance, currently. Aon did not provide any other services to us during the 2025 Transition Period beyond their engagement as an advisor to the Compensation Committee on director and executive compensation matters.
PEER GROUP AND COMPETITIVE POSITIONING
The Compensation Committee reviews our peer group annually to consider changes in market capitalization, revenue and other factors, including acquisitions or divestitures, and revises the companies included in the peer group accordingly. Historically, our Compensation Committee has reviewed the comparable company information in setting executive compensation levels and determining the various components of executive compensation but has not set executive cash or total target compensation at any specified level relative to the peer group. Rather, the Compensation Committee uses peer data as one reference point and also considers its
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own judgment and experience, stockholder feedback and the varying roles and responsibilities of each executive in setting compensation levels and making compensation decisions.
2025 Transition Period Peer Group
For the 2025 Transition Period, the Compensation Committee, working with Aon, determined to retain the Company’s existing peer group, which was first established in December 2022, for use as a reference when determining executive and director compensation, including base salaries, bonus awards and equity awards, as applicable. In light of the pending business combination, the Compensation Committee determined that it was appropriate to continue using the existing peer group during the 2025 Transition Period and to revisit the peer group following the Closing Date.
The peer group was originally selected in 2022 based on industry and business model comparability, including companies in the interactive media and services, technology, media and entertainment sectors, as well as financial and operational size measures, including market capitalization, revenue and headcount generally within 0.3x to 3.0x of Fubo’s corresponding metrics at the time the peer group was established. The peer group was not selected based on executive compensation levels.
This peer group for the 2025 Transition Period consisted of the following companies:

AMC Global Media Bumble Cable One Cumulus Media Dropbox IAC	Lionsgate Studios Peloton Interactive Roku Shutterstock Sirius XM Holdings Spotify Technology	The New York Times Company The Trade Desk, Inc. Vimeo WideOpenWest
Fiscal 2026 Peer Group
Following the business combination, Fubo’s scale and annual revenues increased significantly. As a result, the Compensation Committee, with the assistance of Pay Governance, conducted a comprehensive review of the Company’s compensation peer group for use in connection with fiscal 2026 compensation discussions and decisions.
Pay Governance evaluated potential peers using both quantitative and qualitative factors, including industry, revenue, market capitalization, business model, and talent competition considerations. This review included an independent analysis of companies in relevant industries, including media and entertainment, telecommunications, software and services, and media- or consumer-focused technology, with revenue generally within 0.3x to 3.0x of Fubo’s revenue and market capitalization considered as a secondary factor, in each case as measured in early 2026 when the peer group was identified.
In developing the recommended peer group, Pay Governance focused on companies with business characteristics relevant to Fubo, including digital content distribution or adjacent content businesses, business-to-consumer models and subscription-based revenue models, and also considered key streaming, content distribution and talent competitors. Pay Governance also reviewed the Company’s legacy compensation peer group, companies identified by management and members of the Board as potential peers, proxy advisor peer groups, peer-of-peer data and companies that name Fubo as a peer. The peer group was not selected based on executive compensation levels.
Based on this review, in April 2026, the Compensation Committee approved the following compensation peer group for use as a reference point in fiscal 2026 compensation discussions and decisions.
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AMC Global Media EchoStar Electronic Arts Fox IAC iHeartMedia Lionsgate Studios	Match Group News Corporation Nexstar Media Group Optimum Communications Peloton Interactive Roku	Sinclair Sirius XM Holdings Take-Two Interactive Software TKO Group Holdings Versant Media Group Warner Music Group
COMPENSATION PHILOSOPHY AND OBJECTIVES
We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill and teamwork of our employees, including our NEOs. To this end, the key objectives of our executive compensation program are:
•To attract, engage and retain an executive team who will provide leadership for our future success by providing competitive total pay opportunities.
•To establish a direct link between our business results, individual executive performance and total executive compensation.
•To align the interests of our executive officers with those of our stockholders.
EXECUTIVE COMPENSATION COMPONENTS AND DECISIONS FOR THE 2025 TRANSITION PERIOD
The following describes each component of our executive compensation program during the 2025 Transition Period, the rationale for each, and how compensation amounts were determined.
BASE SALARIES
In general, base salaries for our NEOs are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary. Base salaries of our NEOs are approved and reviewed annually by our Compensation Committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may include consideration of an NEO’s current salary, equity ownership, total compensation, and the amounts paid to an executive officer’s peers inside our company by conducting an internal analysis. The base salaries of the NEOs are also evaluated for competitiveness by considering, as a reference point, information with respect to comparable positions at companies based on market surveys and our peer group. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.
During the 2025 Transition Period, the Compensation Committee reviewed the base salaries of Messrs. Gandler, Janedis and Horihuela, taking into account individual performance, role and responsibilities, and market data of comparable companies in our peer group. Following this review, the Compensation Committee approved 5% merit-based salary increases as provided in the table below. Mr. Bronfman did not receive a base salary during the 2025 Transition Period and instead received a cash retainer fee for his service as our Executive Chairman, in accordance with our director compensation policy, as further described below under “Director Compensation,” and a restricted stock unit (“RSU”) award, as described below.

Named Executive Officer	2025 Base Salary	2024 Base Salary
David Gandler	$1,575,000	$1,500,000
John Janedis	$573,195	$545,900
Alberto Horihuela Suarez	$578,603	$551,050
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Consistent with prior years, the adjustment to Mr. Gandler’s base salary was effective January 1, 2025 and the adjustments to the base salaries of Messrs. Janedis and Horihuela were effective July 1, 2025. The actual base salaries paid to all of our NEOs for the 2025 Transition Period are set forth in the “Summary Compensation Table” below.
PERFORMANCE BONUSES
For the 2025 calendar year (representing Fubo’s fiscal year prior to the closing of the business combination), the Compensation Committee established a formal annual cash incentive program (the “2025 Bonus Program”) for our NEOs (excluding our former Executive Chairman who was not bonus-eligible). The 2025 Bonus Program was designed to link the incentive compensation of our NEOs with the Company’s performance across our key financial and operational objectives. Each NEO’s annual bonus was based 100% upon the achievement of pre-established, quantitative financial and operational metrics.
Target bonuses are set as a percentage of the executive’s base salary and are generally paid out in the first quarter of the following year. The target bonus for Mr. Gandler remained unchanged at 120% for 2025, and the target bonuses for each of Messrs. Janedis and Horihuela were increased from 75% to 85% for 2025 based on the Compensation Committee’s review of comparable company information to more closely align target total cash compensation for the executives to market competitive levels.
All final bonus payments to our NEOs are determined by our Compensation Committee or the Board. The actual bonuses awarded, if any, may be more or less than the target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of the Compensation Committee. Under our 2025 Bonus Program, the maximum bonus payable to a NEO was 130% of his target bonus.
CORPORATE PERFORMANCE GOALS AND PERFORMANCE LEVELS
Performance Measures. Consistent with the 2024 program, the Compensation Committee identified North America revenue, North America subscribers and Adjusted EBITDA as the key measures that promote the creation of long-term stockholder value. Accordingly, these same three measures (weighted 1/3 each) were selected as the performance metrics for the 2025 Bonus Program. The Board selected these three measures, with equal weighting, for the annual bonus plan to focus our executive officers on the key critical strategic priorities of growing North America subscribers and North America revenue (subscription and advertising) while emphasizing profitability. The Compensation Committee believes the performance metrics selected are critical elements to achieving our key strategic goals and are strongly aligned with stockholders’ interests.
Performance Levels and Payout Levels. The Compensation Committee set goals for each 2025 performance measure at levels it considered rigorous and challenging, based in part on its evaluation of relevant risks and opportunities. At the time the goals were established, achievement of target annual cash incentive opportunities was not assured and required strong execution by our executive officers and other employees. In setting these goals, the Compensation Committee reviewed the relevant financial measures in our annual operating plan and considered factors such as performance relative to prior years and execution risk.
The Compensation Committee established threshold and maximum performance levels at 80% and 120% of target for North America revenue and North America subscribers, and 50% and 150% of target for Adjusted EBITDA. No payout is earned for performance below threshold. Target performance results in a 100% payout for the applicable metric, while maximum performance results in a 120% payout for North America revenue and North America subscribers and a 150% payout for Adjusted EBITDA. Payouts for performance between threshold and target, and between target and maximum, are determined using straight-line interpolation.
The table below provides additional details regarding the threshold, target and maximum performance objectives for the 2025 calendar year:
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Performance Metric (Weighting)	Below Threshold	Threshold	Target	Maximum

North America Revenue (33.33%) ($ billions)	< $1.258	$1.258	$1.572	$1.887
% of Target	< 80%	80%	100%	120%
Payout Percentage	0%	80%	100%	120%
North America Subscribers (33.33%) (millions)	<1.35	1.35	1.68	2.02
% of Target	< 80%	80%	100%	120%
Payout Percentage	0%	80%	100%	120%
Adjusted EBITDA (33.33%) (millions) (1)	>$(25.0)	$(25.0)	>$(0.0)	$25.0
% of Target			100%
Payout Percentage	0%	50%	100%	150%

(1) Adjusted EBITDA is a non-GAAP measure defined as Net Income (Loss) from Continuing Operations, adjusted for depreciation and amortization, impairment of other assets, stock-based compensation, certain litigation and transaction expenses, other (income) expense, and income tax provision (benefit). A reconciliation of Adjusted EBITDA to Net Income (Loss) from Continuing Operations, the most directly comparable GAAP measure, for the periods presented is attached to this proxy statement as Appendix C.
Attainment. In connection with the business combination, annual cash incentive program participants, including our NEOs, were eligible to receive a bonus for the portion of 2025 that elapsed prior to the Closing Date of the business combination on October 29, 2025 (the “Pre-Closing Period”), based on the Company’s projected annual performance against the performance metrics established for calendar year 2025 set forth above. The portion of the bonus for the remainder of calendar year 2025 following the Closing Date (the “Post-Closing Period”) was to be determined based on actual performance relative to metrics established for such period.
On the Closing Date, the Compensation Committee reviewed the Company’s performance against the 2025 Bonus Plan objectives, including North America revenue, North America subscribers and Adjusted EBITDA. Based on the Company’s actual performance through the Closing Date and projected performance against those metrics for the two remaining months of calendar 2025, the Compensation Committee approved an achievement level of 116%. Given various factors, including the Company’s strong performance across these key financial and operational metrics, the timing of the Closing Date approximately ten months into the twelve-month performance period, and consideration of the level of certainty and probability of achievement of the performance metrics for remainder of the calendar year, the 116% achievement and payout level was applied to annual bonuses for 2025, including both the Pre-Closing and Post-Closing Periods.
The table below provides additional details about the final annual payouts under our 2025 Bonus Program (which was based on the full calendar year as it was established prior to the change in our fiscal year) as well as the portion of the 2025 bonuses that were attributable to the 2025 Transition Period based on the portion of 2025 that elapsed during such period.
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ANNUAL CASH INCENTIVE TARGETS AND PAYOUT DETERMINATION FOR CALENDAR YEAR 2025 AND THE 2025 TRANSITION PERIOD

Named Executive Officer	Target Percentage of Base Salary	Target Dollar Amount	Corporate Performance Weighting	Corporate Performance Percentage	Annual Cash Incentive Award for Calendar Year 2025	Portion of Bonus Attributable to the 2025 Transition Period
David Gandler	120%	$1,890,000	100%	116%	$2,191,078	$1,643,309
John Janedis	85%	$487,216	100%	116%	$551,714	$413,786
Alberto Horihuela Suarez	85%	$491,813	100%	116%	$556,919	$417,689
The portion of the annual performance bonuses paid to our NEOs for 2025 attributable to the 2025 Transition Period (representing approximately 75% of the bonuses earned for calendar year 2025) are set forth in the “Summary Compensation Table” below.
LONG-TERM EQUITY INCENTIVES
We maintain the FuboTV Inc. 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan provides our employees (including the NEOs) and other eligible service providers the opportunity to participate in the equity appreciation of our business and incentivizes them to work towards the long-term performance goals of the company. We believe that such awards function as a compelling incentive and retention tool.
The goals of our long-term, equity-based incentive awards are to align the interests of our NEOs and other employees, non-employee directors and consultants with the interests of our stockholders. Our equity-based incentives also encourage the retention of our NEOs through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our NEOs, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants, as well as a market review and analysis of comparable company data in our peer group. We have had no program, plan or practice pertaining to the timing of equity awards to our NEOs coinciding with the release of material non-public information.
We use equity awards to compensate our NEOs both in the form of initial grants in connection with the commencement of employment and annual grants. Historically, annual grants of equity awards to our NEOs have typically been approved by the Compensation Committee during the fourth quarter of each calendar year, although Mr. Gandler’s annual grants were generally granted during the first half of each calendar year. While we intend that the majority of stock awards to our employees be made pursuant to initial grants or our annual grant program, the Compensation Committee retains discretion to make equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the Compensation Committee.
EQUITY VEHICLES
Equity awards to our NEOs generally consist of time-based RSUs and performance-based RSUs, or PRSUs. We use a combination of these components to align executive performance with long-term stockholder interests, minimize the cost of equity awards, and associated dilution, to the Company and to provide competitive compensation and to attract and retain executive talent.
•Time-based RSUs are an effective retention tool because they maintain value even in cases where the stock price is trading lower than the initial grant price. Our time-based RSUs granted to our employees generally vest over four years, but certain time-based RSUs granted to Mr. Gandler and Mr. Bronfman vest over three years.
•Performance-based RSUs share the same benefits as time-based RSUs, with the additional alignment of value delivered to our executives with achievement of performance objectives intended to align the interests of our executives with our stockholders.
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From time to time, our Compensation Committee may determine that a vesting schedule or equity type different than indicated above is appropriate.
The equity awards granted to our NEOs during the 2025 Transition Period are described below.
2025 TRANSITION PERIOD EQUITY AWARDS
The Compensation Committee has generally determined the value of each equity grant to our NEOs using a holistic evaluation that takes into account competitive market data of peer companies, the recommendations of our Chief Executive Officer based on his evaluation of their individual performance (except with respect to his own performance), the extent to which the executive officer is currently vested in his or her stock awards, scope and criticality of the executive’s role, parity in targets among executives in roles of a given level and the available share reserve under our equity plans. Based upon these factors, the Compensation Committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
2025 Transition Period Equity Awards to Chief Executive Officer
Our Board, upon the recommendation of our Compensation Committee, granted Mr. Gandler RSUs in January 2025 and PRSUs in June 2025 pursuant to the 2020 Plan with a target long-term incentive award value of $4 million. 50% of Mr. Gandler’s target long-term incentive award was granted in the form of PRSUs described below and 50% was granted in the form of RSUs. The number of RSUs and PRSUs subject to the awards was calculated from such target value utilizing the volume weighted average trading price of the Company’s common stock for the three month period preceding January 1, 2025, the grant date of the RSUs. While the number of PRSUs to be granted to Mr. Gandler was set on such date, such awards were granted in June 2025 to allow the Compensation Committee time to evaluate the appropriate PRSU design for such awards.
In designing the PRSU award, the Compensation Committee determined that tying the vesting of the PRSUs to three stock price hurdles, coupled with a service requirement through the third anniversary of the grant date, provided Mr. Gandler with meaningful incentives to increase the stock price and align his interests with long-term value creation.
Specifically, in January 2025, the Board granted Mr. Gandler an award of RSUs covering 108,733 shares of our Common Stock, which RSUs vest in equal annual installments on the first three anniversaries of the grant date (January 1, 2025), subject to Mr. Gandler’s continued service with us through each such vesting date.
In addition, in June 2025, the Board granted Mr. Gandler an award of PRSUs (the “Gandler 2025 PRSU Award”) covering 108,732 shares of our Common Stock (which represented the “maximum” number of shares eligible to vest), which was divided into three equal tranches, each of which was eligible to vest upon the attainment of a stock price hurdle over 30 consecutive trading days: $72; $96; and $120. The Compensation Committee set the stock price hurdles at levels that it considered rigorous and challenging, such that the attainment was not assured at the time they were set. The stock price hurdles were to be measured over four one-year performance periods beginning on the grant date. Any PRSUs that became eligible to vest based on achievement of the stock price hurdles during the first three annual performance periods were scheduled to vest on the third anniversary of the grant date, and any PRSUs that became eligible to vest based on achievement of the stock price hurdles during the final annual performance period were scheduled to vest on the date of such achievement, subject to Mr. Gandler’s continued employment through such date.
Upon the closing of the business combination, which constituted a change in control for purposes of the 2020 Plan, the performance conditions applicable to the Gandler 2025 PRSU Award were deemed satisfied. As a result, all PRSUs subject to the Gandler 2025 PRSU Award are eligible to vest on the third anniversary of the grant date, subject to Mr. Gandler’s continued service through such date and in accordance with the terms of such award.
2025 Transition Period Equity Awards to Mr. Bronfman
In consideration of his services as our Executive Chairman, in January 2025, Mr. Bronfman was granted a time-based RSU award covering 108,733 shares of our Common Stock with target long-term incentive award value
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at $2 million. Mr. Bronfman’s RSU award was subject to vesting in equal annual installments on the first three anniversaries of the grant date (January 1, 2025), subject to Mr. Bronfman’s continued service with us through each such vesting date. Mr. Bronfman vested in the RSUs upon the closing of the business combination and his cessation of service as our Executive Chairman in accordance with the terms of such award.
Messrs. Horihuela and Janedis were not granted equity awards during the 2025 Transition Period.
OUTCOMES FOR EXECUTIVE EQUITY AWARDS TIED TO 2025 PERFORMANCE
2024 PRSUs Granted to Mr. Gandler
In April 2024, pursuant to the 2020 Plan, the Board granted Mr. Gandler an award of PRSUs (the “Gandler 2024 PRSU Award”) covering 154,321 shares of our Common Stock at “target” performance level (and up to 231,481 shares at “maximum” performance level), which were to become eligible to vest upon the attainment of annual performance objectives over three one-year performance periods (2024, 2025 and 2026 calendar years), subject to Mr. Gandler’s continued employment through the vesting date of February 20, 2027. The number of PRSUs eligible to vest could vary from 0% to 150%. For 2024 and 2025, the performance metrics and corresponding objectives for the Gandler 2024 PRSU Award were the same as those established for purposes of the Company’s annual cash incentive program for the applicable year (for 2025, see discussion above under the heading “—Performance Bonuses”).
Based on the 128% achievement level for 2024, and the deemed 100% achievement level for 2025 and 2026, upon the closing of the business combination, which constituted a change in control for purposes of the 2020 Plan, Mr. Gandler became eligible to vest in a total of 168,590 of the PRSUs (representing actual performance for 2024 and target performance for 2025 and 2026), which PRSUs remain subject to time-based vesting through February 20, 2027.
2024 PRSUs Granted to Messrs. Janedis and Horihuela
In November 2024, the Compensation Committee granted awards of PRSUs to Messrs. Janedis and Horihuela covering 24,995 shares each of our Common Stock at “target” performance level (the “Other NEO 2024 PRSUs”). For purposes of these awards, “target” performance is the maximum possible achievement.
The Other NEO 2024 PRSUs granted to Messrs. Janedis and Horihuela were scheduled to vest upon the attainment of annual performance objectives over four one-year performance periods (2025, 2026, 2027 and 2028 calendar years). Any PRSUs that became eligible to vest based on performance relative to the annual performance objectives were scheduled to vest on February 20, 2026, 2027, 2028 and 2029, respectively, subject to the executive’s continued employment through the applicable certification date. The number of PRSUs eligible to vest could vary from 0% to 100%.
For 2025, the performance metrics and corresponding objectives for the Other NEO 2024 PRSUs were the same as those established for purposes of the 2025 Bonus Program (see discussion above under the heading “—Performance Bonuses”).
Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Messrs. Janedis and Horihuela became eligible to vest in all of the Other NEO 2024 PRSUs in accordance with the terms of such awards, which PRSUs remain subject to time-based vesting through February 20, 2026, 2027, 2028 and 2029.

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2023 PRSUs Granted to Mr. Gandler Tied to 2025 Performance
In May 2023, the Board granted Mr. Gandler an award of PRSUs (the “Gandler 2023 PRSU Award”) covering 60,861 shares of our Common Stock at “target” performance level (and up to 91,292 shares at “maximum” performance level), which become eligible to vest upon the attainment of annual performance objectives over three one-year performance periods (2023, 2024 and 2025 calendar years), subject to Mr. Gandler’s continued employment through the vesting date of February 20, 2026. The number of PRSUs eligible to vest could have varied from 0% to 150%. For the 2023 performance period and 2024 performance period, the Compensation Committee set Adjusted EBITDA goals (weighted 50%), North America revenue goals (weighted 25%), and NA subscriber goals (weighted 25%) as the annual performance objectives. For 2025, the performance metrics and corresponding objectives for the Gandler 2023 PRSU Award were the same as those established for purposes of the 2025 Bonus Program (see discussion above under the heading “—Performance Bonuses”).
Based on the 135% achievement level for 2023, the 128% achievement level for 2024, and the deemed 100% achievement level for 2025, upon the closing of the business combination, Mr. Gandler became eligible to vest in a total of 73,600 PRSUs (based on actual performance for 2023 and 2024 and target performance for 2025), which PRSUs vested on February 20, 2026.
2021 and 2023 PRSUs Granted to Messrs. Janedis and Horihuela Tied to 2025 Performance
Each of Messrs. Janedis and Horihuela held outstanding PRSUs originally granted in 2021 or 2023 which were eligible to vest based on 2025 performance. For purposes of these awards, “target” performance was the maximum possible achievement. For 2025, in March 2025, the Compensation Committee determined that the performance metrics for these PRSUs would be the same as the 2025 performance goals set forth purposes of the Other NEO 2024 PRSUs that were eligible to vest based on 2025 performance goals.
These PRSUs were scheduled to vest on the date on which the Company’s performance for the 2025 performance year was certified, which was scheduled to occur on or before February 20, 2026), subject to continued employment through such date.
Upon the closing of the business combination, Mr. Janedis became eligible to vest in 15,818 PRSUs granted in 2023 and Mr. Horihuela was eligible to vest in a total of 95,000 of his PRSUs granted in 2021 and 15,818 of his PRSUs granted in 2023, which PRSUs vested on February 20, 2026.
ACCELERATED VESTING OF EQUITY AWARDS
The equity awards granted to our NEOs are subject to accelerated vesting under the award agreements and the terms of Mr. Gandler’s employment agreement and our Executive Severance Plan, as described below under “Post Termination and Change in Control Benefits” and “—Employment Agreements.”
RETENTION AWARDS
On January 5, 2025, the Board approved a retention bonus program with an aggregate value of $20,500,000 (“Retention Bonus Program”) to promote retention and incentivize efforts to consummate the business combination, pursuant to which each of the NEOs, along with certain other key employees, were eligible to participate. Each award under the Retention Bonus Program was delivered, as to 25% of the value of the award, in cash upon the closing of the business combination in October 2025, and as to the remaining 75% of the value of the award, in the form of RSUs (“Retention RSUs”) granted on the closing date. The Retention RSUs vest, as to one-third of the underlying RSUs on the first anniversary of closing date, and as to the remaining two-thirds of the underlying RSUs on the second anniversary of the closing date, in each case, subject to the individual’s continuing service through the applicable vesting date. In the event of an individual’s termination without cause or resignation for good reason prior to the closing date or prior to the grant of the “Retention RSUs,” the individual was entitled to receive the cash retention award and fully vested Retention RSUs, on or as soon as practicable following the closing date, subject to the individual’s execution of a general release of claims. In the event of an individual’s termination without cause or resignation for good reason following the grant date of the Retention RSUs (but prior to the final vesting date) the Retention RSUs will become fully vested, subject to the individual’s execution of a general release of claims.
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Mr. Bronfman received his full award upon the closing of the business combination and his cessation of service as our Executive Chairman in accordance with the terms of the Retention Bonus Program. As a result, Mr. Bronfman’s Retention RSUs were fully vested on the date of grant.
The following table sets forth the aggregate amount of the awards allocated by the Board under the Retention Bonus Program to each of our NEOs (inclusive of both the cash and equity components). The cash amounts were paid to each NEO at the time of the closing of the business combination and the Retention RSUs reflected in the table below were granted on the Closing Date. The number of Retention RSUs was determined by dividing the target equity value by $45.48, the volume-weighted average price per share of the Company’s Common Stock for the 30 trading days preceding the Closing Date.

Named Executive Officer	Retention Award ($)	Retention Award Paid in Cash ($)	Number of Retention RSUs Awarded at Closing (#)
David Gandler	5,500,000	1,375,000	90,699
Edgar Bronfman Jr.	1,500,000	375,000	24,736
John Janedis	2,000,000	500,000	32,981
Alberto Horihuela Suarez	4,500,000	1,125,000	74,208
HEALTH, WELFARE AND RETIREMENT BENEFITS
The establishment of competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel.
HEALTH AND WELFARE BENEFITS. Our NEOs who are employees are eligible to participate in our employee benefit plans, including our medical, dental, vision, life insurance plans and commuter benefit plan, in each case on generally the same basis as all of our other employees. We provide a 401(k) plan to our employees as discussed in the section below entitled “Retirement Savings.” We also pay the premiums for term life insurance and disability insurance for all of our employees, including our NEOs. Our Board of Directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.
We generally do not provide other perquisites or personal benefits to our NEOs, except in limited circumstances. During 2025, due to the complex nature of the business combination, the Board determined to reimburse Mr. Bronfman for legal fees incurred by him with respect to personal matters in connection with the business combination. These reimbursements totaled $75,000 for the 2025 Transition Period.
We also reimbursed our other executive officers for legal fees incurred by them with respect to personal matters in connection with the business combination. These reimbursements totaled $400,000 for the NEOs for the 2025 Transition Period.
RETIREMENT SAVINGS. We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our NEOs are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. The 401(k) plan provides that each participant may make pre-tax deferrals from his or her compensation up to the statutory limit, which was $23,500 for calendar year 2025, and other testing limits. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2025 was up to an additional $7,500 above the statutory limit. We provide a matching contribution under our 401(k) plan of up to $3,000 per eligible participant. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.
POST TERMINATION AND CHANGE IN CONTROL BENEFITS
We have entered into an employment agreement with Mr. Gandler. We also maintain the Executive Severance Plan in which our executives, including Messrs. Janedis and Horihuela participate. Each of these arrangements provide for certain severance benefits in the event the executive’s employment is involuntarily or constructively terminated, including in connection with a change in control. Such severance benefits are intended and
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designed to alleviate the financial impact of an involuntary termination and maintain a stable work environment through salary continuation and equity award vesting acceleration. We provide severance benefits because they are essential to help us fulfill our objective of attracting and retaining key managerial talent. While these arrangements form an integral part of the total compensation provided to these individuals and are considered by the Compensation Committee when determining executive officer compensation, the decision to offer these benefits did not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels.
During 2025, in connection with the business combination, we also implemented the Retention Bonus Program, which provides for compensation upon a change in control, including in the event the executive’s employment is involuntarily or constructively terminated, including in connection with a change in control.
The Compensation Committee has determined that such arrangements offer protection that is competitive within our industry and for our company size and are designed to attract highly qualified individuals and maintain their employment with us. In determining the severance benefits payable pursuant to the Executive Severance Plan, the Compensation Committee considered what level of severance benefits would be sufficient to retain our current executive team and to recruit talented executives in the future, which determination was based in part on input from management and our board of directors. For a description of the employment agreement with Mr. Gandler, see “—Employment Agreements—David Gandler” below. For a description of the Executive Severance Plan, see “—Executive Severance Plan” below.
In addition, the equity awards granted to our NEOs contain accelerated vesting provisions upon an involuntary or constructive termination, death or disability and/or a change in control. In the event of a change in control where the acquirer does not assume awards granted under our equity incentive plans, awards issued under these plans shall be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable, with performance goals deemed achieved at 100% of target levels.
ACCELERATION OF TIME-BASED AWARDS
With respect to the time-based stock options and RSUs granted to Mr. Gandler, such awards will vest in the event of his termination without cause or resignation for good reason as provided under the Gandler Employment Agreement, as described below under “—Employment Agreements—David Gandler.” With respect to the time-based RSUs granted to Mr. Bronfman, such awards were eligible to vest in the event of his termination without cause or resignation for good reason as provided under the applicable award agreement. With respect to the time-based stock options and RSUs granted to Messrs. Janedis and Horihuela, such awards will vest in the event of the executive’s termination without cause or resignation for good reason within 24 months following a change in control as provided under the Executive Severance Plan, as described below under “—Executive Severance Plan.”
ACCELERATION OF PERFORMANCE-BASED STOCK OPTIONS
With respect to the performance-based stock options held by Mr. Gandler, if a change in control occurred or Mr. Gandler’s employment was terminated without cause or resignation for good reason, in each case on or prior to December 31, 2025, all of the performance-based stock options held by Mr. Gandler would remain eligible to vest on February 20, 2026 (or, if earlier, the date of his termination without cause or resignation for good reason), provided Mr. Gandler continued to provide services through such date. If the termination occurred on or after January 1, 2026, a number of unvested performance-based stock options, determined based on actual performance during the performance period, would have vested as of the date on which performance was certified. Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Gandler became eligible to vest in all of the performance-based stock options, which vested on February 20, 2026, in accordance with their terms.
With respect to the outstanding performance-based stock options held by Mr. Bronfman, in the event Mr. Bronfman’s services with Fubo were terminated prior to the consummation of a change in control (i) by us without cause, (ii) by Mr. Bronfman following our material breach of any agreement between us and Mr. Bronfman or (iii) due to Mr. Bronfman’s death or disability, Mr. Bronfman would have vested in any portion of the options for which the stock price target had been attained and would have remained eligible to vest in any other portion of the option if and when the applicable stock price target is attained prior to the expiration of the
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performance-based stock options. In addition, all of the performance-based stock options vested upon a change in control. Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Bronfman vested in all of the performance-based stock options in accordance with their terms.
ACCELERATION OF PRSUs
With respect to the PRSUs granted to Mr. Gandler in 2025, if a change in control event occurred, or in the event of Mr. Gandler’s termination without cause or resignation for good reason, in each case on or prior to the fourth anniversary of the date of grant, all of the outstanding PRSUs that had not yet vested would vest on the later of (1) the third anniversary of the grant date or (2) the date of the change in control, subject to Mr. Gandler’s continued employment through such date. Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Gandler became eligible to vest in all of the PRSUs granted in 2025, which PRSUs will vest on the third anniversary of the grant date, subject to Mr. Gandler’s continued services through such date as described above.
With respect to the PRSUs granted to Mr. Gandler in 2023 and 2024, if a change in control event occurred, or in the event of Mr. Gandler’s termination without cause or resignation for good reason, in each case on or prior to the last day of the final performance period, he would remain eligible to vest in any unvested PRSUs (based on actual performance for any completed performance period and target performance for an incomplete performance period) on February 20, 2026 (for the awards granted in 2023) or February 20, 2027 (for the awards granted in 2024) (or, if earlier, the date of his termination without cause or resignation for good reason), provided he continues to provide services through such date. Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Gandler became eligible to vest in 73,600 of the PRSUs granted in 2023 and 168,590 of the PRSUs granted in 2024 based on the foregoing provisions. The resulting PRSUs granted in 2023 vested on February 20, 2026, and the resulting PRSUs granted in 2024 will vest on February 20, 2027, subject to his continued services through such date.
With respect to the PRSUs granted to Mr. Janedis during 2023, if a change in control occurred on or prior to December 31, 2025, all of the unvested PRSUs (measured at target performance) would be eligible to vest on February 20, 2026 (or, if earlier, the date of the executive’s involuntary termination without cause or resignation for good reason following a change in control), provided he continued to provide services through such date. Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Janedis became eligible to vest all of the PRSUs, which PRSUs vested on February 20, 2026.
With respect to the PRSUs granted to Mr. Horihuela during 2023, if a change in control occurred on or prior to December 31, 2025, he would remain eligible to vest in any unvested PRSUs (based on actual performance for any completed performance period and target performance for an incomplete performance period) on February 20, 2026 (or, if earlier, the date of his termination without cause or resignation for good reason following a change in control), provided he continued to provide services through such date. Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Horihuela became eligible to vest in all of the PRSUs granted in 2023, which PRSUs vested on February 20, 2026.
In November 2023, the Board amended the PRSUs previously awarded to Mr. Horihuela in 2021 (the “Amended Horihuela PRSUs”) to generally align the performance targets with the Amended Gandler Performance Options based on 2025 performance. With respect to the Amended Horihuela PRSUs, if a change in control event or his termination without cause or resignation for good reason occurred on or prior to December 31, 2025, he would remain eligible to vest in the target PRSUs on February 20, 2026 (or, if earlier, the date of his termination without cause or resignation for good reason), provided he continued to provide services through such date. If his termination occurred on or after January 1, 2026, a number of unvested PRSUs, determined based on actual performance during the performance period, would have vested on date performance is certified. Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Horihuela became eligible to vest in all of the Amended Horihuela PRSUs, which PRSUs vested on February 20, 2026.
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With respect to the PRSUs granted to Messrs. Janedis and Horihuela during 2024, if a change in control occurred on or prior to the last day of the final annual performance period, the executive would remain eligible to vest in any unvested PRSUs (based on actual performance for any completed performance period and target performance for an incomplete performance period) on the last day of the original performance period applicable to the award (or, if earlier, the date of the executive officer’s termination without cause or resignation for good reason), as long as the executive continues to provide services to the Company through the applicable vesting date. Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Messrs. Janedis and Horihuela each became eligible to vest in 24,992 of the PRSUs granted in 2024, which PRSUs will remain subject to time-based vesting through February 20, 2026, 2027, 2028 and 2029.
For further information about the accelerated vesting provisions applicable to our NEOs’ outstanding equity awards, see “—Employment Agreements,” “—Executive Severance Plan” and “—Potential Payments Upon Termination or Change in Control” below.
PROHIBITION ON CERTAIN TRANSACTIONS IN FUBO SECURITIES
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all directors, officers, employees, consultants, contractors, agents and other service providers of the Company, and any entities which such persons control. The policy prohibits such persons from purchasing certain financial instruments, including prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
CLAWBACK POLICY
We have adopted a compensation recovery policy as required by Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding listing standards of the NYSE. This policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers, and discretionary recovery, for other senior executives selected to participate, of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. Covered restatements include both a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
EQUITY GRANT PRACTICES
We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted such annual awards to employees other than our Chief Executive Officer in the fourth quarter of each calendar year. Awards to newly-hired employees and awards in the case of promotions or other special circumstances are made on an ongoing basis. Historically, awards to our Chief Executive Officer were generally made in the first half of each calendar year. During the 2025 Transition Period, we did not grant new awards of stock options, stock appreciation rights, or similar option‐like instruments to our NEOs.

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TAX AND ACCOUNTING CONSIDERATIONS
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
The Compensation Committee and our board of directors have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.
ACCOUNTING FOR STOCK-BASED COMPENSATION
Under FASB ASC 718, we are required to estimate the grant date “fair value” for each grant of an equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.
RISK ASSESSMENT OF COMPENSATION PROGRAM
In May 2026, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, short-term incentive compensation and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our Compensation Committee.
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REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The Compensation Committee of our Board of Directors has submitted the following report for inclusion in this Proxy Statement:
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement filed by us with the SEC.
This report of the Compensation Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the Compensation Committee.
Respectfully submitted,
The Compensation Committee of the Board of Directors
Jim Lygopoulos (Chair)
Daniel Leff
Cathleen Taff
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COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table shows information regarding the compensation earned by our NEOs during the 2025 Transition Period (referred to in the table below as “TP 2025”) and the years ended December 31, 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
David Gandler	TP 2025	$1,180,300	$—	$7,901,641	$—	$1,643,309	$161,635	$10,886,885
Chief Executive Officer	2024	1,500,000	—	4,213,381	—	2,271,760	33,637	8,018,778
	2023	730,000	—	1,333,596	2,125,478	943,160	31,304	5,163,538
	2022	558,250	—	—	7,255,640	539,779	29,192
John Janedis	TP 2025	416,249	—	225,678		413,786	155,675	1,211,388
Chief Financial Officer	2024	537,950	50,000	935,813	—	511,781	26,489	2,062,033
	2023	480,000	—	1,980,088	—	330,047	24,612	2,814,747
	2022	387,652	—	1,886,560	—	207,886	21,563
Edgar Bronfman Jr.	TP 2025	75,000	—	1,644,043	—	—	97,342	1,816,385
Former Executive Chairman	2024	100,000	—	—	—	—	20,751	120,751
	2023	96,997	—	—	—		—	96,997
	2022	95,000	—	—	—	—	—
Alberto Horihuela Suarez	TP 2025	420,176	—	511,351	—	417,689	161,634	1,510,850
Chief Operating Officer	2024	543,025	100,000	1,081,977	—	516,609	33,637	2,275,248
	2023	473,049	—	1,237,662	—	325,268	31,304	2,067,283
	2022	406,000	—	—	—	196,283	29,192	631,475
(1)Represents actual base salaries paid to Messrs. Gandler, Janedis and Horihuela and cash retainer fees paid to Mr. Bronfman in connection with his service as our Executive Chairman during the 2025 Transition Period.
(2)Represents discretionary additional bonuses paid to Messrs. Janedis and Horihuela for their performance during 2024.
(3)Represents the grant date fair value of RSU and PRSU awards granted in the applicable fiscal year computed in accordance with ASC 718. The grant date fair value of RSU awards is calculated using the closing price per share of our common stock on the date of grant multiplied by the number of RSUs. The grant date fair value of PRSU awards tied to financial objectives is calculated using the closing price per share of our common stock on the date of grant multiplied by the number of PRSUs, as adjusted by the probability of achievement of the applicable performance objectives at the time of grant, which was assumed to be “target” for purposes of the PRSUs granted in 2023, 2024 and 2025 tied to financial objectives. Assumptions used in the calculation of these amounts are included in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2024, which was filed with the SEC on March 3, 2025. The grant date fair value of PRSU awards tied to stock price hurdles is calculated by a Monte Carlo simulation model, which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award, including the expected volatility of our stock price relative to the applicable comparative index and a risk-free interest rate, calculated in accordance with ASC 718. The simulation model assumed an expected volatility of 112.5%, a risk free interest rate of 3.92% and a weighted average derived service period of less than one year. This amount does not reflect the actual economic value that will be realized upon the vesting of the awards or the sale of the Common Stock underlying such awards.
With respect to Mr. Gandler for 2025, includes $3,670,843 related to the PRSUs granted in 2025 that were eligible to vest based on the achievement of stock price hurdles over four one-year performance periods beginning on the grant date.
With respect to each of Messrs. Janedis and Horihuela for 2025, includes $225,678 related to the PRSUs granted in 2024 eligible to vest based on 2025 performance. The PRSUs were eligible to vest upon the attainment of annual performance objectives over four one-year performance periods (2025, 2026, 2027 and 2028 calendar years). In accordance with SEC rules and ASC 718, the grant date for ASC 718 purposes occurred for the portion of the award
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eligible to vest based on 2025 performance when the performance objectives were established by the Compensation Committee in March 2025. As a result, only this portion of the award is reflected in the table above. The full grant date fair value of the PRSU awards granted to each of Messrs. Janedis and Horihuela, which vest based on the achievement of performance objectives for 2025, assuming achievement of all performance metrics at the target level (which is the maximum level of performance under these awards), is $225,678.
With respect to Mr. Gandler for 2024 and 2025, includes $953,333 related to the portion of the PRSUs granted in 2024 that was eligible to vest based on 2024 performance, and $1,839,411 related to the portion of the PRSUs granted in 2024 that was eligible to vest based on 2025 performance. The PRSUs were eligible to vest upon the attainment of annual performance objectives over three one-year performance periods (2024, 2025 and 2026 calendar years). In accordance with SEC rules and ASC 718, the grant date for ASC 718 purposes occurred for the portion of the award eligible to vest based on 2024 performance only at the time of grant, and the grant date for ASC 718 purposes occurred for the portion of the award eligible to vest based on 2025 performance when the performance objectives were established by the Compensation Committee in March 2025. As a result, only these portions of the award are reflected in the table above in their respective periods. The number of PRSUs granted to Mr. Gandler during 2024 eligible to vest may vary from 0% to 150%. The full grant date fair value of the 2024 PRSU awards, which were eligible to vest based on the achievement of 2024 and 2025 performance objectives, assuming achievement of all performance metrics at the maximum level, is $1,429,999 and $2,759,117, respectively.
With respect to Mr. Horihuela for 2024 and 2025, includes $146,164 related to the portion of the PRSUs granted in 2023 that was eligible to vest based on 2024 performance, and $285,673 related to the portion of the PRSUs granted in 2023 that was eligible to vest based on 2025 performance. For purposes of these awards, “target” performance is the maximum possible achievement. The PRSUs were eligible to vest upon the attainment of annual performance objectives over two one-year performance periods (2024 and 2025 calendar years). In accordance with SEC rules and ASC 718, the grant date for ASC 718 purposes occurred for the portion of the award eligible to vest based on 2024 performance only at the time of grant, and the grant date for ASC 718 purposes occurred for the portion of the award eligible to vest based on 2025 performance when the performance objectives were established by the Compensation Committee in March 2025. As a result, only these portions of the award are reflected in the table above. The number of PRSUs granted in 2024 eligible to vest may vary from 0% to 100%. The full grant date fair value of the PRSU awards granted, which were eligible to vest based on the achievement of 2024 and 2025 performance objectives, assuming achievement of all performance metrics at the target level (which is the maximum level of performance under this award), is $146,164 and $285,673, respectively.
With respect to Mr. Gandler, for 2023, 2024 and 2025, includes $530,226 related to the portion of the PRSUs granted in 2023 that were eligible to vest based on 2023 performance, $371,158 related to the portion of the PRSUs granted in 2023 that were eligible to vest based on 2024 performance, and $747,395 related to the portion of the PRSUs granted in 2023 that were eligible to vest based on 2025 performance. The PRSUs were eligible to vest upon the attainment of annual performance objectives over three one-year performance periods (2023, 2024 and 2025 calendar years). In accordance with SEC rules and ASC 718, the grant date for ASC 718 purposes occurred for the portion of the award eligible to vest based on 2023 performance only at the time of grant, the grant date for ASC 718 purposes occurred for the portion of the award eligible to vest based on 2024 performance when the performance objectives were established by the Compensation Committee in March 2024, and the grant date for ASC 718 purposes occurred for the portion of the award eligible to vest based on 2025 performance when the performance objectives were established by the Compensation Committee in March 2025. As a result, only these portions of the award are reflected in the table above for the applicable fiscal year. The number of PRSUs granted to Mr. Gandler during 2023 eligible to vest may vary from 0% to 150%. The full grant date fair value of the 2023 PRSU awards, which were eligible to vest based on the achievement of 2023, 2024 and 2025 performance objectives, assuming achievement of all performance metrics at the maximum level, is $795,340, $556,738 and $1,121,093, respectively.
With respect to Mr. Janedis for 2023, also includes $618,830 related to the PRSUs granted during 2023 eligible to vest based on 2025 performance. For purposes of these awards, “target” performance is the maximum possible achievement. The full grant date fair value of the PRSU awards, which vest based on the achievement of performance objectives for 2025, assuming achievement of all performance metrics at the target level (which is the maximum level of performance under this award), is $618,830.
(4)Represents the grant date fair value of option awards granted in the applicable fiscal year. In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards granted to the named executive officers computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2024, which was filed with the SEC on March 3, 2025. This amount does not reflect the actual economic value that will be realized by the named executive officers upon the exercise of the awards or the sale of the Common Stock underlying such awards.
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With respect to the performance-based stock options originally awarded to Mr. Gandler in October 2020 (the “Gandler Performance Options”), the vesting was originally tied to a series of five one-year performance measure periods (commencing with 2021) and eligible to be earned over five years, with 20% of the award eligible to be earned each year. In accordance with SEC rules and ASC 718, due to the vesting terms applicable to the original Gandler Performance Options as in effect prior to the amendment of such award in April 2023, no grant date for ASC 718 purposes had occurred for the portion of the award tied to 2023-2025 performance as of the date of the amendment and therefore no value for such portion of the award had been previously reported in the Summary Compensation Table for prior years. As a result, the service inception date for the portion of the award eligible to vest in each calendar year preceded the grant date for such portion of the award for ASC 718 purposes. In addition, due to the discretion reserved by the Compensation Committee in determining the final vesting for each year, no grant date for ASC 718 purposes occurred for any portion of the original Gandler Performance Options in 2021. As a result, the service inception date for the portion of the award eligible to vest in each calendar year preceded the grant date for such portion of the award for ASC 718 purposes. Since, prior to the amendment of the award in April 2023, the number of shares to be earned on each determination date (subsequent to the Company’s calendar year-end) was subject to the discretion of the Board, the compensation expense was adjusted each reporting period for changes in fair value prorated for the portion of the requisite service period rendered and based on the number of shares expected to be earned. For the portion of the performance-based option eligible to be earned for 2021, the Company recognized $5,432,006 of stock-based compensation expense for such portion of the award in 2021, which amount is included in the table above for 2021. For the portion of the performance-based option eligible to be earned for 2022, the fair value for stock-based compensation expense purposes of such portion of the award as of January 1, 2022, the service inception date for such portion of the award, would have been $7,255,640, which amount is included in the table above for 2022.
As a result of the amendment to the Gandler Performance Options in April 2023 (the “Amended Gandler Performance Options”), all future vesting was tied to the achievement of pre-established objectives during the year ended December 31, 2025. Under ASC 718, the amendment of such option resulted in the establishment of a grant date for ASC 718 purposes as of the date of such amendment, resulting in a grant date fair value of the remaining portion of such award of $402,021 under ASC 718 which is included in the table above for 2023.
(5)These amounts represent performance bonuses earned under our executive bonus program, which is described above under “Compensation Discussion and Analysis —Performance Bonuses.” For the 2025 Transition Period, represents the portion of the annual bonus earned for calendar year 2026 that was attributable to the 2025 Transition Period.
(6)For the 2025 Transition Period, represents (a) health insurance premiums paid by the Company on behalf of the named executive officers, (b) for Mr. Bronfman, $75,000 for reimbursement of personal legal fees incurred in connection with the business combination during such period, and (c) for each of Messrs. Gandler, Janedis and Horihuela, $125,000, representing their individual prorated portion of the aggregate reimbursement of personal legal fees to the named executive officers in connection with the business combination during such period.

2025 TRANSITION PERIOD GRANTS OF PLAN-BASED AWARDS

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Gandler	Annual Bonus	—	1,323,000	1,890,000	2,457,000	—	—	—	—	—	—	—
	PRSUs (4)	6/13/2025	—	—	—	—	108,732	—	—	—	—	3,670,843
	PRSUs (5)	3/10/2025	—	—	—	25,463	50,925	76,388	—	—	—	1,839,411
	PRSUs (6)	3/10/2025	—	—	—	10,296	20,692	31,038	—	—	—	747,395
	RSUs	1/1/2025	—	—	—	—	—	—	108,733	—	—	1,644,043
John Janedis	Annual Bonus	—	341,051	487,216	633,380	—	—	—	—	—	—	—
	PRSUs (7)	3/10/2025	—	—	—	—	6,248	—	—	—	—	225,678
Edgar Bronfman Jr.	RSUs	1/1/2025	—	—	—	—	—	—	108,733	—	—	1,644,043
Alberto Horihuela Suarez	Annual Bonus	—	344,269	491,813	639,356	—	—	—	—	—	—	—
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PRSUs (7)	3/10/2025	—	—	—	—	6,248	—	—	—	—	225,678
PRSUs (8)	3/10/2025	—	—	—	—	7,909	—	—	—	—	285,673
(1)Amounts in this column represent threshold, target and maximum cash performance bonus opportunities for the named executive officers in 2025 under our executive bonus program, which is described above under “— Compensation Discussion and Analysis — Performance Bonuses.” Mr. Bronfman is not eligible to participate in our executive bonus program.
(2)Represents RSUs awarded in 2025 to Messrs. Gandler and Bronfman under the 2020 Plan. The RSUs vest in equal annual installments on the first three anniversaries of January 1, 2025, subject to continued service with us through each such vesting date. The RSUs were approved by the Board on December 22, 2024. Upon the closing of the business combination in October 2025, Mr. Bronfman vested in all of these RSU awards.

(3)Represents the applicable grant-date fair value of each RSU and PRSU award calculated in accordance with ASC 718. For a discussion of our valuation methodology used, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2024, which was filed with the SEC on March 3, 2025 and in footnote (3) to the Summary Compensation Table above. These amounts do not reflect whether the recipient has actually realized or will realize. Whether, and to what extent, a named executive officer realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the named executive officer’s continued service to us.
(4)Represents the PRSUs granted in 2025 under the 2020 Plan to Mr. Gandler that were eligible to vest based on the achievement of three stock price hurdles over four one-year performance periods beginning on the grant date. Any PRSUs that became eligible to vest based on achievement of the stock price hurdles during the first three annual performance periods were scheduled to vest on the third anniversary of the grant date, and any PRSUs that became eligible to vest based on achievement of the stock price hurdles in the fourth annual performance period were scheduled to vest on the date of such achievement, which vesting will be subject to Mr. Gandler’s continued employment through such date. Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Gandler became eligible to vest in all of the PRSUs in accordance with the terms of such awards. Such number of earned PRSUs remain subject to time-based vesting through on the third anniversary of the date of grant. The PRSUs granted to Mr. Gandler were approved by the Board on June 13, 2025, which was also the grant date for the award.
(5)Represents the portion of the PRSUs granted in 2024 under the 2020 Plan to Mr. Gandler that was eligible to vest based on 2025 performance. The PRSUs were eligible to vest upon the attainment of annual performance objectives over three one-year performance periods (2024, 2025 and 2026 calendar years). Any PRSUs that were eligible to vest based on performance relative to the annual performance objectives were scheduled to vest on the date on which the Company’s performance for the 2026 performance year is certified, which was scheduled to occur on or before February 20, 2027, which vesting is subject to Mr. Gandler’s continued employment through such date. The number of PRSUs eligible to vest could vary from 0% to 150%. The extent to which PRSUs were eligible to vest was to be determined based on the performance level achieved, with 0% vesting for performance below threshold levels. For the second performance period (January 1, 2025 – December 31, 2025), the Compensation Committee set Adjusted EBITDA goals (weighted 33.33%), North America revenue goals (weighted 33.33%), and new subscriber goals (weighted 33.33%) as the annual performance objectives. The PRSUs granted to Mr. Gandler were approved by the Board on April 4, 2024, and the grant date for ASC 718 purposes for this portion of the award was March 10, 2025.
SEC rules require presentation that is consistent with ASC 718. In accordance with SEC rules and ASC 718, due to the vesting terms applicable to the PRSUs granted to Mr. Gandler in 2025, the grant date for ASC 718 purposes occurred for the portion of the award eligible to vest based on 2025 performance only in March 2025. As a result, only this portion of the award is reflected in the table above.
Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Gandler became eligible to vest in 168,590 PRSUs subject to the award (based on actual performance for 2024 and target performance for 2025 and 2026), which earned PRSUs remain subject to time-based vesting through February 20, 2027.
For additional information on the specific terms of the PRSUs see “Long-Term Equity Incentive – 2025 Equity Awards” above.
(6)Represents the portion of the award of PRSUs granted in 2023 under the 2020 Plan to Mr. Gandler that were eligible to vest based on 2025 performance. The PRSUs were eligible to vest upon the attainment of annual performance objectives over three one-year performance periods (2023, 2024 and 2025 calendar years). Any PRSUs that were eligible to vest based on performance relative to the annual performance objectives were scheduled to vest on the
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date on which the Company’s performance for the 2025 performance year was certified, which was scheduled to occur on or before February 20, 2026, which vesting will be subject to Mr. Gandler’s continued employment through such date. The number of PRSUs eligible to vest could vary from 0% to 150%. The extent to which PRSUs were eligible to vest was to be determined based on the performance level achieved, with 0% vesting for performance below threshold levels. For the third performance period (January 1, 2025 – December 31, 2025), the Compensation Committee set Adjusted EBITDA goals (weighted 33.33%), North America revenue goals (weighted 33.33%), and new subscriber goals (weighted 33.33%) as the annual performance objectives. The PRSUs granted to Mr. Gandler were approved by the Board on June 15, 2023, and the grant date for ASC 718 purposes for this portion of the award was March 10, 2025.
SEC rules require presentation that is consistent with ASC 718. In accordance with SEC rules and ASC 718, due to the vesting terms applicable to the PRSUs granted to Mr. Gandler in 2025, the grant date for ASC 718 purposes occurred for the portion of the award eligible to vest based on 2025 performance only in March 2025. As a result, only this portion of the award is reflected in the table above.
Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Gandler became eligible to vest in 73,600 PRSUs subject to the award (based on actual performance for 2024 and 2025 and target performance for 2026), which earned PRSUs vested on February 20, 2026.
For additional information on the specific terms of the PRSUs see “Long-Term Equity Incentive – 2025 Equity Awards” above.
(7)Represents the portion of the award of PRSUs granted in 2024 under the 2020 Plan to Messrs. Janedis and Horihuela that was eligible to vest based on 2025 performance. The PRSUs were eligible to vest upon the attainment of annual performance objectives over four one-year performance periods (2025, 2026 2027 and 2028 calendar years). Any PRSUs that were eligible to vest based on achieved performance for such year were scheduled to vest on the date on which the Company’s performance for such performance year was certified, which was scheduled to occur on or before February 20th of the following year, subject to continued employment through such date. The number of PRSUs eligible to vest may vary from 0% to 100%. The extent to which PRSUs were eligible to vest was to be determined based on the performance level achieved, with 0% vesting for performance below threshold levels. For the first performance period (January 1, 2025 – December 31, 2025), the Compensation Committee set Adjusted EBITDA goals (weighted 33.33%), North America revenue goals (weighted 33.33%), and new subscriber goals (weighted 33.33%) as the annual performance objectives. The PRSUs granted to Messrs. Janedis and Horihuela were approved by the Board on November 25, 2024, and the grant date for ASC 718 purposes for this portion of the award was March 10, 2025.
SEC rules require presentation that is consistent with ASC 718. In accordance with SEC rules and ASC 718, due to the vesting terms applicable to the PRSUs granted to Messrs. Janedis and Horihuela in 2024, the grant date for ASC 718 purposes occurred for the portion of the award eligible to vest based on 2025 performance only in March 2025. As a result, only this portion of the award is reflected in the table above.
Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Messrs. Janedis and Horihuela became eligible to vest in all of the PRSUs. Such earned PRSUs (24,992 each) remain subject to time-based vesting through February 20, 2026, 2027, 2028 and 2029.
(8)Represents the portion of the award of PRSUs granted in 2023 under the 2020 Plan to Mr. Horihuela that was eligible to vest based on 2025 performance. Any PRSUs that were eligible to vest based on performance relative to the annual performance objectives were scheduled to vest on the date on which the Company’s performance for the 2025 performance year was certified, which was scheduled to occur on or before February 20, 2026, subject to continued employment through such date. The number of PRSUs eligible to vest could vary from 0% to 100%. The extent to which PRSUs were eligible to vest was to be determined based on the performance level achieved, with 0% vesting for performance below threshold levels. The PRSUs granted to Mr. Horihuela were approved by the Compensation Committee on November 20, 2023, and the grant date for ASC 718 purposes for this portion of the award was March 10, 2025.
SEC rules require presentation that is consistent with ASC 718. In accordance with SEC rules and ASC 718, due to the vesting terms applicable to the PRSUs granted to Mr. Horihuela in 2023, the grant date for ASC 718 purposes occurred for the portion of the award eligible to vest based on 2025 performance only in March 2025. As a result, only this portion of the award is reflected in the table above.
Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Horihuela became eligible to vest in 25,834 PRSUs subject to the award, which earned PRSUs vested on February 20, 2026.
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For additional information on the specific terms of the PRSUs see “Long-Term Equity Incentive – 2024 Equity Awards” above.
DISCUSSION OF SUMMARY COMPENSATION AND GRANTS PLAN-BASED AWARDS TABLES
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2025 Transition Period Grants of Plan-Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” Summaries of certain material terms of our employment agreements and our Executive Severance Plan are set forth below.
EMPLOYMENT AGREEMENTS
David Gandler. In May 2023, we entered into an amended and restated employment agreement with David Gandler (the “Gandler Employment Agreement”). Mr. Gandler is the Company’s Chief Executive Officer and a member of the Board.
In the event that Mr. Gandler’s employment is terminated by the Company without cause or by Mr. Gandler for good reason (as such each term is defined in the Gandler Employment Agreement) outside of the Change in Control Period (as defined below, he will be entitled to receive (i) an amount equal to 24 months of his base salary, payable in installments over the 24-month period following his termination, (ii) a prorated annual bonus for the year of his termination, paid at target level (the “Prorated Bonus”), payable in a lump sum, (iii) any unpaid annual incentive bonus with respect to a performance period ending on or preceding the date of his termination, payable at the same time as annual bonuses for such performance period are paid to similarly-situated employee, (iv) reimbursement for premium payments for COBRA coverage for up to a maximum of 24 months following termination, and (v) immediate vesting of all time-vesting equity awards; provided, however, that any equity awards that are subject to performance-vesting will vest based on the terms of each applicable award agreement. If Mr. Gandler’s employment is terminated without cause or for good reason within the 6 months prior to or the 24 months following a change in control (the “Change in Control Period”), then in lieu of the Prorated Bonus, he will receive a payment equal to two times his target annual incentive bonus for the year of termination, but will otherwise receive the same payments and benefits that he would receive on a termination outside of the Change in Control Period as described above. If Mr. Gandler’s employment terminates due to death or disability (as defined in the Gandler Employment Agreement), he or his estate will be entitled to receive any unpaid annual incentive bonus with respect to a performance period ending on or before his date of termination, payable at the same time as annual bonuses for such performance period are paid to similarly-situated employees. Any severance or other payments or benefits to Mr. Gandler will be subject to a Section 280G “best net” cutback in which such payments or benefits will be reduced only to the extent it results in a better tax position for him. All severance is subject to Mr. Gandler’s execution of a release of claims and continued compliance with restrictive covenants.
John Janedis. On January 3, 2022, we entered into a letter agreement with John Janedis (the “Janedis Letter Agreement”), in connection with his commencement of employment as our Chief Financial Officer. Mr. Janedis is also eligible for severance under the Executive Severance Plan, as described below.
Edgar Bronfman Jr. On April 29, 2020, we entered into a letter agreement with Edgar Bronfman Jr. that was amended on April 16, 2024 (as amended, the “Bronfman Letter Agreement”), pursuant to which Mr. Bronfman agreed to serve as our Executive Chairman in addition to serving as a member of our Board. Mr. Bronfman resigned as our Executive Chairman and as a member of the Board in connection with the closing of the business combination. The Bronfman Letter Agreement provided that Mr. Bronfman’s employment as our Executive Chairman was for an indefinite period and was terminable by either Mr. Bronfman or us upon 30 days’ advance written notice. In addition, upon the closing of the business combination, all unvested option awards that remained outstanding as of such date vested in full pursuant to the terms of the Bronfman Letter Agreement.
Alberto Horihuela. On January 21, 2020, we entered into an At-Will Employment, Confidential Information, and Invention Assignment Agreement with Mr. Horihuela. Pursuant to this agreement, Mr. Horihuela is subject to indefinite confidentiality and non-disclosure restrictions, invention assignment provisions, and customer and
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employee non-solicitation covenants effective during his employment and for up to twelve months following termination. Mr. Horihuela is eligible for severance under the Executive Severance Plan, as described below.
Executive Severance Plan
We maintain the Executive Severance Plan, which provides severance benefits to certain of our management-level employees, including Messrs. Janedis and Horihuela.
Under the Executive Severance Plan, in the event that Mr. Janedis’ or Horihuela’s employment is terminated by the Company without cause or he resigns for good reason, he will be eligible to receive: (i) continued payment of his base salary for a period of 12 months; (ii) a lump sum payment of any unpaid annual bonus (if any) earned with respect to the prior, completed fiscal year; (iii) with respect to Mr. Janedis, pursuant to the Janedis Letter Agreement, a lump sum payment equal to his target annual bonus for the year in which the termination occurs; (iv) with respect to Mr. Horihuela, a lump sum payment equal to his pro-rated target annual bonus for the year in which the termination occurs; (v) reimbursement for the cost of COBRA premiums for a period of 12 months; and (vi) with respect to Mr. Janedis, pursuant to the Janedis Letter Agreement, accelerated vesting of the unvested portion of the RSUs granted to him in connection with his commencement of employment.
In addition, in the event that Mr. Janedis’ or Horihuela’s employment is terminated by the Company without cause or he resigns for good reason within 24 months following a change of control, then in lieu of the payments described above, he will be eligible to receive: (i) a lump sum payment equal to 1.5 times the sum of his base salary plus target annual bonus, (ii) a lump sum payment of any unpaid annual bonus (if any) earned with respect to the prior, completed fiscal year, (iii) a lump sum payment equal to his target annual bonus for the year in which the termination occurs, prorated for the portion of the year he was employed prior to termination, and (iv) reimbursement for the cost of COBRA premiums for a period of 18 months, and (v) accelerated vesting of all unvested equity or equity-based awards held by the executive that are time-vesting awards.
All payments and benefits under the Executive Severance Plan are contingent upon execution and non-revocation of a release of claims in favor of the Company and continued compliance with restrictive covenants, including confidentiality, a 12 month post-termination employee nonsolicitation covenant and a nondisparagement covenant.
Any severance payments or benefits under the Executive Severance Plan will be subject to a Section 280G “best net” cutback in which such payments or benefits will be reduced only to the extent it results in a greater payment, net of taxes, to the participant.
On January 5, 2025, our Board amended the Severance Plan to provide that, in connection with or anticipation of a “change in control” (as defined in the Severance Plan), the Severance Plan may not be amended in a manner adverse to the Severance Plan participants without their prior written consent, for a period of 24 months following the change in control.
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OUTSTANDING EQUITY AWARDS AT SEPTEMBER 27, 2025
The following table sets forth specified information regarding the outstanding equity awards held by our named executive officers at September 27, 2025, the last day of the 2025 Transition Period. For a description of certain accelerated vesting provisions applicable to the stock awards granted to our named executive officers, see “—Post Termination and Change in Control Benefits”, “— Employment Agreements” and “— Executive Severance Plan” above and “— Potential Payment on Termination or Change in Control” below.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(1)
David Gandler	6/13/2025	—	—	—	—	—	—	—	108,732	5,480,093
	1/1/2025	—	—	—	—	—	108,733	5,480,093	—	—
	4/4/2024	—	—	—	—	—	102,886 (4)	5,185,454	—	—
	4/4/2024	—	—	—	—	—	116,121 (5)	5,852,498	52,469 (5)	2,644,438
	5/9/2023	—	—	—	—	—	15,216 (6)	766,886	—	—
	5/9/2023	—	—	—	—	—	73,600 (7)	3,709,440	—	—
	5/9/2023	26,512	26,512(8)	—	$24.24	5/8/2033	—	—	—	—
	10/8/2020	68,333	—	273,333 (10)	$120.00	10/7/2030	—	—	—	—
	4/1/2020	403,888 (9)	—	—	$97.49	3/31/2030	—	—	—	—
John Janedis	11/25/2024	—	—	—	—	—	6,248	314,899	18,744 (11)	944,698
	11/25/2024	—	—	—	—	—	49,990 (12)	2,519,496	—	—
	11/20/2023	—	—	—	—	—	23,728 (13)	1,195,891	—	—
	11/20/2023	—	—	—	—	—	15,818 (14)	797,227	—	—
	11/20/2022	—	—	—	—	—	9,364(15)	471,946	—	—
	3/12/2022	—	—	—	—	—	4,396 (16)	221,558	—	—
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Edgar Bronfman Jr.	1/1/2025	—	—	—	—	—	108,733	5,480,143	—	—
	5/19/2021	76,388	38,195 (17)	0	235.08	5/18/2028	—	—	—	—
	6/28/2020	100,274 (18)	—	—	133.80	4/29/2027	—	—	—	—
	4/29/2020	156,250 (18)	—	—	105.12	4/29/2027	—	—	—	—
Alberto Horihuela Suarez	11/25/2024	—	—	—	—	—	—	—	24,992(19)	1,259,597
	11/25/2024	—	—	—	—	—	49,990 (20)	2,519,496
	11/20/2023	—	—	—	—	—	23,728 (21)	1,195,891	—	—
	11/20/2023	—	—	—	—	—	15,818 (22)	797,227	—	—
	11/3/2021	—	—	—	—	—	17,500 (22)	882,000	52,500 (22)	2,646,000
	11/3/2021	—	—	—	—	—	8,334 (23)	420,034	16,666 (23)	839,966
	8/6/2020	16,666 (24)	—	—	$119.70	8/5/2030	—	—	—	—
	5/31/2018	4,608 (25)	—	—	$23.87	5/30/2028	—	—	—	—
	8/4/2016	10,756	—	—	$5.88	8/3/2026	—	—	—	—
(1)Calculated based on the closing price per share of the Company’s Common Stock on September 26, 2025 ($50.40), the last trading day of the 2025 Transition Period.
(2)The RSUs vest in three equal installments on each of January 1, 2026, January 1, 2027 and January 1, 2028, subject to Mr. Gandler’s continued service through each vesting date. In addition, the award agreement and the Gandler Employment Agreement provide for accelerated vesting of the RSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Employment Agreements—David Gandler” above.
(3)The PRSUs include three tranches that were eligible to vest upon the attainment of stock price hurdles over four one-year performance periods beginning on the date of grant. Any PRSUs that became eligible to vest based on achievement of the stock price hurdles during the first three performance years were scheduled to vest on the third anniversary of the grant date and any PRSUs that became eligible to vest based on achievement of the stock price hurdles during the last performance year were scheduled to vest on the date of such achievement, subject to Mr. Gandler’s continued employment through such date.
Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Gandler became eligible to vest in all of the PRSUs in accordance with the terms of such awards. Such number of earned PRSUs remain subject to time-based vesting through on the third anniversary of the date of grant.
In addition, the award agreement and the Gandler Employment Agreement provide for accelerated vesting of the PRSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Employment Agreements—David Gandler” above.
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(4)The RSUs vest in three equal installments on each of February 20, 2025, February 20, 2026 and February 20, 2027, subject to Mr. Gandler’s continued service through each vesting date. In addition, the award agreement and the Gandler Employment Agreement provide for accelerated vesting of the RSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Employment Agreements—David Gandler” above.
(5)The PRSUs granted to Mr. Gandler were eligible to vest upon the attainment of annual performance objectives over three one-year performance periods (2024, 2025 and 2026 calendar years). Any PRSUs that were eligible to vest based on performance relative to the performance objectives were scheduled to vest on the date on which the Company’s performance for the 2026 performance year is certified, which was scheduled to occur on or before February 20, 2027, subject to Mr. Gandler’s continued employment through such date. The number of PRSUs eligible to vest could vary from 0% to 150%. The extent to which PRSUs were eligible to vest was to be determined based on the performance level achieved, with 0% vesting for performance below threshold levels. The PRSUs that were eligible to vest with respect to 2025 and 2026 performance are reflected in the table above at “target” performance levels.
Mr. Gandler became eligible to vest in 65,196 PRSUs based on achievement of the performance objectives for 2024, which PRSUs will vest on the date the Compensation Committee certifies performance for 2026, provided Mr. Gandler remains in service through such date. As a result, this portion of the award is reflected in the “Number of Shares or Units of Stock that Have Not Vested” column above, since they were subject only to service-based vesting conditions as of the last day of the 2025 Transition Period.
Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Gandler became eligible to vest in 168,590 of the PRSUs (based on actual performance for 2024 and target performance for 2025 and 2026), which PRSUs remain subject to time-based vesting through February 20, 2027.
In addition, the award agreement and the Gandler Employment Agreement provide for accelerated vesting of the PRSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Employment Agreements—David Gandler” above.
(6)The PRSUs granted to Mr. Gandler were eligible to vest upon the attainment of annual performance objectives over three one-year performance periods (2023, 2024 and 2025 calendar years). Any PRSUs that were eligible to vest based on performance relative to the performance objectives were scheduled to vest on the date on which the Company’s performance for the 2025 performance year was certified, which was scheduled to occur on or before February 20, 2026, subject to Mr. Gandler’s continued employment through such date. The number of PRSUs eligible to vest could vary from 0% to 150%. The extent to which PRSUs were eligible to vest was to be determined based on the performance level achieved, with 0% vesting for performance below threshold levels. The PRSUs that were eligible to vest with respect to 2025 performance are reflected in the table above at “target” performance levels.
Mr. Gandler became eligible to vest in 27,196 PRSUs and 25,712 PRSUs based on achievement of the performance objectives for 2023 and 2024, respectively, which PRSUs were scheduled to vest on the date the Compensation Committee certified performance for 2025, provided Mr. Gandler remains in service through such date. As a result, this portion of the award is reflected in the “Number of Shares or Units of Stock that Have Not Vested” column above, since they were subject only to service-based vesting conditions as of the last day of the 2025 Transition Period.
Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Gandler became eligible to vest in 73,600 of the PRSUs (based on actual performance for 2023 and 2024 and target performance for 2025), which earned PRSUs vested on February 20, 2026.
In addition, the award agreement and the Gandler Employment Agreement provide for accelerated vesting of the PRSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Employment Agreements—David Gandler” above.
(7)The RSUs vest in four equal installments; 25% vested on February 20, 2024 and 25% vested on February 20, 2025, and 25% will vest on each of, February 20, 2026 and February 20, 2027, subject to Mr. Gandler’s continued service through each vesting date. In addition, the award agreement and the Gandler Employment Agreement provide for accelerated vesting of the RSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Employment Agreements—David Gandler” above.
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(8)The option vests and becomes exercisable in four equal installments; 25% vested on February 20, 2024 and 25% will vest on each of February 20, 2025, February 20, 2026 and February 20, 2027, subject to Mr. Gandler’s continued service through each vesting date. In addition, the award agreement and the Gandler Employment Agreement provide for accelerated vesting of the stock options under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Employment Agreements—David Gandler” above.
(9)The option vested and became exercisable with respect to the shares in 48 successive equal monthly installments measured from the grant date, subject to Mr. Gandler’s continuation in employment or service with the Company through each such applicable date.
(10)The options were eligible to vest based on the achievement of pre-established Adjusted EBITDA goals (weighted 50%), North America revenue goals (weighted 25%), and new subscriber goals (weighted 25%) during the year ended December 31, 2025. Target goals for each objective were established, and threshold goals were also established for the North America subscribers and North America revenue objectives and performance below threshold would have resulted in none of the options vesting with respect to those objectives. Accordingly, solely based on the level of attainment relative to these performance goals during 2025, the award was scheduled to vest, if applicable, in February 2026, subject to Mr. Gandler’s continued employment through the vesting date.
Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Gandler became eligible to vest in all of the options, which options vested on February 20, 2026.
In addition, the award agreement and the Gandler Employment Agreement provided for accelerated vesting of the Amended Gandler Performance Options under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Employment Agreements—David Gandler” above.
(11)The PRSUs granted to Mr. Janedis were eligible to vest upon the attainment of annual performance objectives over four one-year performance periods (2025, 2026, 2027 and 2028). Any PRSUs that were eligible to vest based on achieved performance for such year were scheduled to vest on the date on which the Company’s performance for such performance year is certified, which was scheduled to occur on or before February 20th of the following year, subject to Mr. Janedis’ continued employment through such date. The number of PRSUs eligible to vest could vary from 0% to 100%. The extent to which PRSUs were eligible to vest was to be determined based on the performance level achieved, with 0% vesting for performance below threshold levels. In March 2025, the Compensation Committee determined the annual performance objectives for the first performance period (January 1, 2025 – December 31, 2025) in March 2025.
Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Janedis became eligible to vest in all of the PRSUs subject to the award, which PRSUs remain subject to time-based vesting through February 20, 2026, 2027, 2028 and 2029.
The PRSUs are reflected in the table above at “target” performance levels. In addition, the award agreement and the Executive Severance Plan provide for accelerated vesting of the RSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Executive Severance Plan” above.
(12)The RSUs vest in four equal installments, with 25% vesting on each of November 20, 2025, November 20, 2026, November 20, 2027, and November 20, 2028, subject to Mr. Janedis’ continued employment through each vesting date. In addition, the award agreement and the Executive Severance Plan provide for accelerated vesting of the RSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Executive Severance Plan” above.
(13)The RSUs vest in four equal installments; 25% vested on November 20, 2024 and 25% will vest on each of November 20, 2025, November 20, 2026, and November 20, 2027, subject to Mr. Janedis’ continued employment through each vesting date. In addition, the award agreement and the Executive Severance Plan provide for accelerated vesting of the RSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Executive Severance Plan” above.
(14)The PRSUs granted to Mr. Janedis were eligible to vest based on Adjusted EBITDA, North America revenue and North America subscriber goals during the year ending December 31, 2025, weighted at 50%, 25% and 25%, respectively, as described in the table below. Any PRSUs that were eligible to vest based on
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performance relative to the 2025 performance objectives were scheduled to vest on the date on which the Company’s performance for such year was certified, which was scheduled to occur on or before February 20, 2026, subject to continued employment through such date. The number of PRSUs eligible to vest could vary from 0% to 100%. The extent to which PRSUs are eligible to vest was to be determined based on the performance level achieved, with 0% vesting for performance below threshold levels. The PRSUs are reflected in the table above at “target” performance levels.
Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Janedis became eligible to vest in all of the PRSUs subject to the award, which PRSUs vested on February 20, 2026.
In addition, the award agreements provided for accelerated vesting of the PRSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Executive Severance Plan” above.
(15)The RSUs vest in four equal installments; 25% vested on each of November 20, 2023 and November 20, 2024 and 25% will vest on each of November 20, 2025 and November 20, 2026, subject to Mr. Janedis’ continued employment through each vesting date. In addition, the award agreement and the Executive Severance Plan provide for accelerated vesting of the RSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Executive Severance Plan” above.
(16)The RSUs vest in four equal installments; 25% vested on each of February 20, 2023 and February 20, 2024 and 25% will vest on each of February 20, 2025 and February 20, 2026, subject to Mr. Janedis’ continued employment through each vesting date. In addition, the award agreement and the Executive Severance Plan provide for accelerated vesting of the RSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Executive Severance Plan” above.
(17)The option vested and became exercisable as follows: (i) with respect to one-third of the underlying shares on the later of the first anniversary of the grant date and the date on which the average per-share closing price of our Common Stock over any ten consecutive trading days first exceeds 120% of the option’s per-share exercise price (the “Tranche 1 Target”); (ii) with respect to one-third of the underlying shares on the later of the second anniversary of the grant date and the date on which the average per-share closing price over any ten consecutive trading days first exceeds 120% of the Tranche 1 Target (the “Tranche 2 Target”); and (iii) with respect to the remaining one-third of the underlying shares on the later of the third anniversary of the grant date and the date on which the average per-share closing price over any ten consecutive trading days first exceeds 120% of the Tranche 2 Target; in each case subject to Mr. Bronfman’s continued service through the applicable vesting date.
During the year ended December 31, 2021, the Tranche 1 Target and Tranche 2 Target were each met and therefore one-third of the underlying shares vested and became exercisable on each of May 19, 2022 and 2023, respectively.
Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Bronfman vested in all of the remaining options.
In addition, the award agreement provided for accelerated vesting of the stock options under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Employment Agreements—Edgar Bronfman” above.
(18)The options granted to Mr. Bronfman were each scheduled to vest and become exercisable in four successive equal annual installments from the grant date or, if earlier, upon the achievement of four separate pre-determined stock price milestones ($12.00, $16.00, $20.00 and $24.00). Both of these awards vested and became exercisable in full during 2020 upon attainment of the pre-determined stock price milestones.
(19)The PRSUs granted to Mr. Horihuela were eligible to vest upon the attainment of annual performance objectives over four one-year performance periods (2025, 2026, 2027 and 2028). Any PRSUs that were eligible to vest based on achieved performance for such year were scheduled to vest on the date on which the Company’s performance for such performance year was certified, which was scheduled to occur on or before February 20th of the following year, subject to Mr. Horihuela’s continued employment through such date. The number of PRSUs eligible to vest could vary from 0% to 100%. The extent to which PRSUs were eligible
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to vest was determined based on the performance level achieved, with 0% vesting for performance below threshold levels. The PRSUs are reflected in the table above at “target” performance levels.
Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Horihuela became eligible to vest in all of the PRSUs subject to the award, which PRSUs vested on February 20, 2026.
In addition, the award agreement provided for accelerated vesting of the PRSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Executive Severance Plan” above.
(20)The RSUs vest in four equal installments, with 25% vesting on each of November 20, 2025, November 20, 2026, November 20, 2027, and November 20, 2028, subject to Mr. Horihuela’s continued employment through each vesting date. In addition, the award agreement and the Executive Severance Plan provide for accelerated vesting of the RSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Executive Severance Plan” above.
(21)The RSUs vest in four equal installments; 25% vested on November 20, 2024 and 25% will vest on each of November 20, 2025, November 20, 2026, and November 20, 2027, subject to Mr. Horihuela’s continued employment through each vesting date. In addition, the award agreement and the Executive Severance Plan provide for accelerated vesting of the RSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Executive Severance Plan” above.
(22)Fifty percent of the PRSUs granted to Mr. Horihuela were eligible to vest based on Adjusted EBITDA, North America revenue and North America subscriber goals during the years ending December 31, 2024, weighted at 50%, 25% and 25% respectively, and 50% of the PRSUs were eligible to vest based on Adjusted EBITDA, North America revenue and North America subscriber goals during the years ending December 31, 2025. Any PRSUs that were eligible to vest based on performance relative to the 2024 or 2025 performance objectives were scheduled vest on the date on which the Company’s performance for the 2025 performance year was certified, which was scheduled to occur on or before February 20, 2026, subject to continued employment through such date. The extent to which PRSUs were eligible to vest was to be determined based on the performance level achieved, with 0% vesting for performance below threshold levels. The PRSUs that were eligible to vest based on 2025 performance are reflected in the table above at “target” performance levels.
Mr. Horihuela became eligible to vest in 7,909 PRSUs based on achievement of the performance objectives for 2024, which PRSUs will vest on the date the Compensation Committee certifies performance for 2025, provided Mr. Horihuela remains in service through such date. As a result, this portion of the award is reflected in the “Number of Shares or Units of Stock that Have Not Vested” column above, since they are subject only to service-based vesting conditions following the completion of the 2024 performance period.
Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Horihuela became eligible to vest in 15,818 of the PRSUs (based on actual performance for 2024 and target performance for 2025), which PRSUs vested on February 20, 2026.
In addition, the award agreements provided for accelerated vesting of the PRSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Executive Severance Plan” above.
(23)The PRSUs granted to Mr. Horihuela were eligible to vest based upon the achievement of pre-established Adjusted EBITDA, North America revenue and North America subscriber objectives during the year ended December 31, 2025, weighted at 50%, 25% and 25%, respectively. The award was scheduled to vest, if applicable, on the date on which the Compensation Committee determined the actual number of RSUs that vest (which was scheduled to occur no later than February 20, 2026), subject to Mr. Horihuela’s continued employment through the vesting date. The PRSUs are reflected in the table above at “target” performance levels.
Upon the closing of the business combination in October 2025, which constituted a change in control for purposes of the 2020 Plan, Mr. Horihuela became eligible to vest in all of the PRSUs subject to the award, which PRSUs vested on February 20, 2026.
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In addition, the award agreement provided for accelerated vesting of the PRSUs under certain circumstances. For additional discussion, please see “—Post Termination and Change in Control Benefits” and “—Executive Severance Plan” above.
(24)The option vested with respect to 25% of the underlying shares upon the first anniversary of the vesting commencement date of August 6, 2020 and with respect to the balance of the shares in 36 successive equal monthly installments thereafter, subject to Mr. Horihuela’s continuation in employment or service with the Company through each such date.
(25)The option vested with respect to 25% of the underlying shares upon the first anniversary of the vesting commencement date of May 31, 2018, and with respect to the balance of the shares in 36 successive equal monthly installments thereafter, subject to Mr. Horihuela’s continuation in employment or service with the Company through each such date.
2025 TRANSITION PERIOD OPTION EXERCISES AND STOCK VESTED
The following table sets forth information regarding option exercises and stock awards that vested during the 2025 Transition Period with respect to our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David Gandler	133,286	8,841,724	—	—
John Janedis	—	—	—	—
Edgar Bronfman Jr.	—	—	—	—
Alberto Horihuela Suarez	35,452	2,537,288	—	—
(1)The value realized is based on the closing price of our Common Stock on the vesting date as reported on the NYSE multiplied by the number of RSUs vested.
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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table summarizes the potential payments to our named executive officers in four scenarios: (1) upon termination by us without cause or the executive’s resignation for good reason apart from a change in control (“CIC”); (2) upon termination by us following the executive’s permanent disability or as a result of the executive’s death; (3) upon termination by us without cause or the executive’s resignation for good reason in connection with a CIC (for Messrs. Gandler, “in connection with a CIC” includes the 6-month period prior to and the 24-month period following a CIC, and for all other named executive officers, “in connection with a CIC” includes the 24-month period following a CIC (or, with respect to their outstanding PRSUs, any time following a CIC); or (4) in the event of a CIC without a termination of employment. The table assumes that the termination of employment or CIC, as applicable, occurred on September 27, 2025. The definitions of “cause”, “good reason” and “bonus” are contained in the Gandler Employment Agreement for Mr. Gandler, in the Executive Severance Plan for Messrs. Janedis and Horihuela, and in the applicable award agreement for Mr. Bronfman, which are described above under the heading “— Discussion of Summary Compensation and Grants of Plan-Based Awards Table.”

Triggering Event	Cash Severance ($)(1)	Accelerated Options ($)(2)	Accelerated RSUs ($)(3)	Accelerated PRSUs ($)(4)	Health Benefits ($)(5)	Total ($)
David Gandler
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	3,150,000	346,777	11,432,484	—	71,934	15,001,195
Death/Disability	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	6,683,309	346,777	11,432,484	15,042,031	71,934	33,576,535
CIC Only (Continued Employment)	—	—	—	—	—	—
John Janedis
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	573,195	—	221,558	—	35,967	830,721
Death/Disability	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	1,834,224	—	4,408,891	—	53,951	6,297,066
CIC Only (Continued Employment)	—	—	—	—	—	—
Edgar Bronfman Jr.
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	—	—	—	—	—	—
Death/Disability	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	—	—	—	—	—	—
CIC Only (Continued Employment)	—	—	—	—	—	—
Alberto Horihuela Suarez
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	578,603	—	—	—	35,967	614,570
Death/Disability	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	1,851,530	—	3,715,387	—	53,951	5,620,868
CIC Only (Continued Employment)	—	—	—	—	—	—
(1)Represents cash severance payable in connection with the applicable triggering event. Amounts for all named executive officers include the portion of his retention bonus payable under the Retention Bonus Program in cash in connection with the applicable triggering event.
(2)The value attributable to the accelerated options represents the excess of the fair market value of our Common Stock of $50.40 on September 26, 2025, the last trading day of the 2025 Transition Period, over the exercise price of the unvested options the vesting of which accelerates in connection with the specified event.
(3)Represents the aggregate value of the accelerated vesting of RSU awards, calculated by multiplying the fair market value of our Common Stock of $50.40 on September 26, 2025 by the number of RSUs that vest in connection with the applicable triggering event.
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Amounts for all named executive officers also include the dollar value of the portion of his retention bonus payable under the Retention Bonus Program in the form of RSUs in connection with the applicable triggering event.
(4)Represents the aggregate value of the accelerated vesting of PRSU awards, calculated by multiplying the fair market value of our Common Stock of $50.40 on September 26, 2025 by the number of PRSUs that vest in connection with the applicable triggering event.
(5)Represents the value of reimbursement for COBRA premiums for the applicable period.
Separation Agreement with Edgar Bronfman, Jr.
Mr. Bronfman ceased employment with the Company effective as of the closing of the business combination on October 29, 2025. The Company and Mr. Bronfman entered into a separation letter agreement (the “Separation Agreement”), pursuant to which Mr. Bronfman resigned from any and all positions he held as a director of the Company or any of its subsidiaries or affiliates, effective as of and contingent upon the closing of the business combination. Pursuant to the Separation Agreement, Mr. Bronfman’s termination of employment was treated as a resignation for good reason for purposes of his outstanding equity awards and his award under the Retention Bonus Program, and, in exchange for a general release of claims in favor of the Company, he vested in all of his outstanding equity awards and received his awards under the Retention Bonus Program upon the closing of the business combination. Please refer to “Retention Bonus Program” for further details regarding Mr. Bronfman’s participation in, and award under, the Retention Bonus Program.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median compensated employee, using the required calculations. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.
As of September 27, 2025, our employee population consisted of approximately 540 individuals. To identify the median employee for the 2025 Transition Period, we looked at our employee population as of September 27, 2025 and determined each such employee’s 2025 Transition Period compensation consisting of base salary, our consistently applied compensation measure. Additional information regarding our methodology includes the following:
•for employees who were hired during the 2025 Transition Period, but did not work for us for the entire period, we annualized their compensation as if they had been employed by us for all of the 2025 Transition Period;
•no cost of living adjustment was applied; and
•for an employee paid in a currency other than U.S. dollars, their compensation was converted into U.S. dollars, using exchange rates as of September 27, 2025.
To calculate the pay ratio for the 2025 Transition Period, we calculated the components of the median employee’s compensation for the 2025 Transition Period in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
For the 2025 Transition Period:
•our Chief Executive Officer’s total compensation for the 2025 Transition Period, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $10,886,885; and
•our median employee’s annual total compensation for the 2025 Transition Period was $158,012.
Based on this information, our 2025 Chief Executive Officer to median employee pay ratio was approximately 69 to 1.
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This pay ratio disclosure is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported.
PAY VERSUS PERFORMANCE TABLE
The following table sets forth information concerning the compensation of our named executive officers for each of the calendar years ended December 31, 2020, 2021, 2022, 2023 and 2024 and the 2025 Transition Period (which is referred to in the tables below as “TP 2025”) and our financial performance for each such fiscal year or period:

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO #1 ($)	Summary Compensation Table Total for PEO #2 ($)	Compensation Actually Paid to PEO #1 ($)(1)(2)	Compensation Actually Paid to PEO #2 ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)(3)	Net Income (Loss) ($)	Revenue ($)
TP 2025	10,886,885	—	31,514,945	—	1,512,874	6,072,880	40	236	161,596,000	1,173,449,000
2024	8,018,778	—	776,203	—	1,486,011	(251,549)	12	190	(176,091,000)	1,622,796,000
2023	5,163,538	—	9,485,093	—	1,659,676	2,566,085	31	135	(287,917,000)	1,368,225,000
2022	8,382,861	—	(19,012,038)	—	907,013	(2,114,790)	17	81	(561,919,000)	1,008,696,000
2021	6,484,064	—	(29,263,387)	—	21,246,076	217,982	151	146	(382,963,000)	638,370,000
2020	21,694,522	949,986	102,300,236	949,986	7,145,337	16,644,399	272	115	(599,392,000)	217,746,000
(1)Amounts represent compensation actually paid to our PEOs and the average compensation actually paid to our remaining named executive officers for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO #1	PEO #2	Non-PEO NEOs
TP 2025	David Gandler	--	John Janedis, Edgar Bronfman, Jr., and Alberto Horihuela Suarez
2024	David Gandler	--	John Janedis, Edgar Bronfman, Jr., and Alberto Horihuela Suarez
2023	David Gandler	--	John Janedis, Edgar Bronfman, Jr., and Alberto Horihuela Suarez
2022	David Gandler	--	John Janedis, Edgar Bronfman, Jr., Alberto Horihuela Suarez and Simone Nardi
2021	David Gandler	--	Edgar Bronfman, Jr. and Alberto Horihuela Suarez
2020	David Gandler	John Textor(a)	Edgar Bronfman, Jr. and Simone Nardi
(a)John Textor served as our Chief Executive Officer from August 8, 2018 until April 1, 2020, as our Executive Chairman from April 1, 2020 to April 29, 2020 and as a director from August 8, 2018 to July 31, 2020. From April 29, 2020 through October 30, 2020, Mr. Textor served as our Head of Studio. He resigned from all positions with the Company as of October 30, 2020.
The amounts reported in the “Compensation Actually Paid to PEO #1,” “Compensation Actually Paid to PEO #2,” and “Average Compensation Actually Paid to Non-PEO NEOs” columns do not reflect the actual compensation paid to or realized by our PEOs or our non-PEO NEOs during each applicable year or TP 2025. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. See the Summary Compensation Table for certain other compensation of our PEOs and our non-PEO NEOs for each applicable period and the Option Exercises and Stock Vested table for the value realized by each of them upon the vesting of stock awards during TP 2025.
Compensation actually paid to our named executive officers represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

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	2020			2021		2022		2023		2024		TP 2025
Adjustments	PEO #1	PEO #2	Average Non-PEO NEOs	PEO	Average Non- PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(20,937,563)	—	(6,903,041)	(5,432,006)	(20,891,705)	(7,255,640)	(471,640)	(3,459,074)	(1,072,583)	(4,213,381)	(672,597)	(7,901,641)	(793,691)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	85,959,630	—	5,223,616	7,255,640	1,906,972	159,004	165,109	6,692,957	1,065,625	2,930,177	543,762	14,569,733	2,169,518
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	8,866,650	—	10,636,742	—	—	—	—	—	—	857,939	—	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	5,719,127	—	465,567	(32,402,476)	(1,804,638)	(15,911,093)	(1,636,967)	212,309	765,017	(6,161,145)	(1,403,047)	13,290,599	3,184,178
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	997,869	—	76,179	(5,168,339)	(238,722)	(4,387,170)	(914,821)	875,363	148,350	(656,165)	(205,679)	669,369	—
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	—	—	—	(611,214)	—	—	—	—	—	—
2026 Proxy Statement 86

Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—	—	—	—	447,730	—	—	—	—	—	—
TOTAL ADJUSTMENTS	80,605,713	—	9,499,063	(35,747,181)	(21,028,093)	(27,394,899)	(3,021,803)	4,321,555	906,409	(7,242,575)	(1,737,560)	20,628,060	4,560,005
(2)Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for RSU awards, the closing price per share on the applicable year-end date(s), (ii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected term equal to the half- life from vesting to the end of its contractual term, and (iii) for performance-based RSU awards, the closing price per share on the applicable year-end date(s) as adjusted for the probability of achievement of the applicable performance objectives as of each such date. For additional information on the assumptions used to calculate the valuation of the awards, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2024, which was filed with the SEC on March 3, 2025 and in footnote (3) to the Summary Compensation Table above.
(3)For the relevant fiscal year or the 2025 Transition Period, as applicable, represents the cumulative TSR (the “Peer Group TSR”) of the S&P Media and Entertainment Index (the “Peer Group”) for the period commencing on October 8, 2020, the date on which our common shares commenced trading on the New York Stock Exchange, through December 31 of the applicable year (or September 27 for the 2025 Transition Period), and that all dividends, if any, were reinvested.
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining named executive officers, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income (loss), and (iv) our revenue, in each case, for the calendar years ended December 31, 2020, 2021, 2022, 2023 and 2024 and the 2025 Transition Period.
TSR amounts reported in the graph assume an initial fixed investment of $100 for the period commencing on October 8, 2020, the date on which our common shares commenced trading on the New York Stock Exchange, through December 31 of the applicable year in the table above (or September 27 for the 2025 Transition Period), and that all dividends, if any, were reinvested.

Compensation Actually Paid versus Total Shareholder Return
Compensation Actually Paid
Total Shareholder Return
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
-$20,000,000
-$40,000,000
$300
$250
$200
$150
$100
$50
$0
2020
2021
2022
2023
2024
TP 2025
PEO #1 Compensation Actually Paid
PEO #2 Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Cumulative TSR
Peer Group TSR

2026 Proxy Statement 87

Compensation Actually Paid versus Net Income
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
($20,000,000)
($40,000,000)
Compensation Actually Paid
$200,000,000
$100,000,000
$0
($100,000,000)
($200,000,000)
($300,000,000)
($400,000,000)
($500,000,000)
($600,000,000)
($700,000,000)
Net Income
2020
2021
2022
2023
2024
TP 2025
PEO #1 Compensation Actually Paid
PEO #2 Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Net Income

Compensation Actually Paid versus Revenue
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
($20,000,000)
($40,000,000)
Compensation Actually Paid
$1,800,000,000
$1,600,000,000
$1,400,000,000
$1,200,000,000
$1,000,000,000
$800,000,000
$600,000,000
$400,000,000
$200,000,000
$0
Revenue
2020
2021
2022
2023
2024
TP 2025
PEO #1 Compensation Actually Paid
PEO #2 Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Revenue

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our named executive officers for the 2025 Transition Period:
•Revenue;
•Adjusted EBITDA; and
•Subscribers.
2026 Proxy Statement 88

Adjusted EBITDA is a non-GAAP measure defined as Net Income (Loss) from Continuing Operations, adjusted for depreciation and amortization, impairment of other assets, stock-based compensation, certain litigation and transaction expenses, other (income) expense, and income tax provision (benefit). A reconciliation of Adjusted EBITDA to Net Income (Loss) from Continuing Operations, the most directly comparable GAAP measure, for the periods presented is attached to this proxy statement as Appendix C.
For additional details regarding our most important financial performance measures, please see the sections titled “Pay for Performance,” “Performance Bonuses” and “Long-Term Equity Incentives” in our compensation discussion and analysis elsewhere in this Proxy Statement.
2026 Proxy Statement 89

DIRECTOR COMPENSATION
We compensate non-employee members of the Board. With the exception of the Executive Chairman, directors who are also employees of the Company or any of its affiliates, including The Walt Disney Company, do not receive cash or equity compensation for service on the Board in addition to compensation payable for their service as our employees. The non-employee members of the Board are reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings.
We established our Outside Director Compensation Policy to set forth guidelines for the compensation of our non-employee directors for their service on our Board. Under our Outside Director Compensation Policy, each non-employee director receives an initial award of either an option to purchase shares of Common Stock or RSUs, in each case with a Value (as defined in the policy) of $330,000. If such an award is an option, it vests in 36 equal, monthly installments after the grant date, subject to continued service through the vesting date; if such an award is in the form of RSUs, such portion of the initial award will vest in three annual installments beginning with the first anniversary after the grant date, subject to continued service through the vesting date. Initial awards are made in the form of RSUs unless determined otherwise by the Board.
Additionally, each non-employee director receives an annual award of either an option to purchase shares of Common Stock or RSUs, in each case with a value of $228,000, effective on the date of each annual meeting of stockholders; provided, however, that a non-employee director will not be eligible for an annual award unless he or she has been a director for at least six months prior to the annual meeting of stockholders and is continuing as a non-employee director following the annual meeting. Each annual award will vest in full on the earlier to occur of the first anniversary of the grant date or the day immediately prior to the date of our annual stockholders meeting immediately following the date of grant, subject to continued service through the vesting date. The awards under our Outside Director Compensation Policy will accelerate and vest in full upon a change in control (as defined in the 2020 Plan), provided the director has continued in service through such change in control date. Annual awards are made in the form of RSUs unless determined otherwise by the Board. All of such awards vested upon the closing of the business combination, which constituted a change in control for purposes of the 2020 Plan.
During the 2025 Transition Period, the base models for the cash and equity components of our compensation policy for non-employee directors are set forth below:

Position	Annual Cash Retainer	Annual Equity Grant
Non-employee director base fee	$50,000	$228,000
Chairman of the Board (including Executive Chairman)	$50,000
Audit Committee Service
Chair	$30,000
Member	$12,500
Compensation Committee Service
Chair	$20,000
Member	$9,500
Nominating and Corporate Governance Committee Service
Chair	$15,000
Member	$6,000
.
2026 Proxy Statement 90

DIRECTOR COMPENSATION TABLE
The following table summarizes the compensation earned by or paid to non-employee directors for the 2025 Transition Period. Messrs. Gandler and Bronfman, each of whom served on our Board but also served as an executive officer, are not included in the following table as their compensation is disclosed in the Summary Compensation Table in the “Executive Compensation and Other Information” section and accompanying narrative above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Ignacio Figueras	37,500	226,924	—	264,424
Neil Glat	57,000	226,924	—	283,924
Julie Haddon	54,000	226,924	—	280,924
Daniel Leff	65,250	226,924	—	292,174
Laura Onopchenko	60,000	226,924	—	286,924
(1)Represents the grant date fair value of stock awards granted during the 2025 Transition Period. In accordance with SEC rules, this column reflects the aggregate fair value of the awards granted to the non-employee directors computed as of the applicable grant date in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2024, which was filed with the SEC on March 3, 2025. This amount does not reflect the actual economic value that will be realized by the non-employee directors upon the vesting of the awards or the sale of the Common Stock underlying such awards. The table below shows the aggregate number of shares of our Common Stock underlying outstanding stock options (exercisable and unexercisable) and unvested RSU awards held as of September 27, 2025, the last day of the 2025 Transition Period, by each non-employee director who served on the Board during the 2025 Transition Period.

Name	Number of Securities Underlying RSUs Outstanding at September 27, 2025	Number of Securities Underlying Options Outstanding at September 27, 2025
Ignacio Figueras	5,928	5,510
Neil Glat	14,118	—
Julie Haddon	5,928	—
Daniel Leff	5,928	5,461
Laura Onopchenko	5,928	5,717
2026 Proxy Statement 91

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes securities available for future issuance under our equity compensation plans as of September 27, 2025, the last day of the 2025 Transition Period.

Plan category	Number of Securities To Be Issued Upon Exercise Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	4,005,821	(2)	$114.50	(3)	1,335,833	(4)
Equity compensation plans not approved by security holders(5)	85,561	(6)	—		243,806	(7)
Total	4,091,382				1,579,639
(1)Consists of the 2015 Plan and the 2020 Plan.
(2)Consists of 65,068 outstanding options to purchase Common Stock under the 2015 Plan, and 1,309,257 outstanding options to purchase Common Stock and 2,631,495 RSUs and PRSUs under the 2020 Plan (with PRSUs counted assuming “target” performance).
(3)As of September 27, 2025, the weighted-average exercise price of outstanding options under the 2015 Plan was $18.59 and the weighted-average exercise price of outstanding options under the 2020 Plan was $119.37.
(4)Includes 1,335,853 shares available for issuance under the 2020 Plan.
(5)Consists of the 2022 Employment Inducement Equity Incentive Plan (the “2022 Inducement Plan”), and the 2023 Employment Inducement Equity Incentive Plan (the “2023 Inducement Plan”), the 2024 Employment Inducement Equity Incentive Plan (the “2024 Inducement Plan”) and the 2025 Employment Inducement Equity Incentive Plan (the “2025 Inducement Plan” and together with the 2022 Inducement Plan, the 2023 Inducement Plan and the 2024 Inducement Plan, the “Inducement Plans”). The terms of the Inducement Plans are substantially similar to the terms of the 2020 Plan with the exception that incentive stock options may not be issued under the Inducement Plans and awards under the Inducement Plans may only be issued to eligible recipients under the applicable NYSE rules. The Inducement Plans were adopted by the Board without stockholder approval pursuant to Rule 303A.08 of the NYSE Listing Rules.
The Board initially reserved 270,833 shares, 250,000 shares, 250,000 shares and 250,000 shares of the Company’s Common Stock for issuance pursuant to awards granted under the 2022 Inducement Plan, the 2023 Inducement Plan and the 2024 Inducement Plan and the 2025 Inducement Plan, respectively. In accordance with Rule 303A.08 of the NYSE Listing Rules, awards under the Inducement Plans may only be made to an employee who is commencing employment with the Company or any subsidiary or who is being rehired following a bona fide interruption of employment by the Company or any subsidiary, in either case if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary. We can no longer grant new awards under the 2022 Inducement Plan, the 2023 Inducement Plan or the 2024 Inducement Plan.
(6)Consists of 85,561 RSUs granted under the Inducement Plans.
(7)Includes 243,806 shares available for issuance under the 2025 Inducement Plan. No additional shares are available for issuance under the 2022 Inducement Plan, the 2023 Inducement Plan or the 2024 Inducement Plan.
2026 Proxy Statement 92

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our Common Stock for:
•each person known by us to beneficially own more than 5% of our Common Stock;
•each of our directors;
•each of our named executive officers; and
•all of our executive officers and directors as a group.
The number of shares beneficially owned by each stockholder as described in this Proxy Statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, restricted stock units or other rights held by such person that are currently exercisable or will become exercisable within 60 days of June 2, 2026, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The percentage ownership of each individual or entity is based on 29,443,758 shares of our Class A Common Stock and 78,992,518 shares of our Class B Common Stock outstanding as of June 2, 2026.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o FuboTV Inc. 1290 Avenue of the Americas, 9th Floor, New York, NY 10104. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Number of Shares of Class A Common Stock Beneficially Owned	Number of Shares of Class B Common Stock Beneficially Owned	Percentage of Shares of Class A Common Stock Beneficially Owned	Percentage of Shares of Class B Common Stock Beneficially Owned
5% or Greater Beneficial Owners
Hulu, LLC(1)	78,992,518	78,992,518	72.8%	100.0%
BlackRock, Inc.(2)	2,112,915	—	7.2%	—

Named Executive Officers and Directors
David Gandler(3)	964,748	—	*	—
Alberto Horihuela Suarez(4)	279,414	—	*	—
John Janedis(5)	26,462	—	*	—
Andy Bird	—	—	—
Ignacio Figueras(6)	44,939	—	*	—
Jonathan Headley	—	—	—	—
Daniel Leff(7)	234,528	—	*	—
Jim Lygopoulos	—	—	—	—
Debra OConnell	—	—	—	—
Cathleen Taff	—	—	—	—
Justin Warbrooke	—	—	—	—
All executive officers and directors as a group (11 persons)(8)	1,550,091	—	5.3%	—
_____________________
*Represents beneficial ownership of less than 1%.
2026 Proxy Statement 93

(1)Based solely on a Schedule 13D/A filed with the SEC on March 20, 2026, Hulu and The Walt Disney Company (“Disney”) have shared voting and shared dispositive power over 78,992,518 shares of Class B Common Stock held directly by Hulu. Hulu is a wholly owned subsidiary of Disney. The address for Hulu and Disney is 2500 Broadway Street, 2nd Floor, Santa Monica, California 90404 and 500 South Buena Vista Street, Burbank, CA 91521, respectively.
(2)Based solely on a Schedule 13G/A filed with the SEC on March 31, 2026, BlackRock, Inc. has sole voting power with regard to 2,065,994 shares of Class A Common Stock, sole dispositive power with respect to 2,112,915 shares of Class A Common Stock and aggregate beneficial ownership of 2,112,915 shares of Class A Common Stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)Represents (i) 785,322 shares of Class A Common Stock issuable pursuant to options held directly by Mr. Gandler exercisable within 60 days of June 2, 2026, (ii) 73,600 shares of Class A Common Stock issuable pursuant to performance restricted stock units held directly by Mr. Gandler that vest within 60 days of June 2, 2026, (iii) 59,042 shares of Class A Common Stock issuable pursuant to restricted stock units held directly by Mr. Gandler that vest within 60 days of June 2, 2026, and (iv) 46,784 shares of Class A Common Stock held by Mr. Gandler in his individual capacity.

(4)Represents (i) 32,030 shares of Class A Common Stock issuable pursuant to options held directly by Mr. Horihuela exercisable within 60 days of June 2, 2026, (ii) 117,066 shares of Class A Common Stock issuable pursuant to performance restricted stock units held directly by Mr. Horihuela that vest within 60 days of June 2, 2026, and (iii) 130,318 shares of Class A Common Stock held by Mr. Horihuela in his individual capacity.

(5)Represents (i) 22,066 shares of Class A Common Stock issuable pursuant to performance restricted stock units held directly by Mr. Janedis that vest within 60 days of June 2, 2026 and (ii) 4,396 shares of Class A Common Stock issuable pursuant to restricted stock units held directly by Mr. Janedis that vest within 60 days of June 2, 2026.

(6)Represents (i) 5,510 shares of Class A Common Stock issuable pursuant to options held directly by Mr. Figueras exercisable within 60 days of June 2, 2026, and (ii) 39,429 shares of Class A Common Stock held by Mr. Figueras in his individual capacity.
(7)Represents (i) 5,461 shares of Class A Common Stock issuable pursuant to options held directly by Dr. Leff exercisable within 60 days of June 2, 2026, and (ii) 38,463 shares of Class A Common Stock held by Dr. Leff in his individual capacity. Also represents (i) 47,619 shares of Class A Common Stock held directly by Waverley Capital, and (ii) 142,985 shares of Class A Common Stock held directly by Luminari Capital. The general partner of Waverley Capital is Waverley Capital Partners, LLC. The general partner of Luminari Capital is Luminari Capital Partners, LLC. Dr. Leff, as managing member of Waverley Capital Partners, LLC and Luminari Capital Partners, LLC, may be deemed to have shared voting and investment power with respect to securities held by Waverley Capital and Luminari Capital. Each of Dr. Leff, Waverley Capital Partners, LLC and Luminari Capital Partners, LLC disclaims beneficial ownership of these securities except to the extent of his or its pecuniary interest therein and the inclusion of these securities herein shall not be deemed an admission by any of them of beneficial ownership of the reported securities for purposes of Section 16 under the Exchange Act or for any other purposes. The address for Waverley Capital and Luminari Capital is 535 Ramona Street, Suite #8, Palo Alto, CA 94301.
(8)Represents an aggregate of (i) 828,323 shares of Class A Common Stock issuable pursuant to outstanding options exercisable within 60 days of June 2, 2026, (ii) 212,732 shares of Class A Common Stock issuable pursuant to performance restricted stock units that vest within 60 days of June 2, 2026, (iii) 63,438 shares of Class A Common Stock issuable pursuant to restricted stock units that vest within 60 days of June 2, 2026, and (iv) 445,598 shares of Class A Common Stock beneficially owned by eleven individuals, including the Company’s executive officers and directors.

2026 Proxy Statement 94

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
OUR POLICY REGARDING RELATED PERSON TRANSACTIONS
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). We have adopted a written related person transaction policy setting forth the policies and procedures for the review and approval of related person transactions that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE.
Under the policy, our Audit Committee is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. The Audit Committee will be provided with the details of each related person transaction (or proposed related person transaction), including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related person.
In determining whether to approve a related person transaction, the Audit Committee (or the chairperson of the Audit Committee, if applicable) will consider, among other factors, the following factors to the extent relevant to the related person transaction: whether the terms of the related person transaction are fair to our company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; whether the transaction is inconsistent with the interests of our company and its stockholders; whether the related person transaction would impair the independence of an outside director, including the ability of any director to serve on the Compensation Committee of the Board; and the extent of the related person’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of the Company’s organizational documents and Code of Business Conduct and Ethics. Any member of the Audit Committee who has an interest in the transaction under discussion will recuse himself or herself from any discussion or vote of the Audit Committee on the transaction creating the conflict, except that such director must provide all material information concerning such transaction to the Audit Committee as requested. The Audit Committee shall update the Board with respect to any related person transactions as part of its regular updates to the Board regarding Audit Committee activities.
TRANSACTIONS AND RELATIONSHIPS WITH DIRECTORS, OFFICERS AND 5% STOCKHOLDERS
BUSINESS COMBINATION
Newco Operating Agreement
On the Closing Date, pursuant to the Business Combination Agreement, the Company underwent an umbrella partnership C corporation reorganization and contributed 100% of the equity interests in a newly formed, wholly-owned subsidiary, Fubo OpCo, to which the Company had previously contributed the Company’s business prior to the Closing Date, to Newco in exchange for units in Newco (“Newco Units”). In addition, the Company, Hulu and Newco entered into the Amended and Restated Limited Liability Agreement of Fubo Operations LLC (the “Newco Operating Agreement”). The Company operates its business through Newco and its subsidiaries, in accordance with the terms of the Newco Operating Agreement.
Redemption Right
The Newco Operating Agreement provides, among other things, Hulu with a redemption right pursuant to which Hulu may cause Newco to redeem all or a portion of its Newco Units, together with an equivalent number of shares of Class B Common Stock, in exchange for an equivalent number of shares of Class A Common Stock or, at Fubo’s option, cash, subject to Fubo’s right to elect to effect, in lieu of such a redemption, a direct exchange between Fubo and Hulu of cash or an equivalent number of shares of Class A Common Stock for such Newco Units and Class B Common Stock (provided that, in each case, Hulu may retract the exercise of its
2026 Proxy Statement 95

redemption or exchange right upon notice that Fubo intends to settle such redemption or exchange in cash). Initially, Hulu and Fubo hold a single class of Newco Units (the “Common Units”).
Managing Member
Fubo is the initial sole managing member of Newco (the “Manager”). Fubo may not be removed as Manager except by Fubo’s own election and does not, subject to certain exceptions, receive any compensation for its role as Manager.
Required Ratio
The Newco Operating Agreement requires that the ratio of Common Units to Class A Common Stock always be maintained.
Distributions
Newco may make distributions to its members from time to time at the discretion of the Manager generally on a pro rata basis in accordance with each member’s respective ownership interest in Newco. Newco is also required to make distributions to members generally on a pro rata basis in accordance with each member’s respective ownership interest in Newco held by each member to enable Fubo to meet its tax obligations and obligations under the Tax Receivables Agreement.
Amendments; Termination
The holders of a majority of voting Common Units must provide their consent in order to amend the Newco Operating Agreement and amendments must be made in accordance with the Certificate of Incorporation; provided that certain amendments may be made by the Manager. The voluntary dissolution of Newco will require the decision of the Manager, together with the approval of the holders of a majority of voting Common Units.
Stockholders Agreement
On the Closing Date, the Company and Hulu entered into a stockholders agreement (the “Stockholders Agreement”) governing Hulu’s ownership of Class B Common Stock (or, as thereafter exchanged, Class A Common Stock).
Hulu Agreement to Vote
The Stockholders Agreement provides, among other things, that until the first date on which Hulu and its affiliates cease to collectively own at least 50% of the then-outstanding shares of Class A Common Stock and Class B Common Stock, Hulu has agreed to vote its shares of Class A Common Stock and Class B Common Stock (i) in favor of directors that are nominated by the Board (whether at an annual or special meeting) in accordance with the Certificate of Incorporation, including, until October 29, 2027, the second anniversary of the Closing Date, the Unaffiliated Independent Designees, and (ii) in accordance with the Board’s recommendation with respect to any proposal presented at an annual or special meeting, subject to certain exceptions.
Hulu has further agreed, until October 29, 2027, to take all actions necessary and within its control to cause each initial Unaffiliated Independent Designee (or a replacement of any such initial Unaffiliated Independent Designee who has died, resigned, been disqualified or removed from the Board) to continue to serve on the Board until October 29, 2027.
Lockup
Until October 29, 2027, Hulu and its affiliates are prohibited from transferring the shares of Class B Common Stock (or, as thereafter exchanged, Class A Common Stock) received in connection with the business combination other than to its affiliates or pursuant to certain other exceptions. Following such lock-up period, Hulu and its affiliates are permitted to transfer shares of Class B Common Stock (or, as thereafter exchanged, Class A Common Stock) to any person.
2026 Proxy Statement 96

Reporting Obligations
The Company is subject to certain financial and other reporting obligations to Hulu and its affiliates.
Termination
The Stockholders Agreement automatically terminates in the event that Hulu and its affiliates (i) no longer consolidate the results of operations and financial position of Fubo or (ii) collectively own 100% of the outstanding shares of Class A Common Stock and Class B Common Stock, subject to certain survival provisions.
Tax Receivables Agreement
On the Closing Date, the Company, Newco and Hulu entered into a tax receivables agreement (the “Tax Receivables Agreement”), which sets forth the agreement among the parties regarding the sharing of certain tax benefits realized (or, in connection with an acceleration upon the Company’s election to terminate the Tax Receivables Agreement, deemed realized) by the Company. The Company is generally obligated to pay Hulu a percentage of the benefit realized by the Company from the use of certain historic net operating loss carryforwards (“NOLs”) of the Company in an amount equal to the lesser of (i) 70% and (ii) Hulu’s ownership percentage of Newco as of the date the NOL is utilized. The Company is also generally obligated to pay Hulu 70% of (a) the total tax benefit that the Company realizes as a result of increases in tax basis in Newco’s assets resulting from the exchange of Newco Units for Class A Common Stock (or cash) pursuant to the Newco Operating Agreement and (b) other tax benefits attributable to payments under the Tax Receivables Agreement.
The term of the Tax Receivables Agreement will continue until all such tax benefits have been utilized or expired unless the Company elects to terminate the Tax Receivables Agreement early. Upon such an early termination, the Company is required to make a payment equal to the present value of the anticipated future payments to be made by it under the Tax Receivables Agreement, based upon certain assumptions and deemed events.
Registration Rights Agreement
On the Closing Date, the Company and Hulu entered into a registration rights agreement (the “New Registration Rights Agreement”) in respect of the Registrable Securities (as defined in the New Registration Rights Agreement) received by Hulu in exchange for the Class B Common Stock that Hulu received in connection with the business combination.
Pursuant to the New Registration Rights Agreement, the Company filed with the SEC a registration statement (the “Resale Shelf”) registering for resale shares of Class A Common Stock, including any shares thereof issuable upon or issued upon the exercise, conversion or exchange of other securities of the Company or any of its subsidiaries (including Class B Common Stock and Newco Units owned by Hulu). In addition, the Company is required to use its commercially reasonable efforts to cause the Resale Shelf to become and remain effective, and to be supplemented and amended to the extent necessary, so long as any Registrable Securities remain outstanding.
Furthermore, under the New Registration Rights Agreement, Hulu has certain customary underwritten offering demand rights and piggyback registration rights. The New Registration Rights Agreement contains customary indemnification and contribution obligations of Fubo for the benefit of Hulu and vice versa, in each case, subject to certain qualifications and exceptions.
Commercial Agreements with Hulu
On the Closing Date, the Company entered into certain commercial agreements with Hulu, including a brand licensing agreement and commercial services agreement (the "Commercial Agreement"), pursuant to which, among other things:
•the Company granted to Hulu the right, license and obligation to distribute the Hulu Live Service via the Hulu platform on a wholesale basis, pursuant to which, during the term of the Commercial Agreement, Hulu pays the Company a wholesale fee initially equal to 95% of the Hulu Live Business’s carriage fee
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expenses in calendar years 2025 and 2026, escalating to 97.5% in calendar year 2027 and 99% in calendar year 2028 and thereafter,
•the Company agreed to bear the cost of marketing expenses for the Hulu Live Service in accordance with an agreed budget, with Hulu responsible for all marketing execution for the Hulu Live Service in consultation with the Company;
•certain affiliates of Disney agreed to sell ads on behalf of the Company for Fubo-branded offerings and the Hulu Live Service in exchange for 15% ad agency fee; and
•Hulu agreed to license the Hulu Live Service-specific brands to the Company for use in the Hulu Live Business.
The Commercial Agreement provides for an initial term of five years, renewable for an additional five-year term by mutual agreement.
On February 6, 2026, the Company and Disney Advertising Sales, LLC (“DAS”), an affiliate of Hulu, entered into an advertising agreement (the “Advertising Agreement”) providing for certain supplemental terms and conditions to the Commercial Agreement, upon which DAS sells advertising inventory on behalf of the Company. The term of the Advertising Agreement is coterminous with the Commercial Agreement.
On May 5, 2026, the Company entered into a marketing and promotion agreement with ESPN Enterprises, LLC (“ESPNE”) and ESPN, LLC (“ESPN LLC,” and together with ESPNE, “ESPN”), each an affiliate of Hulu, to expand the reach and distribution of Fubo services. Under the agreement, ESPN will promote Fubo through links and placements, and make the Company’s Fubo Sports service available for purchase, on ESPN.com. The agreement provides for a term concluding on July 31, 2029.
OTHER RELATIONSHIPS
From time to time, the Company’s Board members and executive officers have served as directors or executive officers of other organizations, including organizations with which the Company has commercial or other financial relationships, or maintained investments in such organizations. Other than as described above, the Company does not believe that any director or nominee had a direct or indirect material interest in any such relationships during fiscal 2025 and through the date of this Proxy Statement.
INDEMNIFICATION OF OFFICERS AND DIRECTORS
Our Certificate of Incorporation and Bylaws provide that we shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or director, to the fullest extent now or hereafter permitted by the DGCL or any other applicable law.
Under the DGCL, a corporation’s certificate of incorporation, however, may not limit or eliminate a director’s or an officer’s personal liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for the payment of unlawful dividends, stock repurchases or redemptions, (iv) for any transaction in which the director or officer received an improper personal benefit, or (v), in the case of an officer only, in any action by or in the right of the corporation.
Any repeal of or modification to the Certificate of Incorporation or the Bylaws may not adversely affect any right or protection of a director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. The Bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with his or her services to us.
We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in the Certificate of Incorporation and the Bylaws. These agreements, among other things, provide that we will indemnify our directors and executive officers for certain expenses, including
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attorney’s fees, judgments, fines, penalties and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or executive officers, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions contained in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
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STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104 in writing not later than __________, 2027, if such proposal is to be considered for inclusion in our 2027 proxy materials.
Pursuant to the Bylaws, stockholders who wish to submit a proposal (including a director nomination) that is not to be included in the proxy materials for the 2027 Annual Meeting of Stockholders must do so not later than the close of business on April 29, 2027 nor earlier than the close of business on March 30, 2027. However, if the date of our 2027 Annual Meeting of Stockholders is more than 30 calendar days before or more than 30 calendar days after July 28, 2026, to be timely, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the 2027 Annual Meeting of Stockholders was mailed or such public disclosure of the date of the 2027 Annual Meeting of Stockholders was made, whichever first occurs. You are also advised to review the Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

We currently anticipate that the date of our 2027 Annual Meeting of Stockholders will be held more than 30 days before July 28, 2027 (the anniversary of this year’s Annual Meeting of Stockholders), in which case, we will announce the meeting date and applicable deadline for stockholders’ proposals in a subsequent periodic or current report.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.
OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

CHANGE IN CONTROL
The Company has undergone a change of control since the beginning of the Company’s most recent full fiscal year in connection with the business combination. As of the Record Date, Hulu (and Disney, through its indirect ownership of Hulu) beneficially owned 78,992,518 shares of Class B Common Stock, or approximately 72.8% of the Company’s voting securities. For additional information regarding the business combination, see “Certain Relationships and Related Person Transactions—Transactions and Relationships with Directors, Officers and 5% Stockholders.”
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
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We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2027 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.
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WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,
Andy Bird
Chairman of the Board
New York, New York

June [ ], 2026
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APPENDIX A

FUBOTV INC.
2020 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective [ ], 2026)

1. Purposes of the Plan. The purposes of this Plan are:

•to attract and retain the best available personnel for positions of substantial responsibility,

•to provide additional incentive to Employees, Directors and Consultants, and

•to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Common Stock is listed, quoted or traded.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the

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Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (i), (ii) or (iii) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i) “Common Stock” means the Class A common stock of the Company.

(j) “Company” means FuboTV Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

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(n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system (other than an over-the counter market, which will not be considered an established stock exchange of national market system for the purposes of this definition), including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(q) “Fiscal Year” means the fiscal year of the Company.

(r) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(s) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u) “Option” means a stock option granted pursuant to the Plan.

(v) “Outside Director” means a Director who is not an Employee.

(w) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(x) “Participant” means the holder of an outstanding Award.

(y) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(z) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(aa) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

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(bb) “Plan” means this amended and restated 2020 Equity Incentive Plan, as it may be further amended and/or restated from time to time. The original 2020 Equity Incentive Plan was adopted by the Board effective April 1, 2020 (the “Original Effective Date”), and further amended by the Board on October 8, 2020, with the original 2020 Equity Incentive Plan and such amendment both approved by the stockholders of the Company on December 14, 2020. The plan was further amended by the Board effective November 20, 2022, amended and restated by the Board effective April 20, 2023, with such amendment and restatement both approved by the stockholders on June 15, 2023, further amended and restated by the Board effective April 16, 2024, with such amendment and restatement both approved by the stockholders on June 21, 2024, and further amended and restated by the Board effective April 29, 2025, with such amendment and restatement both approved by the stockholders on June 17, 2025 (such original 2020 Equity Incentive Plan, as amended and restated by the Board effective April 29, 2025 and approved by the stockholders of the Company on June 17, 2025, the “Prior Plan”). This Prior Plan was amended and restated by the Board on June [ ], 2026, subject to and effective upon approval by the stockholders of the Company (the date of such stockholder approval, the “Restatement Effective Date”), which amendment and restatement is reflected herein.

(cc) “Prior Plan” shall have the meaning set forth in Section 2(bb).

(dd) “Restatement Effective Date” shall mean the date this amended and restated Plan is approved by the stockholders of the Company.

(ee) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(ff) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(gg) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ii) “Securities Act” means the Securities Act of 1933, as amended.

(jj) “Service Provider” means an Employee, Director or Consultant.

(kk) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(ll) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(mm) “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is the sum of (i) 14,593,054 Shares, plus (ii) any additional Shares that become available for issuance under the Plan pursuant to Section 3(c) below on or after the Original Effective Date of the Plan. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be

2026 Proxy Statement A-4

available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholdings related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(c) 2015 Plan Awards. If any award issued pursuant to the 2015 Equity Incentive Plan of FuboTV Inc. and outstanding as of the Original Effective Date expires or becomes unexercisable without having been exercised in full, is forfeited to or repurchased by the Company due to the failure to vest, in each case on or after the Original Effective Date, the unpurchased Shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated), provided that no more than 989,611 Shares may become available under the Plan pursuant to this Section 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

(e) Incentive Stock Option Limit. Notwithstanding the foregoing, subject to Section 15 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal 14,593,054 Shares. Notwithstanding the provisions of Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(iv) Delegation of Authority. For the avoidance of doubt, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 4; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any of the Company’s organizational documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable organizational documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 4 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

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(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;

(viii) subject to Section 20 of the Plan, to modify or amend each Award, including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards; provided, however, that in no case will an Option or Stock Appreciation Right be extended beyond its original maximum term;

(ix) to allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 15(d);

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Eligibility. Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to any Service Providers. Nonstatutory Stock Options and Stock Appreciation Rights, to the extent required for exemption under Section 409A, may be granted only to Service Providers rendering services to the Company or a Subsidiary (not a Parent). Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b) Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

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(c) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and the calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

(d) Term of Option. The term of each Option will be stated in the Award Agreement, but in no event will the term of an Option be more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option:

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share (or the fair market value per Share as determined in accordance with Treas. Reg. 1.409A-1(b)(5)(iv)(A)) on the date of grant.

b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant (or the fair market value per Share as determined in accordance with Treas. Reg. 1.409A-1(b)(5)(iv)(A)).

(3) Notwithstanding the foregoing provisions of this Section 6(e), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

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(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers of the Company or a Subsidiary at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

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(c) Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The excess, if any, of the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Notwithstanding any other provision of the Plan to the contrary, dividends with respect to Shares of Restricted Stock that are subject to vesting that are based on dividends paid prior to the vesting of such Shares of Restricted Stock shall only be paid out to the Service Provider to the extent that the vesting conditions are subsequently satisfied and the award vests.

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(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement which shall establish exemption or comply with all requirements of Code Section 409A. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Dividend Equivalents. Dividend equivalents may be credited in respect of Shares covered by a Restricted Stock Unit Award, as determined by the Administrator and contained in the Award Agreement. At the sole discretion of the Administrator, such dividend equivalents may be converted into additional Shares covered by the Restricted Stock Unit Award in such manner as determined by the Administrator. Any additional Shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate. Notwithstanding any other provision of the Plan to the contrary, dividends and dividend equivalents with respect to a Restricted Stock Unit Award that is subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Service Provider to the extent that the vesting conditions are subsequently satisfied and the Award vests.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual

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goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period or at such other time as may be specified in the Award Agreement which shall establish exemption or comply with all requirements of Code Section 409A. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Outside Director Limitations. No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $750,000, increased to $1,500,000 in connection with his or her initial service. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant, or Awards granted as compensation for service to the Company in any capacity in addition to the services normally performed by an Outside Director, including compensation for service in any officer role, such as Executive Chairman (whether or not treated as an Employee in such role), will not count for purposes of the limitations under this Section 11. The Administrator may make exceptions to this limit for individual Outside Directors in extraordinary circumstances, as the Administrator may determine in its discretion.

12. Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company have any obligation under the terms of this Plan to reimburse a Participant for any taxes or other costs that may be imposed on Participant as a result of Section 409A.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

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(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits of Section 3.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 15(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection 15(c) and subsection 15(d), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit, or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

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Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15(c) to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d) Outside Director Awards. In the event of a Change in Control, with respect to Awards granted to an Outside Director, the Outside Directors will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable.

16. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligation is due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, non-U.S. or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the

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Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. This amended and restated Plan was adopted by the Board on [ ], 2026 and became effective upon the Restatement Effective Date. It will continue in effect until terminated under Section 20 of the Plan. In no event may any Incentive Stock Option be granted under the Plan following the earlier of (a) the tenth anniversary of the date the Board approved this amended and restated Plan, or (b) the tenth anniversary of the date the stockholders approve this amended and restated Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws or as required by Section 20(d) below.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(d) Prohibition on Repricing. Subject to Section 15 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Stockholder Approval. This amended and restated Plan will be presented for approval by the stockholders of the Company within twelve (12) months after the date on which the Board approved this amended and restated Plan. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. If such stockholder approval is not obtained within such 12-month period, this amended and restated Plan shall not become effective, and the Prior Plan, and all Awards thereunder, shall continue in full force and effect in accordance with their terms.

24. Forfeiture Events.

(a) All Awards under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may

2026 Proxy Statement A-14

impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary or Parent of the Company.

(b) The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant, whether before or after such termination of service, that would constitute cause for termination of such Participant’s status as a Service Provider.

2026 Proxy Statement A-15

APPENDIX B-1
PROPOSED CERTIFICATE OF INCORPORATION AMENDMENTS

SECTION 7.05 Removals and Resignations of Directors. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, and notwithstanding any other provision of this Certificate of Incorporation, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation then generally entitled to vote in the election of directors, voting together as a single class. Any director may resign at any time upon written notice to the Corporation in accordance with the Bylaws.
2026 Proxy Statement B-1-1

APPENDIX B-2
PROPOSED CERTIFICATE OF INCORPORATION AMENDMENTS
(MARKED TO SHOW PROPOSED AMENDMENTS)

SECTION 7.05 Removals and Resignations of Directors. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding ~~and the remainder of this Section 7.05~~, and notwithstanding any other provision of this Certificate of Incorporation, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation then generally entitled to vote in the election of directors, voting together as a single class. ~~Notwithstanding the foregoing or anything to the contrary set forth in this Certificate of Incorporation, (a) any Hulu Designee may be removed from the Board of Directors, with or without cause, only if Hulu affirmatively votes its then outstanding shares of capital stock of the Corporation in favor of such removal, (b) for the avoidance of doubt, although Hulu’s shares must be voted in favor of the removal of any Hulu Designee for such removal to be effective, such removal shall not be effective unless the requisite vote of holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation then generally entitled to vote in the election of directors, voting together as a single class, is obtained in accordance with Section 141(k) of the DGCL and (c) the Corporation shall take all Necessary Action to facilitate the removal of any Hulu Designee from the Board of Directors upon satisfaction of the foregoing requirements.~~ Any director may resign at any time upon written notice to the Corporation in accordance with the Bylaws.
2026 Proxy Statement B-2-1

APPENDIX C
We report our financial results in accordance with GAAP; however, we present Adjusted EBITDA, a non-GAAP financial measure, in this Proxy Statement. Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with GAAP. We present this non-GAAP financial measure because we believe it provides useful supplemental information that enables a meaningful comparison of our results to others in our industry and our prior year results. Investors should consider this non-GAAP financial measure in addition to, and not as a substitute for, our financial measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of Adjusted EBITDA and shows a reconciliation of Adjusted EBITDA to Net Income (Loss) from Continuing Operations, its most directly comparable GAAP financial measure.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP measure defined as Net Income (Loss) from Continuing Operations, adjusted for depreciation and amortization, impairment of other assets, stock-based compensation, certain litigation and transaction expenses, other (income) expense, and income tax provision (benefit). Certain litigation expenses consist of legal expenses and related fees and costs for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.

Reconciliation of Net Income (Loss) from Continuing Operations to Non-GAAP Adjusted EBITDA
(in thousands)

	Nine Months Ended
	September 30, 2025	September 30, 2024
	As-Reported	As-Reported
Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA
Net income (loss) from continuing operations	$ 161,596	$(136,846.00)
Depreciation and amortization	30,355	28,596
Impairment of other assets	-	-
Stock-based compensation	20,821	32,609
Certain litigation and transaction expenses (1)	26,564	19,043
Other (income) expense	(214,771)	(21,181)
Income tax provision (benefit)	1,605	407
Adjusted EBITDA	26,170	77,372
(1) Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.

2026 Proxy Statement C-1

fubo

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 27, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FUBO2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 27, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01212-P54622

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

FUBOTV INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David Gandler
02) Andy Bird
03) Ignacio Figueras
04) Jonathan Headley
05) Daniel Leff
06) Jim Lygopoulos
07) Debra OConnell
08) Cathleen Taff
09) Justin Warbrooke

The Board of Directors recommends you vote FOR Proposals 2, 3, 5 and 6 and 1 YEAR for Proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. Approval, on an advisory (non-binding) basis, of the frequency of future advisory (non-binding) votes on the compensation of our named executive officers;	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

T01213-P54622

FUBOTV INC.
Annual Meeting of Shareholders
July 28, 2026 12:00 PM EDT
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) David Gandler and Gina DiGioia, or any one of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of FUBOTV INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 PM EDT on July 28, 2026, virtually at www.virtualshareholdermeeting.com/FUBO2026, and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before this proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side